Exhibit 4.1

EXECUTION VERSION DIAMOND (BC) B.V., as Issuer the GUARANTORS party hereto from time to time, WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee and CITIBANK, N.A., LONDON BRANCH, as Paying Agent, Transfer Agent, Registrar and Authentication agent €450,000,000 5.625% Senior Notes due 2025 INDENTURE Dated as of August 8, 2017

TABLE OF CONTENTS Page ARTICLE I DEFINITIONS AND INCORPORATION BY REFERENCE SECTION 1.1 SECTION 1.2 SECTION 1.3 SECTION 1.4 SECTION 1.5 Definitions 1 Other Definitions 46 [Reserved]47 Rules of Construction 47 Limited Condition Transactions..... 48 ARTICLE II THE NOTES SECTION 2.1 SECTION 2.2 SECTION 2.3 SECTION 2.4 SECTION 2.5 SECTION 2.6 SECTION 2.7 SECTION 2.8 SECTION 2.9 SECTION 2.10 SECTION 2.11 SECTION 2.12 SECTION 2.13 SECTION 2.14 SECTION 2.15 SECTION 2.16 SECTION 2.17 SECTION 2.18 Form, Dating and Terms....... 48 Execution and Authentication....... 53 Registrar, Transfer Agent and Paying Agent... 54 Paying Agent to Hold Money...... 55 Holder Lists... 55 Transfer and Exchange....... 55 [Reserved]..... 58 [Reserved]..... 58 [Reserved]..... 58 [Reserved]..... 58 Mutilated, Destroyed, Lost or Stolen Notes.... 58 Outstanding Notes.. 59 Temporary Notes.. 60 Cancellation... 60 Payment of Interest; Defaulted Interest.... 60 ISIN and Common Code Numbers..... 62 Agency..... 62 Illegality Disclaimer.. 62 ARTICLE III COVENANTS SECTION 3.1 SECTION 3.2 SECTION 3.3 SECTION 3.4 SECTION 3.5 SECTION 3.6 SECTION 3.7 SECTION 3.8 SECTION 3.9 SECTION 3.10 SECTION 3.11 SECTION 3.12 SECTION 3.13 SECTION 3.14 SECTION 3.15 Payment of Notes... 63 Limitation on Indebtedness, Disqualified Stock and Preferred Stock.... 63 Limitation on Restricted Payments 69 Limitation on Restrictions on Distributions from Restricted Subsidiaries 76 Limitation on Sales of Assets and Subsidiary Stock78 Limitation on Liens 82 Limitation on Guarantees82 Limitation on Affiliate Transactions83 Change of Control 86 Reports..... 87 Maintenance of Office or Agency..... 90 Corporate Existence... 90 Payment of Taxes.. 90 [Reserved]..... 90 Compliance Certificate....... 90 -i-

Page SECTION 3.16 SECTION 3.17 SECTION 3.18 SECTION 3.19 SECTION 3.20 SECTION 3.21 SECTION 3.22 Further Instruments and Acts....... 90 Maintenance of Listing....... 91 Statement by Officers as to Default..... 91 Suspension of Certain Covenants on Achievement of Investment Grade Status.. 91 Designation of Restricted and Unrestricted Subsidiaries.. 92 Payment of Additional Amounts..... 92 Limitation on Use of Proceeds....... 94 ARTICLE IV SUCCESSOR ISSUER; SUCCESSOR PERSON SECTION 4.1 Merger and Consolidation....... 94 ARTICLE V REDEMPTION OF SECURITIES SECTION 5.1 SECTION 5.2 SECTION 5.3 SECTION 5.4 SECTION 5.5 SECTION 5.6 SECTION 5.7 SECTION 5.8 SECTION 5.9 SECTION 5.10 Notices to Trustee.. 96 Selection of Notes to Be Redeemed or Purchased.. 96 Notice of Optional Redemption...... 97 Effect of Notice of Redemption....... 98 Deposit of Redemption or Purchase Price.... 98 Notes Redeemed or Purchased in Part.... 98 Optional Redemption... 99 Mandatory Redemption....... 99 Special Mandatory Redemption...... 100 Redemption Upon a Tax Event...... 100 ARTICLE VI DEFAULTS AND REMEDIES SECTION 6.1 SECTION 6.2 SECTION 6.3 SECTION 6.4 SECTION 6.5 SECTION 6.6 SECTION 6.7 SECTION 6.8 SECTION 6.9 SECTION 6.10 SECTION 6.11 Events of Default.. 101 Acceleration.... 103 Other Remedies.. 103 Waiver of Past Defaults....... 103 Control by Majority.. 104 Limitation on Suits.. 104 Rights of Holders to Receive Payment.... 104 Collection Suit by Trustee...... 105 Trustee May File Proofs of Claim..... 105 Priorities.... 105 Undertaking for Costs.. 105 ARTICLE VII TRUSTEE SECTION 7.1 SECTION 7.2 SECTION 7.3 SECTION 7.4 SECTION 7.5 SECTION 7.6 Duties of Trustee.. 106 Rights of Trustee.. 107 Individual Rights of Trustee...... 108 Trustee’s Disclaimer....... 108 Notice of Defaults... 108 [Reserved].... 108 -ii-

Page SECTION 7.7 SECTION 7.8 SECTION 7.9 SECTION 7.10 SECTION 7.11 SECTION 7.12 SECTION 7.13 Compensation and Indemnity...... 108 Replacement of Trustee....... 109 Successor Trustee by Merger....... 110 Eligibility; Disqualification...... 110 Preferential Collection of Claims Against the Issuer. 110 Trustee’s Application for Instruction from the Issuer.. 110 Escrow Authorization....... 110 ARTICLE VIII LEGAL DEFEASANCE AND COVENANT DEFEASANCE SECTION 8.1 SECTION 8.2 SECTION 8.3 SECTION 8.4 SECTION 8.5 Option to Effect Legal Defeasance or Covenant Defeasance; Defeasance... 111 Legal Defeasance and Discharge..... 111 Covenant Defeasance.. 111 Conditions to Legal or Covenant Defeasance.... 112 Deposited Money and European Government Obligations to be Held in Trust; Other Miscellaneous Provisions..... 113 Repayment to the Issuer.. 113 Reinstatement... 114 SECTION 8.6 SECTION 8.7 ARTICLE IX AMENDMENTS SECTION 9.1 SECTION 9.2 SECTION 9.3 SECTION 9.4 SECTION 9.5 SECTION 9.6 Without Consent of Holders...... 114 With Consent of Holders....... 115 [Reserved].... 116 Revocation and Effect of Consents and Waivers.. 116 Notation on or Exchange of Notes...... 117 Trustee to Sign Amendments....... 117 ARTICLE X GUARANTEE SECTION 10.1 SECTION 10.2 SECTION 10.3 SECTION 10.4 SECTION 10.5 Guarantee.... 117 Limitation on Liability; Termination, Release and Discharge...... 119 Right of Contribution.. 119 No Subrogation.. 119 Benefits Acknowledged....... 120 ARTICLE XI SATISFACTION AND DISCHARGE SECTION 11.1 SECTION 11.2 Satisfaction and Discharge...... 120 Application of Trust Money...... 121 -iii-

Page ARTICLE XII [RESERVED] ARTICLE XIII MISCELLANEOUS SECTION 13.1 SECTION 13.2 SECTION 13.3 SECTION 13.4 SECTION 13.5 SECTION 13.6 SECTION 13.7 SECTION 13.8 SECTION 13.9 SECTION 13.10 SECTION 13.11 SECTION 13.12 SECTION 13.13 SECTION 13.14 SECTION 13.15 SECTION 13.16 SECTION 13.17 SECTION 13.18 SECTION 13.19 SECTION 13.20 SECTION 13.21 SECTION 13.22 [Reserved].... 121 Notices.... 121 Communication by Holders with other Holders.. 123 Certificate and Opinion as to Conditions Precedent. 123 Statements Required in Certificate or Opinion.. 123 When Notes Disregarded....... 124 Rules by Trustee, Paying Agent, Transfer Agent and Registrar..... 124 Legal Holidays.... 124 Governing Law.. 124 Agent for Service; Submission to Jurisdiction; Waiver of Immunities.... 124 Waivers of Jury Trial....... 125 USA PATRIOT Act... 125 No Recourse Against Others...... 125 Successors.... 125 Multiple Originals... 125 [Reserved].... 125 Table of Contents; Headings...... 126 Force Majeure.... 126 Severability... 126 Currency Indemnity and Calculation of Euro-Denominated Restrictions... 126 Prescription... 126 Acknowledgement and Consent to Bail-In of EEA Financial Institutions... 126 EXHIBIT A EXHIBIT B EXHIBIT C EXHIBIT D Form of Global Restricted Note Form of Escrow Release Date Supplemental Indenture Form of Certificate to be Delivered Upon Termination of Restricted Period Form of Certificate to be Delivered in Connection with Transfers Pursuant to Regulation S -iv-

INDENTURE dated as of August 8, 2017, among DIAMOND (BC) B.V., a private limited liability com-pany (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands (the “Issuer”), the Guarantors party hereto from time to time, WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association, as trustee (in such capacity, the “Trustee”) and CITIBANK N.A., LONDON BRANCH, as Paying Agent, Transfer Agent Registrar and Authentication Agent. W I T N E S S E T H: WHEREAS, the Issuer has duly authorized the execution and delivery of this Indenture to provide for the issuance of (i) its €450,000,000 5.625% Senior Notes due 2025 (the “Initial Notes”), each as issued on the date hereof and (ii) any additional notes (the “Additional Notes,” and together with any Initial Notes, the “Notes”); WHEREAS, upon consummation of the Acquisition (as defined herein), and upon execution and delivery of the Escrow Release Date Supplemental Indenture (as defined herein) by the Initial Guarantors and the Trustee, the obligations of the Issuer with respect to the due and punctual payment of the principal of, premium, if any, and interest on all the Notes and the performance and observation of each covenant and agreement under this Indenture on the part of the Issuer to be performed or observed will be unconditionally and irrevocably guaranteed by the Ini-tial Guarantors; and WHEREAS, all things necessary (i) to make the Notes, when executed and duly issued by the Issuer and authenticated and delivered hereunder, the valid obligations of the Issuer and (ii) to make this Indenture a valid agreement of the Issuer have been done. NOW, THEREFORE, in consideration of the premises and the purchase of the Notes by the Holders there-of, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, as follows: ARTICLE I DEFINITIONS AND INCORPORATION BY REFERENCE SECTION 1.1 Definitions. “Acquired Indebtedness” means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged, consolidated, or amalgamated with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging, consolidating, or amalgamating with or into or becoming a Restricted Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person. “Acquisition” means the transactions contemplated by the Purchase Agreement. “Acquisition Completion Certificate” has the meaning set forth in the Escrow Agreement. “Additional Assets” means: (1) any property or assets (other than Capital Stock) used or to be used by the Issuer or a Re-stricted Subsidiary or otherwise useful in a Similar Business or otherwise intended to replace any property or assets that are the subject of an Asset Disposition; (2) the Capital Stock of a Person that is engaged in a Similar Business and becomes a Re-stricted Subsidiary as a result of the acquisition of such Capital Stock by the Issuer or a Restricted Subsidi-ary; or (3) ed Subsidiary. Capital Stock constituting a minority interest in any Person that at such time is a Restrict-

“Additional Notes” has the meaning ascribed to it in the second introductory paragraph of this Indenture. “Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “con-trol” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. “Agents” means the Paying Agent, the Registrar, the Transfer Agent and the Authentication Agent. “Agreed Security Principles” means the agreed security principles appended to the agreement governing any Credit Facility. “AHYDO Payment” means any mandatory prepayment or redemption pursuant to the terms of any Indebt-edness that is intended or designed to cause such Indebtedness not to be treated as an “applicable high yield discount obligation” within the meaning of Code Section 163(i). “Applicable Premium” means, as determined by the Issuer, with respect to any Note on any redemption date, the greater of: (1) 1.0% of the outstanding principal amount of such Note and (2) the excess (to the extent positive) of: (a) the present value at such redemption date of (i) the redemption price of such Note at August 15, 2020 (such redemption price (expressed in percentage of principal amount) be-ing set forth in the table in Section 5.7(d)), plus (ii) all required remaining scheduled interest pay-ments due on such Note to and excluding such date set forth in clause (i) (excluding accrued but unpaid interest to, but excluding, the redemption date), computed using a discount rate equal to the Bund Rate at such redemption date plus 50 basis points; over (b) the outstanding principal amount of such Note on such redemption date; in each case, as calculated by the Issuer or on behalf of the Issuer by such Person as the Issuer shall desig-nate. The Trustee shall not have any duty to calculate or verify such calculations. “Applicable Procedures” means, with respect to any selection, transfer or exchange of or for beneficial in-terests in any Global Note, the rules and procedures of Euroclear and Clearstream that apply to such selection, trans-fer or exchange. “Asset Disposition” means: (a) the sale, conveyance, transfer or other disposition, whether in a single transaction or a se-ries of related transactions, of property or assets (including by way of a Sale and Leaseback Transaction) of the Issuer or any of its Restricted Subsidiaries (in each case other than Capital Stock of the Issuer) (each re-ferred to in this definition as a “disposition”); or (b) the issuance or sale of Capital Stock of any Restricted Subsidiary (other than Preferred Stock or Disqualified Stock of Restricted Subsidiaries issued in compliance with Section 3.2 or directors’ qualifying shares and shares issued to foreign nationals as required under applicable law), whether in a sin-gle transaction or a series of related transactions; -2-

in each case under the foregoing clauses (a) and (b), other than: (1) a disposition by a Restricted Subsidiary to the Issuer or by the Issuer or a Restricted Sub-sidiary to a Restricted Subsidiary, including any such disposition in the form of intellectual property or oth-er general intangibles pursuant to any Intercompany License Agreement; (2) a disposition of cash, Cash Equivalents or Investment Grade Securities; (3) a disposition of goods, inventory or other assets in the ordinary course of business or con-sistent with past practice (including allowing any registrations or any applications for registrations of any intellectual property rights to lapse or go abandoned in the ordinary course of business or consistent with past practice); (4) a disposition of obsolete, worn-out, uneconomic, damaged or surplus property, equipment or other assets or property, equipment or other assets (including any leasehold property interests) that are no longer economically practical or commercially desirable to maintain or used or useful in the business of the Issuer and its Restricted Subsidiaries, in each case, whether now or hereafter owned or leased or ac-quired in connection with an acquisition; (5) transactions permitted under Section 4.1 or a transaction that constitutes a Change of Control; (6) an issuance of Capital Stock by a Restricted Subsidiary to the Issuer or to another Re-stricted Subsidiary or as part of or pursuant to an equity incentive or compensation plan approved by the Board of Directors of the Issuer; (7) any dispositions of assets or any issuance or sale of Capital Stock of any Restricted Sub-sidiary in a single transaction or series of related transactions with an aggregate fair market value of less than the greater of (x) $40.0 million and (y) 10.0% of Consolidated EBITDA (calculated on a Pro Forma Basis) for the most recently ended Test Period at the time of such disposition or issuance or sale, as appli-cable; (8) any Restricted Payment that is permitted to be made, and is made, under Section 3.3 and the making of any Permitted Investment (other than pursuant to clause (8) of the definition of “Permitted Investments”) or, solely for purposes of Section 3.5(b), asset sales, in respect of which (and only to the ex-tent that) the proceeds of which are used to make such Restricted Payments or Permitted Investments; (9) dispositions, including the incurrence of Liens that would otherwise constitute a disposi-tion, in connection with the incurrence of Permitted Liens; (10) dispositions of receivables (including write-offs, discounts and compromises) in connec-tion with the compromise, settlement or collection thereof in the ordinary course of business or consistent with past practice or in bankruptcy or similar proceedings and exclusive of factoring or similar arrange-ments; (11) conveyances, sales, transfers, licenses or sublicenses or other dispositions of intellectual property, software or other general intangibles and licenses, sub-licenses, leases or subleases of other prop-erty, in each case, in the ordinary course of business or consistent with past practice; (12) foreclosure, condemnation, expropriation or any similar action with respect to any prop-erty or other assets or casualty or insured damage to assets; (13) the sale or discount (with or without recourse, and on customary or commercially reason-able terms and for credit management purposes) of accounts receivable or notes receivable arising in the -3-

ordinary course of business or consistent with past practice, or the conversion or exchange of accounts re-ceivable for notes receivable; (14) any issuance, disposition or pledge of Capital Stock, Indebtedness or other securities of an Unrestricted Subsidiary; (15) any disposition of Capital Stock of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than the Issuer or a Restricted Subsidiary) from whom such Re-stricted Subsidiary was acquired, or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), made as part of such acquisition and in each case comprising all or a portion of the consideration in respect of such sale or acquisition; (16) (i) dispositions of property to the extent that such property is exchanged for credit against the purchase price of similar replacement property that is purchased within 270 days thereof, (ii) dispositions of property to the extent that the proceeds of such disposition are promptly applied to the purchase price of such replacement property (which replacement property is purchased within 270 days thereof) and (iii) to the extent allowable under Section 1031 of the Code, or any comparable or successor provision, any exchange of like property (excluding any boot thereon) for use in a Similar Business; (17) any disposition of Securitization Assets or Receivables Assets, or participations therein, in connection with any Qualified Securitization Financing or Receivables Facility; (18) any financing transaction with respect to property constructed, acquired, replaced, re-paired or improved (including any reconstruction, refurbishment, renovation and/or development of real property) by the Issuer or any Restricted Subsidiary after the Escrow Release Date, including Sale and Leaseback Transactions and asset securitizations, permitted by this Indenture; (19) dispositions of Investments in joint ventures or similar entities to the extent required by, or made pursuant to, customary buy/sell arrangements between the parties to such joint venture set forth in joint venture arrangements and similar binding arrangements; (20) (i) the termination or otherwise collapsing of its cost sharing agreements with the Issuer or any Subsidiary and settlement of any crossing payments in connection therewith, (ii) the conversion of any intercompany Indebtedness to Capital Stock or any Capital Stock to intercompany Indebtedness, (iii) the transfer of any intercompany Indebtedness to the Issuer or any Restricted Subsidiary, (iv) the set-tlement, discount, write off, forgiveness or cancellation of any intercompany Indebtedness or other obliga-tion owing by the Issuer or any Restricted Subsidiary, (v) the settlement, discount, write off, forgiveness or cancellation of any Indebtedness owing by any present or former consultants, managers, directors, officers or employees of the Issuer, any Parent Entity, or any Subsidiary thereof or any of their successors or as-signs or (vi) the surrender or waiver of contractual rights and settlement, release, surrender or waiver of contractual, tort, litigation or other claims of any kind; (21) the unwinding of any obligations in respect of Cash Management Services, Bank Prod-ucts or any Hedging Obligations pursuant to their respective terms; (22) any sales, transfers, leases and other dispositions made in order to effect the Transactions or any Permitted Reorganization; (23) samples provided to customers or prospective customers; (24) other dispositions (including those of the type otherwise described herein) made after the Escrow Release Date of assets with a fair market value not to exceed $50.0 million in any fiscal year of the Issuer; -4-

(25) any disposition in connection with Permitted Sale and Leasebacks in an aggregate princi-pal amount not to exceed the greater of (x) $80.0 million and (y) 20.0% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) at any time; (26) any disposition of non-core assets acquired in connection with any Permitted Acquisition or Investment permitted under this Indenture, or disposition required to obtain antitrust approval of a Per-mitted Acquisition or other Investment permitted under this Indenture; and (27) any swap of assets in exchange for services or other assets in the ordinary course of busi-ness for comparable or greater fair market value or usefulness to the business of the Issuer and the Restrict-ed Subsidiaries, taken as a whole, as determined in good faith by the Issuer. “Authentication Agent” means an institution, reasonably acceptable to the Trustee, appointed by the Issuer to authenticate the Notes as set forth in this Indenture. “Bain Capital Fund” means Bain Capital Fund XI, L.P., together with BCPE Diamond Cayman Holding Limited. “Bank Products” means, collectively, any services or facilities (other than Cash Management Services or any borrowing under the Credit Agreement) on account of (i) credit and debit cards, including, without limitation, commercial credit cards and (ii) purchase cards and other card payment products, in each case provided by a lender under the Credit Agreement. “Bankruptcy Law” means Title 11 of the United States Code or similar federal, state or foreign law for the relief of debtors. “Beneficial Owner” means a Person who has or shares the right, directly or indirectly, through any contract arrangement, understanding, relationship, or otherwise to vote or dispose of a security. The terms “Beneficial Own-ership” and “Beneficially Owned” shall have a corresponding meaning. “Board of Directors” means (1) with respect to the Issuer or any corporation, the board of directors or man-agers, as applicable, of the Issuer or the corporation, or any duly authorized committee thereof; (2) with respect to any partnership, the board of directors or other governing body of the general partner of the partnership or any duly authorized committee thereof; (3) with respect to a limited liability company, the managing member or members or any duly authorized controlling committee thereof; and (4) with respect to any other Person, the board or any duly authorized committee of such Person serving a similar function. Whenever any provision requires any action or determination to be made by, or any approval of, a Board of Directors, such action, determination or approval shall be deemed to have been taken or made if approved by a majority of the directors on any such Board of Directors (whether or not such action or approval is taken as part of a formal board meeting or as a formal board approval). “Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of a Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect of the date of such certification, and delivered to the Trustee. “Bund Rate” means, with respect to any relevant date, the rate per annum equal to the equivalent yield to maturity as of such date of the Comparable German Bund Issue, assuming a price for the Comparable German Bund Issue (expressed as a percentage of its principal amount) equal to the Comparable German Bund Price for such rele-vant date, where: (1) “Comparable German Bund Issue” means the German Bundesanleihe security selected by any Reference German Bund Dealer as having a fixed maturity most nearly equal to the period from such redemption date to August 15, 2020, and that would be utilized at the time of selection and in accordance with customary financial practice, in pricing new issues of euro-denominated corporate debt securities in a principal amount approximately equal to the then outstanding principal amount of the Notes and of a ma--5-

turity most nearly equal to August 15, 2020; provided, however, that, if the period from such redemption date to August 15, 2020, is less than one year, a fixed maturity of one year shall be used; (2) “Comparable German Bund Price” means, with respect to any relevant date, the average of all Reference German Bund Dealer Quotations for such date (which, in any event, must include at least two such quotations), after excluding the highest and lowest such Reference German Bund Dealer Quota-tions, or if the Issuer obtains fewer than four such Reference German Bund Dealer Quotations, the average of all such quotations; (3) “Reference German Bund Dealer” means any dealer of German Bundesanleihe securities appointed by the Issuer in good faith; and (4) “Reference German Bund Dealer Quotations” means, with respect to each Reference German Bund Dealer and any relevant date, the average as determined by the Issuer of the bid and offered prices for the Comparable German Bund Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Issuer by such Reference German Bund Dealer at 3:30 p.m. Frankfurt, Germany, time on the third Business Day preceding the relevant date. provided, however, that in no case for any purposes under this Indenture shall the Bund Rate be less than 0.00%. “Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York, United States, London, United Kingdom, Amsterdam, the Netherlands or in the place of payment are authorized or required by law to close. “Capital Lease” means, as applied to any Person, any lease of any property (whether real, personal, or mixed) by that Person as lessee that, in conformity with GAAP, is, or is required to be, accounted for as a capital lease on the balance sheet of that Person; provided that all leases of any Person that are or would be characterized as operating leases in accordance with GAAP immediately prior to the Issue Date (whether or not such operating leases were in effect on such date) shall continue to be accounted for as operating leases (and not as Capital Leases) for purposes of this Indenture regardless of any change in GAAP following the Issue Date that would otherwise require such leases to be recharacterized as Capital Leases. “Capital Stock” of any Person means any and all shares of, rights to purchase, warrants, options or deposi-tary receipts for, or other equivalents of or partnership or other interests in (however designated), equity of such Per-son, including any Preferred Stock, but excluding any debt securities convertible into such equity. “Capitalized Lease Obligations” means, at the time any determination thereof is to be made, the amount of the liability in respect of a Capital Lease that would at such time be required to be capitalized and reflected as a lia-bility on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP; provided that all ob-ligations of any Person that are or would be characterized as operating lease obligations in accordance with GAAP immediately prior to the Issue Date (whether or not such operating lease obligations were in effect on such date) shall continue to be accounted for as operating lease obligations (and not as Capitalized Lease Obligations) for pur-poses of this Indenture regardless of any change in GAAP following the Issue Date that would otherwise require such obligations to be recharacterized as Capitalized Lease Obligations. “Cash Equivalents” means: (1) (a) Dollars, Euros, Pounds Sterling, Canadian Dollars, or any national currency of any Participating Member State in the European Union, (b) Japanese Yen, (c) Australian Dollars or (d) local currencies held from time to time in the ordinary course of business; (2) securities issued or directly and fully and unconditionally Guaranteed or insured by the United States government or any country that is a member state of the European Union or any agency or in-strumentality thereof the securities of which are unconditionally Guaranteed as a full faith and credit obli-gation of such government with maturities of 24 months or less from the date of acquisition; -6-

(3) certificates of deposit, time deposits, and eurodollar time deposits with maturities of one year or less from the date of acquisition, demand deposits, bankers’ acceptances with maturities not exceed-ing one year, and overnight bank deposits, in each case with any commercial bank having capital and sur-plus of not less than $250,000,000 in the case of U.S. banks and $100,000,000 (or the equivalent thereof as of the date of determination) in the case of foreign banks; (4) repurchase obligations for underlying securities of the types described in clauses (2) and (3) above and clause (8) below entered into with any Person referenced in clause (3) above; (5) commercial paper rated at least P-2 (or the equivalent thereof) by Moody’s or at least A-2 (or the equivalent thereof) by S&P and in each case maturing within 24 months after the date of creation thereof; (6) marketable short-term money market and similar securities having a rating of at least P-2 or A-2 (or, in either case, the equivalent thereof) from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another national-ly recognized ratings agency) and in each case maturing within 24 months after the date of creation or ac-quisition thereof; (7) readily marketable direct obligations issued by any state, commonwealth, or territory of the United States or any political subdivision or taxing authority thereof having one of the two highest rat-ing categories obtainable from either Moody’s or S&P with maturities of 24 months or less from the date of acquisition; (8) Indebtedness or preferred Capital Stock issued by Persons with a rating of “A” (or the equivalent thereof) or higher from S&P or “A2” (or the equivalent thereof) or higher from Moody’s with maturities of 24 months or less from the date of acquisition; (9) solely with respect to any Foreign Subsidiary: (a) obligations of the national government of the country in which such Foreign Subsidiary maintains its chief executive office and principal place of business, provided such country is a member of the Organization for Economic Cooperation and Develop-ment, in each case maturing within one year after the date of investment therein, (b) certificates of deposit of, bankers’ acceptances of, or time deposits with, any commercial bank which is organized and existing under the laws of the country in which such Foreign Subsidiary maintains its chief executive office and principal place of business provided such country is a member of the Organization for Economic Coopera-tion and Development, and whose short-term commercial paper rating from S&P is at least “A-2” or the equivalent thereof or from Moody’s is at least “P-2” or the equivalent thereof (any such bank being an “Approved Foreign Bank”), and in each case with maturities of not more than 24 months from the date of acquisition, and (c) the equivalent of demand deposit accounts which are maintained with an Approved Foreign Bank, in each case, customarily used by entities for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by such Foreign Subsidiary organized in such jurisdiction; (10) in the case of investments by any Foreign Subsidiary or investments made in a country outside the United States, Cash Equivalents shall also include investments of the type and maturity de-scribed in clauses (1) through (8) above of foreign obligors, which investments have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies; and (11) investment funds investing all or substantially all of their assets in securities of the types described in clauses (1) through (8) above. Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than set forth in clause (1) above; provided that such amounts are converted into currencies listed in clause (1) with-in 10 Business Days following receipt of such amounts. -7-

“Cash Management Services” means any one or more of the following types of services or facilities: (a) ACH transactions, (b) treasury, depository, credit or debit card, purchasing card, stored value card, electronic fund transfer services and/or cash management services, including, controlled disbursement services, depository, overdraft and electronic funds transfer services, (c) foreign exchange facilities, (d) deposit and other accounts, and (e) merchant services (other than those constituting a line of credit). For the avoidance of doubt, Cash Management Services do not include Hedging Obligations. “Change of Control” means: (1) the Issuer becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by (A) any Person (other than any Permitted Holder) or (B) Persons (other than any Permitted Holders) that are together (1) a group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), or (2) acting, for the purpose of acquiring, holding or disposing of securities (within the mean-ing of Rule 13d-5(b)(1) under the Exchange Act), as a group, in a single transaction or in a related series of transactions, by way of merger, amalgamation, consolidation or other business combination or purchase of Beneficial Ownership of 50% or more of the total voting power of the Voting Stock of the Issuer directly or indirectly through any of its direct or indirect parents holding directly or indirectly 100% of the voting power of the Voting Stock of the Issuer; provided that (x) so long as the Issuer is a Subsidiary of any Parent Entity, no Person shall be deemed to be or become a beneficial owner of more than 50% of the total voting power of the Voting Stock of the Issuer unless such Person shall be or become a beneficial owner of more than 50% of the total voting power of the Voting Stock of such Parent Entity and (y) any Voting Stock of which any Permitted Holder is the Beneficial Owner shall not in any case be included in the calculation of any Voting Stock of which such Person is the Beneficial Owner; or (2) the sale, lease, transfer, conveyance or other disposition in one or a series of related transactions (other than by way of merger, consolidation or amalgamation or other business combination transaction) of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries, taken as a whole, to any Person other than the Issuer or a Restricted Subsidiary or one or more Permitted Holders, in connection with which such Person is or becomes the Beneficial Owner, directly or indirectly of more than 50% of the total voting power of the Voting Stock of the transferee Person in such sale or transfer of assets, as the case may be; provided that (x) so long as such surviving or transferee Person is a Subsidiary of a Permitted Parent, no Person shall be deemed to be or become a beneficial owner of more than 50% of the total voting power of the Voting Stock of such transferee Person unless such Person shall be or become a beneficial owner of more than 50% of the total voting power of the Voting Stock of such Permitted Parent and (y) any Voting Stock of which any Permitted Holder is the beneficial owner shall not in any case be in-cluded in the calculation of any Voting Stock of which any such Person first referred to above in this clause (2) is the beneficial owner. “Clearstream” means Clearstream Banking, société anonyme or any successor thereof. “Code” means the United States Internal Revenue Code of 1986, as amended. “Common Depositary” means a depositary common to Euroclear and Clearstream, being initially Citibank Europe plc, until a successor Common Depositary, if any, shall have become such pursuant to this Indenture, and thereafter Common Depositary shall mean or include such Person who is then a Common Depositary hereunder. “Consolidated Coverage Ratio” means, with respect to any Person on any determination date, the ratio of Consolidated EBITDA of such Person and its Restricted Subsidiaries for the applicable Test Period to the Consoli-dated Interest Expense of such Person and its Restricted Subsidiaries for such Test Period. (1) In the event that the Issuer or any Restricted Subsidiary Incurs, assumes, Guarantees, re-deems, repays, defeases, retires or extinguishes any Indebtedness (in each case, other than Indebtedness in-curred or repaid under any revolving credit facility or line of credit in the ordinary course of business for working capital purposes) or issues or redeems Disqualified Stock, in each case, (i) during the applicable Test Period for which the Consolidated Coverage Ratio or any other financial ratio or test under this Inden--8-

ture is being calculated or (ii) subsequent to the end of such Test Period and prior to or simultaneously with the event for which the calculation of the Consolidated Coverage Ratio or such other financial ratio or test under this Indenture is made (the “Ratio Calculation Date”), then the Consolidated Coverage Ratio shall be calculated giving pro forma effect to such Incurrence, assumption, Guarantee, redemption, repayment, de-feasance, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock (including pro forma application of the net proceeds therefrom), as the case may be, as if the same had occurred at the beginning of the applicable Test Period (and for the purposes of the numerator of each of the Consolidated Total Net Leverage Ratio and the Consolidated Secured Net Leverage Ratio, as if the same had occurred on the last day of the applicable Test Period). The Issuer may elect to treat all or any portion of the commitment under any Indebtedness which is to be Incurred as being Incurred as of the Ratio Calculation Date and any subsequent Incurrence of Indebtedness under such commitment that was so treat-ed shall not be deemed, for purposes of this calculation, to be an Incurrence of additional Indebtedness. (2) For purposes of making the computation referred to above, any Specified Transaction that has been made by the Issuer or any of its Restricted Subsidiaries during the applicable Test Period or subsequent to the end of such Test Period and prior to or simultaneously with the Ratio Calculation Date shall be calculated on a pro forma basis assuming that all Specified Transactions (and the change in any as-sociated interest coverage obligations, change in Consolidated EBITDA and the component financial defi-nitions used therein or change in Total Assets, as applicable, attributable to any Specified Transaction) had occurred on the first day of such Test Period. If since the beginning of any applicable Test Period any Per-son that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any of its Restricted Subsidiaries since the beginning of such Test Period shall have made any Investment, acquisi-tion, disposition, merger, consolidation, amalgamation, or disposed or discontinued operation that would have required adjustment pursuant to this definition, then the Consolidated Coverage Ratio or any other fi-nancial ratio or test being calculated pursuant to this Indenture shall be calculated giving pro forma effect thereto for such Test Period as if such Investment, acquisition, disposition, merger, consolidation, amal-gamation, or disposed or discontinued operation had occurred at the beginning of such Test Period. (3) For purposes of this definition and the definitions of “Consolidated Total Net Leverage Ratio” and “Consolidated Secured Net Leverage Ratio,” whenever pro forma effect is to be given to a Specified Transaction, the pro forma calculations shall be made in good faith by a responsible financial or chief accounting officer of the Issuer and may include, for the avoidance of doubt, the amount of “run-rate” cost savings, operating expense reductions, restructuring charges and expenses and synergies resulting from or relating to such Specified Transaction projected by the Issuer in good faith to be realized as a result of actions taken or with respect to which substantial steps have been taken or are expected to be taken (calcu-lated on a pro forma basis as though such cost savings, operating expense reductions, restructuring charges and expenses and synergies had been realized on the first day of such period and as if such cost savings, operating expense reductions, restructuring charges and expenses and synergies were realized during the entirety of such period and such that “run-rate” means the full recurring benefit for a period that is associat-ed with any action taken, for which substantial steps have been taken or are expected to be taken (including any savings expected to result from the elimination of a public target’s compliance costs with public com-pany requirements) net of the amount of actual benefits realized during such period from such actions), and any such adjustments shall be included in the initial pro forma calculations of such financial ratios or tests relating to such Specified Transaction (and in respect of any subsequent pro forma calculations in which such Specified Transaction or cost savings, operating expense reductions, restructuring charges and ex-penses and synergies are given pro forma effect) and during any applicable subsequent Test Period for any subsequent calculation of such financial ratios and tests; provided that (A) such amounts are reasonably identifiable and factually supportable in the good faith judgment of the Issuer, (B) such actions are taken or substantial steps with respect to such actions are or are expected to be taken no later than 24 months after the date of such Specified Transaction, and (C) no amounts shall be added to the extent duplicative of any amounts that are otherwise added back in computing Consolidated EBITDA (or any other components thereof), whether through a pro forma adjustment or otherwise, with respect to such period. (4) If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Ratio Calculation Date had been the applicable rate for the entire applicable Test Period (taking into account any Hedging Obliga--9-

tions applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to ac-crue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. Interest on Indebtedness on any revolving Credit Facility shall be computed based on the average daily balance of such Indebtedness during the Test Period except as set forth in the second paragraph of this definition. In-terest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be determined to have been based upon the rate actually chosen, or if none, then based upon such optional rate chosen as the Issuer may des-ignate. “Consolidated Depreciation and Amortization Expense” means, with respect to any Person for any period, the total amount of depreciation and amortization expense, including the depreciation of customer equipment (relat-ed to dosing and dispensing equipment) and the amortization of contractual prebates, deferred financing fees or costs, debt issuance costs, commissions, fees, and expenses, capitalized expenditures relating to software, license and intellectual property payments, any lease related assets recorded in purchase accounting, customer acquisition costs, unrecognized prior service costs and actuarial gains and losses related to pensions and other post-employment benefits, original issue discount resulting from the issuance of Indebtedness at less than par and incentive payments, conversion costs, and contract acquisition costs of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP. “Consolidated EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person and its Restricted Subsidiaries for such period: (1) increased by (without duplication): (a) (i) provision for taxes based on income or profits or capital, including, U.S. fed-eral, state, non-U.S., franchise and similar taxes and foreign withholding taxes of such Person and its Restricted Subsidiaries paid or accrued during such period, including any penalties and interest related to such taxes or arising from any tax examinations, deducted (and not added back) in com-puting Consolidated Net Income and (ii) an amount equal to the amount of tax distributions actual-ly made to the holders of Capital Stock of such Person in respect of such period in accordance with Section 3.3(b)(23)(ii), which shall be included as though such amounts had been paid as in-come taxes directly by such Person; plus (b) Consolidated Interest Expense of such Person and its Restricted Subsidiaries for such period (including (1) net payments and losses on Hedging Obligations or other derivative in-struments entered into for the purpose of hedging interest rate risk and (2) costs of surety bonds in connection with financing activities, in each case, to the extent included in Consolidated Interest Expense), together with items excluded from the definition of “Consolidated Interest Expense” and any non-cash interest expense (including those for pension and other post-employment benefit plans), to the extent the same were deducted (and not added back) in calculating such Consolidat-ed Net Income; plus (c) Consolidated Depreciation and Amortization Expense of such Person and its Re-stricted Subsidiaries for such period to the extent the same were deducted in computing Consoli-dated Net Income; plus (d) any non-cash increase in expenses resulting from the revaluation of inventory (including any impact of changes to inventory valuation policy methods including changes in capi-talization of variances) or other inventory adjustments; plus (e) any other non-cash charges, expenses or losses, including any non-cash expense relating to the vesting of warrants, non-cash asset retirement costs and any write offs, write downs, expenses, losses, or items to the extent the same were deducted (and not added back) in computing Consolidated Net Income (provided that if any such non-cash charges represent an accrual or re-serve for potential cash items in any future period, (1) the Issuer may determine not to add back -10-

such non-cash charge in the current period and (2) to the extent the Issuer does decide to add back such non-cash charge, the cash payment in respect thereof in such future period shall be deducted from Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period); plus (f) the amount of any minority interest expense consisting of Subsidiary income at-tributable to minority equity interests of third parties in any non-Wholly-Owned Subsidiary de-ducted (and not added back) in such period in calculating Consolidated Net Income; plus (g) the amount of management, monitoring, consulting, advisory and other fees (in-cluding termination and transaction fees) and indemnities and expenses paid or accrued in such pe-riod to the Sponsor or any of its Affiliates; plus (h) tivities; plus costs of surety bonds incurred in such period in connection with financing ac-(i) the amount of “run-rate” cost savings, operating expense reductions and other operating changes, improvements and initiatives, and synergies (including, to the extent applica-ble, from the Transactions or the effect of any increased pricing in customer contracts without du-plication of any amounts added back pursuant to pro forma adjustments set forth in the definition of “Consolidated Coverage Ratio” in connection with Specified Transactions, operating expense reductions, and other operating changes, improvements and initiatives) that are projected by the Issuer in good faith to result from actions taken or with respect to which substantial steps have been taken or are expected to be taken within twenty-four (24) months of the determination to take such action, net of the amount of actual benefits realized prior to or during such period from such actions (which cost savings, operating expense reductions and other operating changes, improve-ments and initiatives, and synergies shall be calculated on a pro forma basis as though such cost savings, operating expense reductions, or synergies had been realized on the first day of such peri-od); provided that such cost savings in the good faith judgment of the Issuer are reasonably identi-fiable and factually supportable and it is understood and agreed that “run-rate” means the full re-curring benefit for a period that is associated with any action either taken or with respect to which substantial steps have been taken or are expected to be taken within twenty-four (24) months of the determination to take such action; plus (j) the amount of loss or discount on sale of (x) Receivables Assets and related as-sets in connection with a Receivables Facility and (y) Securitization Assets and related assets in connection with a Qualified Securitization Financing; plus (k) any costs or expense or charge incurred by the Issuer or any Restricted Subsidi-ary pursuant to any management equity plan or equity option plan or any other management or employee benefit plan or agreement or any equity subscription or equityholder agreement, to the extent that such cost, expense or charge is funded with cash proceeds contributed to the capital of the Issuer or net cash proceeds of an issuance of Capital Stock of the Issuer (or any Parent Entity) (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation set forth in Section 3.3(a)(iii) and have not been relied on for purposes of any in-currence of Indebtedness under Section 3.2(b)(10); plus (l) the amount of costs, charges and expenses relating to payments made to option holders of any direct or indirect parent of the Issuer in connection with, or as a result of, any dis-tribution being made to equityholders of such Person, which payments are being made to compen-sate such option holders as though they were equityholders at the time of, and entitled to share in, such distribution, in each case to the extent permitted under this Indenture; plus (m) with respect to any joint venture that is not a Restricted Subsidiary, an amount equal to the proportion of those items described in clauses (a), (b) and (c) above relating to such joint venture corresponding to the Issuer’s and the Restricted Subsidiaries’ proportionate share of -11-

such joint venture’s Consolidated Net Income (determined as if such joint venture were a Restrict-ed Subsidiary); plus (n) costs associated with, or in anticipation of, or preparation for, compliance with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith or other enhanced accounting functions and Public Company Costs; plus (o) cash receipts (or any netting arrangements resulting in reduced cash expenses) not included in Consolidated EBITDA in any period solely to the extent that the corresponding non-cash gains relating to such receipts were deducted in the calculation of Consolidated EBITDA pursuant to clause (2) below for any previous period and not added back; plus (p) to the extent not already included in the Consolidated Net Income of such Per-son and its Restricted Subsidiaries (but without duplication), (1) any expenses and charges that are reimbursed by indemnification or other similar provisions in connection with any acquisition or investment or any sale, conveyance, transfer, or other Asset Disposition of assets permitted here-under and (2) to the extent covered by insurance and actually reimbursed, or, so long as the Issuer has made a determination that there exists reasonable evidence that such amount will in fact be re-imbursed by the insurer and only to the extent that such amount is (A) not denied by the applicable carrier in writing within 180 days and (B) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within such 365 days), expenses, charges or losses with respect to liability or casualty events or business interruption; plus (q) payments by the Issuer and the Restricted Subsidiaries paid or accrued during such period in respect of purchase price holdbacks, earn outs and other contingent obligations and long-term liabilities of the Issuer and the Restricted Subsidiaries other than Indebtedness (includ-ing, without limitation, purchase price holdbacks, earn outs and similar obligations), plus (r) the aggregate amount of any premium, make whole or penalty payments actually paid in cash by the Issuer and the Restricted Subsidiaries during such period that are required to be made in connection with any prepayment of any Credit Facility or any other Indebtedness, to the extent the same were deducted (and not added back) in calculating such Consolidated Net Income; plus (s) the amount of any noncash foreign currency losses (or gains) attributable to in-tercompany loans, accounts receivable and accounts payable, to the extent the same were deducted (and not added back) in calculating such Consolidated Net Income; plus (t) letter of credit fees; plus (u) adjustments of the nature used in connection with the calculation of “Adjusted EBITDA” or “Further Adjusted EBITDA” as set forth in footnote (5) of “Summary—Summary Historical and Pro Forma Financial Data” contained in the Offering Circular applied in good faith by the Issuer to the extent such adjustments continue to be applicable during the period in which Consolidated EBITDA is being calculated; plus (v) the net amount, if any, of the difference between (to the extent the amount in the following clause (i) exceeds the amount in the following clause (ii)): (i) the deferred revenue of such Person and its Restricted Subsidiaries as of the last day of such period (the “Determination Date”) and (ii) the deferred revenue of such Person and its Restricted Subsidiaries as of the date that is 12 months prior to the Determination Date; plus (w) any net loss from disposed, abandoned, transferred, closed or discontinued oper-ations (excluding held for sale discontinued operations until actually disposed of); and -12-

(2) decreased by (without duplication): (a) non-cash gains increasing Consolidated Net Income of such Person for such pe-riod, excluding any non-cash gains which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges that reduced Consolidated EBITDA in any prior period; provided that, to the extent non-cash gains are deducted pursuant to this clause (2)(a) for any previous peri-od and not otherwise added back to Consolidated EBITDA, Consolidated EBITDA shall be in-creased by the amount of any cash receipts (or any netting arrangements resulting in reduced cash expenses) in respect of such non-cash gains received in subsequent periods to the extent not al-ready included therein; plus (b) any net income from disposed, abandoned, transferred, closed or discontinued operations (excluding held for sale discontinued operations until actually disposed of); plus (c) the amount of gain on sale of (x) Receivables Assets and related assets in con-nection with a Receivables Facility and (y) Securitization Assets and related assets in connection with a Qualified Securitization Financing. For the avoidance of doubt: (i) to the extent included in Consolidated Net Income, there shall be excluded in determining Consolidated EBITDA for any period any adjustments resulting from the application of ASC 815 and its related pronouncements and interpretations, or the equivalent accounting standard under GAAP or an alternative basis of accounting applied in lieu of GAAP, (ii) to the extent any add-backs or deductions are reflected in the calcu-lation of Consolidated Net Income, such add-backs and deductions shall not be duplicated in determining Consoli-dated EBITDA and (iii) Consolidated EBITDA shall be calculated giving effect to pro forma adjustments as set forth in the definition of “Consolidated Coverage Ratio.” Unless otherwise stated or context clearly dictates otherwise, references to Consolidated EBITDA shall re-fer to the Consolidated EBITDA of the Issuer. “Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of: (1) consolidated cash interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net In-come (including (x) all commissions, discounts, and other fees and charges owed with respect to letters of credit or bankers acceptances, (y) capitalized interest to the extent paid in cash (but excluding any interest capitalized, accrued, accreted or paid in respect of Subordinated Shareholder Funding), and (z) net pay-ments (over payments received), if any, made pursuant to interest rate Hedging Obligations with respect to Indebtedness); plus (2) any cash payments made during such period in respect of the accretion or accrual of dis-counted liabilities referred to in clause (i) below relating to Funded Debt that were amortized or accrued in a previous period; less (3) cash interest income for such period; provided, the following shall in all cases be excluded from Consolidated Interest Expense: (a) any one-time cash costs associated with breakage in respect of Hedging Obligations to the extent such costs would be otherwise included in Consolidated Interest Expense; (b) all non-recurring cash interest expense consisting of liquidated damages for failure to timely comply with registration rights obligations, all as calculated on a consolidated basis in accordance with GAAP; -13-

(c) any “additional interest” owing pursuant to a registration rights agreement; (d) non-cash interest expense attributable to a Parent Entity resulting from push-down ac-counting, but solely to the extent not reducing consolidated cash interest expense in any prior period; (e) any non-cash expensing of bridge, commitment, and other financing fees that have been previously paid in cash, but solely to the extent not reducing consolidated cash interest expense in any prior period; (f) deferred financing costs, debt issuance costs, commissions, fees (including amendment and contract fees) and expenses and, in each case, the amortization and write-off thereof, and any amounts of non-cash interest; (g) annual agency fees paid to any administrative agent or collateral agent under any credit facilities or other debt instruments or documents; (h) costs associated with obtaining Hedging Obligations; (i) the accretion or accrual of discounted liabilities; (j) non-cash interest expense attributable to the movement of the mark-to-market valuation of obligations under Hedging Obligations or other derivative instruments pursuant to FASB Accounting Standards Codification 815; (k) any non-cash expense resulting from the discounting of any Indebtedness in connection with the application of recapitalization accounting or, if applicable, purchase accounting in connection with the Transactions or any acquisition; (l) commissions, discounts, yield, and other fees and charges (including any interest ex-pense) related to any Receivables Facility or any Securitization Facility; and (m) any prepayment premium or penalty. For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obli-gation in accordance with GAAP. “Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net In-come of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise deter-mined in accordance with GAAP; provided that, without duplication: (1) (a) any after-tax effect of extraordinary, exceptional, non-recurring, or unusual gains or losses (less all fees and expenses relating thereto), charges or expenses (including relating to the Transac-tions), (b) severance, recruiting, retention and relocation costs, charges and expenses, (c) signing and stay bonuses and related costs, charges and expenses, transaction, refinancing, and special bonuses paid in con-nection with dividends and distributions to equity holders, (d) curtailments or modifications to pension and post-retirement employee benefits plans, (e) start-up, transition, strategic initiative (including any multi-year strategic initiative and one-time technology licensing and setup costs and overlapping replacement costs to exit transitional services), separation costs (including all costs associated with establishing standalone operations) and integration costs and duplicative costs, charges or expenses, (f) restructuring costs, charges, reserves or expenses, (g) costs, charges and expenses related to acquisitions after the Escrow Release Date and to the start-up, pre-opening, opening, closure, and/or consolidation of distribution centers, operations, offices and facilities, (h) business optimization costs, charges or expenses, (i) costs, charges and expenses incurred in connection with new product design, development and introductions, (j) costs and ex-penses incurred in connection with intellectual property development and new systems design, (k) costs and -14-

expenses incurred in connection with implementation, replacement, development or upgrade of operational, reporting and information technology systems and technology initiatives, (l) any costs, expenses or charges relating to any governmental investigation or any litigation or other dispute and (m) one-time compensation charges shall be excluded; (2) the Net Income for such period shall not include the cumulative effect of a change in ac-counting principles and changes as a result of the adoption or modification of accounting policies during such period; (3) any net after-tax gains or losses on disposal of disposed, abandoned, transferred, closed, or discontinued operations shall be excluded; (4) any after-tax effect of gains or losses (less all fees and expenses relating thereto) attribut-able to asset dispositions or abandonments other than in the ordinary course of business, as determined in good faith by the Board of Directors (or analogous governing body) of the Issuer, shall be excluded; (5) the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestrict-ed Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of the Issuer shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash or Cash Equivalents of the Issuer or any of its Restricted Subsidiaries) to the Issuer or a Restricted Subsidiary thereof in respect of such period; (6) solely for the purpose of determining the amount available for Restricted Payments under Section 3.3(a)(iii)(A), the Net Income for such period of any Restricted Subsidiary (other than any Subsidi-ary Guarantor) shall be excluded to the extent the declaration or payment of dividends or similar distribu-tions by that Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or govern-mental regulation applicable to that Restricted Subsidiary or its equityholders, unless such restriction with respect to the payment of dividends or similar distributions (a) has been legally waived or otherwise re-leased, (b) is imposed pursuant to this Indenture, the Credit Agreement, or any other Credit Facility, or (c) arises pursuant to an agreement or instrument if the encumbrances and restrictions contained in any such agreement or instrument taken as a whole are not materially less favorable to the Holders than the encum-brances and restrictions contained in this Indenture (as determined by the Issuer in good faith) or pursuant to working capital facilities incurred by Foreign Subsidiaries and permitted hereby; provided that Consoli-dated Net Income of the referent Person will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) or Cash Equivalents to such Person or a Restricted Subsidiary in respect of such period, to the extent not already included therein; (7) effects of adjustments (including the effects of such adjustments pushed down to the Is-suer and the Restricted Subsidiaries) in any line item in such Person’s consolidated financial statements re-quired or permitted by Financial Accounting Standards Codification No. 805—Business Combinations and No. 350—Intangibles—Goodwill and Other (ASC 805 and ASC 350) (formerly Financial Accounting Standards Board Statement Nos. 141 and 142, respectively) resulting from the application of purchase ac-counting, including in relation to the Transactions and any acquisition or investment that is consummated prior to or after the Escrow Release Date or the amortization or write-off of any amounts thereof, in either case net of taxes, shall be excluded; (8) (a) any after-tax effect of any income (loss) from the early extinguishment or conversion of Indebtedness or Hedging Obligations or other derivative instruments (including deferred financing costs written off and premiums paid), (b) any non-cash income (or loss) related to currency gains or losses relat-ed to Indebtedness, intercompany balances, and other balance sheet items and any net gain or loss resulting in such period from Hedging Obligations pursuant to Financial Accounting Standards Codification Topic No. 815—Derivatives and Hedging (ASC 815) (or any successor provision) and its related pronouncements and interpretations, or the equivalent accounting standard under GAAP or an alternative basis of accounting -15-

applied in lieu of GAAP, and (c) any non-cash expense, income, or loss attributable to the movement in mark to market valuation of foreign currencies, Indebtedness, or derivative instruments pursuant to GAAP, shall be excluded; (9) any impairment charge or asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to intangible assets, long-lived assets, investments in debt and equi-ty securities or as a result of a change in law or regulation or in connection with any disposition of assets, in each case, pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP shall be ex-cluded; (10) (a) any non-cash compensation expense recorded from grants of equity appreciation or similar rights, phantom equity, equity options units, restricted equity, or other rights to officers, directors, managers, or employees, (b) non-cash income (loss) attributable to deferred compensation plans or trusts and (c) any non-cash compensation expense resulting from the application of Accounting Standards Codifi-cation Topic No. 718, Compensation—Stock Compensation or Accounting Standards Codification Topic No. 505-50, Equity-Based Payments to Non-Employees, in each case shall be excluded; (11) any fees, charges, losses, costs and expenses incurred during such period, or any amorti-zation thereof for such period, in connection with or related to any acquisition (including any Permitted Acquisition), Restricted Payment, Investment, recapitalization, asset sale, refinancing, issuance, incurrence, registration or repayment or modification of Indebtedness, issuance or offering of Capital Stock, refinanc-ing transaction or amendment, modification or waiver in respect of the documentation relating to any such transaction (in the case of each such transaction described in this clause (11), including any such transac-tion undertaken or consummated prior to the Escrow Release Date, the Transactions and any such transac-tion undertaken but not completed and including, for the avoidance of doubt, (1) the effects of expensing all transaction-related expenses in accordance with Accounting Standards Codification Topic No. 805— Business Combinations, (2) such fees, expenses, or charges related to the Incurrence of the Notes under this Indenture, the loans under the Credit Agreement and all Transaction Expenses, (3) such fees, expenses, or charges related to the entering into or offering of the Notes under this Indenture, the loans under the Credit Agreement and any other credit facilities or debt issuances or the entering into of any agreement in connec-tion with Hedging Obligations, and (4) any amendment, modification or waiver in respect of the Notes, this Indenture, the Credit Agreement or the loans thereunder, or any other Indebtedness) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction shall be exclud-ed; (12) (a) accruals and reserves (including contingent liabilities) that are (x) established or ad-justed within 12 months after the Escrow Release Date that are so required to be established as a result of the Transactions or (y) established or adjusted within 12 months after the closing of any Permitted Acquisi-tion or any other acquisition (other than any such other acquisition in the ordinary course of business) that are so required to be established or adjusted as a result of such Permitted Acquisition or such other acquisi-tion, in each case in accordance with GAAP, or (b) charges, accruals, expenses and reserves as a result of adoption or modification of accounting policies, shall be excluded; (13) to the extent covered by insurance or indemnification and actually reimbursed, or, so long as, in the case of reimbursements or indemnifications not yet received, the Issuer has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer or indemni-fying party and only to the extent that such amount is (a) not denied by the applicable carrier or indemnify-ing party in writing within 180 days and (b) in fact reimbursed or reasonably expected to be reimbursed within 365 days of the date of such determination (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), losses, charges and expenses shall be excluded; (14) any deferred tax expense associated with tax deductions or net operating losses arising as a result of the Transactions, or the release of any valuation allowance related to such items, shall be exclud-ed; -16-

(15) gains and losses due solely to fluctuations in currency values and the related tax effects determined in accordance with GAAP for such period shall be excluded; (16) any net pension or other post-employment benefit costs representing amortization of un-recognized prior service costs, actuarial losses, including amortization of such amounts arising in prior pe-riods, amortization of the unrecognized net obligation (and loss or cost) existing at the date of initial appli-cation of Statement of Financial Accounting Standards Nos. 87, 106 and 112, and any other items of a simi-lar nature, shall be excluded; (17) any non-cash adjustments resulting from the application of Accounting Standards Codifi-cation Topic No. 460, Guarantees, or any comparable regulation, shall be excluded; (18) earn-out obligations and other contingent consideration obligations (including to the ex-tent accounted for as bonuses, compensation or otherwise (and including deferred performance incentives in connection with Permitted Acquisitions or other Investments permitted hereunder whether or not a ser-vice component is required from the transferor or its related party)) and adjustments thereof and purchase price adjustments, shall be excluded; and (19) the impact of capitalized, accrued or accreting or pay-in-kind interest or principal on Subordinated Shareholder Funding. In addition, to the extent not already included in the Consolidated Net Income of such Person and its Re-stricted Subsidiaries in any period, notwithstanding anything to the contrary in the foregoing, Consolidated Net In-come shall include the amount of proceeds received from business interruption insurance. Unless otherwise stated or context clearly dictates otherwise, references to Consolidated Net Income shall refer to the Consolidated Net Income of the Issuer. “Consolidated Secured Indebtedness” means Consolidated Total Indebtedness as of such date that is se-cured by a Lien. “Consolidated Secured Net Leverage Ratio” means, as of any date of determination, the ratio of (x) Consol-idated Secured Indebtedness of the Issuer and the Restricted Subsidiaries, minus cash and Cash Equivalents of the Issuer and the Restricted Subsidiaries to the extent not designated as restricted on the consolidated balance sheet of the Issuer and the Restricted Subsidiaries (provided that any cash proceeds of any new Indebtedness then being In-curred shall not be netted from the numerator of this ratio) to (y) the aggregate amount of Consolidated EBITDA for the most recently ended Test Period, in each case with such pro forma adjustments as are consistent with the pro forma adjustments set forth in the definition of “Consolidated Coverage Ratio.” “Consolidated Total Indebtedness” means, as at any date of determination, an amount equal to the aggre-gate principal amount of all outstanding Indebtedness of the Issuer and the Restricted Subsidiaries that would be reflected on a consolidated balance sheet (but excluding the notes thereto) prepared as of such date on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Indebtedness resulting from the application of purchase accounting in connection with the Transactions or any Permitted Acquisition or any other acquisition permitted under this Indenture) consisting only of Indebtedness for borrowed money, Capitalized Lease Obligations and purchase money debt and debt obligations evidenced by promissory notes and similar instruments (and excluding, for the avoidance of doubt, Hedging Obligations); provided that Consolidated Total Indebtedness shall not include letters of credit, except, solely with respect to any standby letter of credit, to the extent of unreim-bursed obligations in respect of any such drawn standby letter of credit (provided that any unreimbursed obligations in respect of any such drawn standby letter of credit shall not be included as Consolidated Total Indebtedness until one Business Day after such amount is due and payable by the Issuer or any Restricted Subsidiary). “Consolidated Total Net Leverage Ratio” means, as of any date of determination, the ratio of (x) Consoli-dated Total Indebtedness, minus cash and Cash Equivalents of the Issuer and the Restricted Subsidiaries to the ex-tent not designated as restricted on the consolidated balance sheet of the Issuer and the Restricted Subsidiaries (pro--17-

vided that any cash proceeds of any new Indebtedness then being Incurred shall not be netted from the numerator of this ratio) to (y) the aggregate amount of Consolidated EBITDA for the most recently ended Test Period, in each case with such pro forma adjustments as are consistent with the pro forma adjustments set forth in the definition of “Consolidated Coverage Ratio.” “Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing in any manner, whether directly or indirectly, any operating lease, dividend or other obligation that does not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”), including any obligation of such Person, whether or not contingent: (1)to purchase any such primary obligation or any property constituting direct or indirect se-curity therefor; (2) to advance or supply funds: (i) for the purchase or payment of any such primary obligation; or (ii) to maintain the working capital or equity capital of the primary obligor or oth-erwise to maintain the net worth or solvency of the primary obligor; or (3) to purchase property, securities or services primarily for the purpose of assuring the own-er of any such primary obligation of the ability of the primary obligor to make payment of such primary ob-ligation against loss in respect thereof. “Corporate Trust Office” means (x) solely for purposes of presenting the Notes for payment, Citibank, N.A., London Branch, as Paying Agent, located at Citigroup Centre, Canada Square, Canary Wharf, London, E14 5LB, United Kingdom, Attention: Payments Desk, Issuer Services, and (y) for all other purposes, the office of the Trustee at the address specified in Section 13.2 or such other address as to which the Trustee may give notice to the Holders and the Issuer. “Credit Agreement” means any of (i) the Credit Agreement to be entered into on the Escrow Release Date by and among Holdings, the Issuer, Credit Suisse AG, as the administrative agent, the collateral agent, a letter of credit issuer and a lender, and each lender from time to time party thereto, together with the related documents there-to (including the term loans and revolving loans thereunder, any letters of credit and reimbursement obligations re-lated thereto, any Guarantee and collateral agreement, collateral assignment, patent and trademark security agree-ment, mortgages or letter of credit applications and other Guarantees, pledges, agreements, security agreements and other collateral documents), as amended, restated, amended and restated, supplemented or otherwise modified or renewed, refunded, replaced, restructured, refinanced, repaid, increased or extended (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions, whether with the original administrative agent and lenders or other agents and lenders or otherwise, and whether provided under the original credit agreement or one or more other credit agreements, indentures, financing agreements or otherwise, including any agreement extending the maturity thereof, otherwise restructuring all or any portion of the Indebtedness thereunder, increasing the amount loaned or issued thereunder, altering the maturity thereof or providing for revolving credit loans, term loans, letters of credit or other Indebtedness) from time to time (and, unless the context requires otherwise, refer-ences herein to the Credit Agreement refer to such Credit Agreement), and (ii) any one or more agreements (and related documents) governing Indebtedness, including credit agreements, note purchase agreements, indentures, financing agreements or otherwise, incurred to refinance, substitute, supplement, replace or add to (including in-creasing the amount available for borrowing or adding or removing any Person as a borrower, issuer or guarantor thereunder) in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such Credit Agreement or one or more successors to the Credit Agreement or one or more new credit agree-ments, indentures, note purchase agreements, financing agreements or otherwise, in each case under clauses (i) and (ii), unless such agreement, instrument or document expressly provides that it is not intended to be and is not a Cred-it Agreement. -18-

“Credit Facility” means, with respect to the Issuer or any of its Subsidiaries, one or more of (i) any facility under the Credit Agreement and (ii) any other facilities, note purchase agreements, indentures or other arrangements (including commercial paper facilities and overdraft facilities), in each case, with one or more banks, other financial institutions, lenders or investors providing for revolving credit loans, term loans, notes, receivables financing (in-cluding through the sale of receivables to such institutions or to special purpose entities formed to borrow from such institutions against such receivables or the creation of any Liens in respect of such receivable in favor of such insti-tutions), letters of credit or other Indebtedness, in each case, as amended, restated, amended and restated, supple-mented or otherwise modified or renewed, refunded, replaced, restructured, refinanced, repaid, increased or extend-ed in whole or in part from time to time (and whether in whole or in part and whether or not with the original admin-istrative agent and lenders or another administrative agent or agents or other banks or institutions and whether pro-vided under the original credit agreement or one or more other credit agreements, indentures, financing agreements or otherwise) and in each case including all agreements, instruments and documents executed and delivered pursuant to or in connection with the foregoing (including any notes, any letters of credit and reimbursement obligations re-lated thereto, any Guarantee and collateral agreement, patent and trademark security agreement, collateral assign-ment, mortgages or letter of credit applications and other Guarantees, pledges, agreements, security agreements and collateral documents). Without limiting the generality of the foregoing, the term “Credit Facility” shall include any agreement or instrument (1) changing the maturity of any Indebtedness Incurred thereunder or contemplated there-by, (2) adding Subsidiaries of the Issuer as additional borrowers or guarantors thereunder, (3) increasing the amount of Indebtedness Incurred thereunder or available to be borrowed thereunder or (4) otherwise altering the terms and conditions thereof, in each case to the extent otherwise permitted under this Indenture. “Custodian” means any receiver, trustee, liquidator, custodian or similar official under any Bankruptcy Law. “Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default. “Definitive Notes” means certificated Notes. “Designated Non-Cash Consideration” means the fair market value (as determined in good faith by the Is-suer) of non-cash consideration received by the Issuer or one of its Restricted Subsidiaries in connection with an Asset Disposition that is so designated as Designated Non-Cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent payment, redemption, retirement, sale or other disposition of such Designated Non-Cash Consideration. A particular item of Designated Non-Cash Consideration will no longer be considered to be outstanding when and to the extent it has been paid, redeemed or otherwise retired or sold or otherwise disposed of in compliance with Sec-tion 3.5. “Designated Preferred Stock” means Preferred Stock of the Issuer or a Parent Entity (other than Disquali-fied Stock) (a) that is issued for cash (other than to the Issuer or a Subsidiary of the Issuer or an employee stock ownership plan or trust established by the Issuer or any such Subsidiary for the benefit of their employees to the extent funded by the Issuer or such Subsidiary) and (b) that is designated as “Designated Preferred Stock” pursuant to an Officer’s Certificate of the Issuer at or prior to the issuance thereof, the cash proceeds of which are excluded from the calculation set forth in Section 3.3(a)(iii)(B). “Disinterested Director” means, with respect to any Affiliate Transaction, a member of the Board of Direc-tors of the Issuer having no material direct or indirect financial interest in or with respect to such Affiliate Transac-tion. A member of the Board of Directors of the Issuer shall be deemed not to have such a financial interest by rea-son of such member’s holding Capital Stock of the Issuer or any options, warrants or other rights in respect of such Capital Stock. “Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely for Qualified Stock), other than as a result of a change of control, asset sale, or similar event, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than solely for Qualified Stock), other than as a result of a -19-

change of control, asset sale, or similar event, in whole or in part, in each case, prior to the Stated Maturity of the Notes; provided that if such Capital Stock is issued to any plan for the benefit of any employee, director, manager or consultant of the Issuer or its Subsidiaries or by any such plan to such employee, director, manager or consultant, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of the termi-nation, death or disability of such employee, director, manager or consultant. “Dollars” or “$” means the lawful money of the United States. “Domestic Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person other than a Foreign Subsidiary. “Equity Commitment Letter” means the equity commitment letter, dated August 8, 2017, between the Issu-er and the Bain Capital Fund. “Equity Offering” means (x) a sale of Capital Stock of the Issuer (other than Disqualified Stock, Designat-ed Preferred Stock or Capital Stock issued to any Subsidiary of the Issuer) other than offerings registered on Form S-8 (or any successor form) under the Securities Act or any similar offering in other jurisdictions, or (y) a sale of Capital Stock or other securities by a Parent Entity (other than Disqualified Stock, Designated Preferred Stock or Capital Stock issued to the Issuer or any Subsidiary of the Issuer), the proceeds of which are contributed to the equi-ty (other than through an Excluded Contribution) of the Issuer or any of its Restricted Subsidiaries. “Escrowed Property” means the Escrowed Funds, as such term is defined in the Escrow Agreement. “Escrow Account” means a segregated account, under the control of the Escrow Agent, that includes only cash in euro and European Government Obligations, free from all Liens other than the Lien in favor of the Trustee for itself and the benefit of the Holders of the Notes and any Lien in favor of the Escrow Agent to secure obligations owed to the Escrow Agent in connection with the Escrow Account, the Escrow Agreement or the Escrow Account Charge. “Escrow Agent” means JPMorgan Chase Bank, N.A., acting through its London branch, in its capacity es-crow agent under the Escrow Agreement, and its successors and assigns. “Escrow Agreement” means that certain escrow agreement, dated as of August 8, 2017, among the Issuer, the Trustee and the Escrow Agent, as amended, supplemented or modified from time to time. “Escrow Account Charge” means the English law governed escrow account charge between the Issuer, as chargor, and the Trustee, dated on or about the date hereof. “Escrow Release” has the meaning assigned to the term “Release” in the Escrow Agreement. “Escrow Release Date” the date of the Release pursuant to the Escrow Agreement. “Escrow Release Date Supplemental Indenture” means the supplemental indenture to this Indenture, dated as of the Escrow Release Date, by and among the Initial Guarantors and the Trustee, substantially in the form of Exhibit B. “Euro” or “€” means the single currency of Participating Member States. “Euroclear” means Euroclear Bank SA/NV, as operator of the Euroclear System or any successor thereof. “European Government Obligations” means direct obligations (or certificates representing an ownership in-terest in such obligations) of a member state of the European Union (including any agency or instrumentality there-of) for the payment of which the full faith and credit of such government is pledged. -20-

“Exchange” means The International Stock Exchange. “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regula-tions of the SEC promulgated thereunder, as amended. “Excluded Contribution” means net cash proceeds, the fair market value of marketable securities or proper-ty or assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business, in each case, received by the Issuer as capital contributions to the common equity of the Issuer after the Escrow Release Date (other than through the issuance of Disqualified Stock or Designated Preferred Stock) or from the issuance or sale (other than to a Subsidiary of the Issuer or an employee stock ownership plan or trust established by the Issuer or to any management equity plan or equity option plan or any other management or employee benefit plan or agreement of the Issuer) of Subordinated Shareholder Funding or Capital Stock (other than Disqualified Stock or Designated Preferred Stock) of the Issuer after the Escrow Release Date, in each case, to the extent designated as an Excluded Contribution pursuant to an Officer’s Certificate of the Issuer. “fair market value” means with respect to any asset or group of assets on any date of determination, the value of the consideration obtainable in a sale of such asset at such date of determination assuming a sale by a will-ing seller to a willing purchaser dealing at arm’s-length and arranged in an orderly manner over a reasonable period of time having regard to the nature and characteristics of such asset, as determined in good faith by the Issuer. “FATCA Withholding” means all Taxes that are imposed or withheld pursuant to Sections 1471 through 1474 of the Code as of the date of this Indenture (or any amended or successor version that is substantively compa-rable), any regulations promulgated thereunder or any other official interpretations thereof or any intergovernmental agreements (and any related law, regulation or official administrative guidance) implementing the foregoing. “Foreign Subsidiary” means, with respect to any Person, any Subsidiary of such Person that is not orga-nized or existing under the laws of the United States, any state thereof or the District of Columbia. “Funded Debt” means all Indebtedness of the Issuer and the Restricted Subsidiaries for borrowed money that matures more than one year from the date of its creation or matures within one year from such date that is re-newable or extendable, at the sole option of the Issuer or any Restricted Subsidiary, to a date more than one year from the date of its creation or arises under a revolving credit or similar agreement that obligates the lender or lend-ers to extend credit during a period of more than one year from such date (including all amounts of such Funded Debt required to be paid or prepaid within one year from the date of its creation). “GAAP” means generally accepted accounting principles in the United States, as in effect from time to time; provided, however, that all ratios, computations and other determinations based on GAAP contained in this Indenture shall be computed in accordance with GAAP as in effect on the Issue Date. At any time after the Issue Date, the Issuer may elect to apply for all purposes of this Indenture, in lieu of GAAP, IFRS and, upon such elec-tion, references to GAAP herein will be construed to mean IFRS as in effect from time to time; provided that (1) all financial statements and reports to be provided, after such election, pursuant to this Indenture shall be prepared on the basis of IFRS as in effect from time to time, and (2) from and after such election, all ratios, computations, and other determinations based on GAAP contained in this Indenture shall still be required to be computed in conformity with GAAP as in effect on the Issue Date. For the avoidance of doubt, solely making an election (without any other action) referred to in this definition will not be treated as an incurrence of Indebtedness. Notwithstanding any other provision contained herein, the amount of any Indebtedness under GAAP with respect to Capitalized Lease Obliga-tions shall be determined in accordance with the definition of “Capitalized Lease Obligations.” “Governmental Authority” means any nation, sovereign, or government, any state, province, territory, or other political subdivision thereof, and any entity or authority exercising executive, legislative, judicial, taxing, regu-latory or administrative functions of or pertaining to government, including a central bank or stock exchange or a supra-national body such as the European Union or the European Central Bank. “Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guarantee-ing any Indebtedness of any other Person; provided, however, that the term “Guarantee” will not include (x) en--21-

dorsements for collection or deposit in the ordinary course of business or consistent with past practice and (y) stand-ard contractual indemnities or product warranties provided in the ordinary course of business, and provided, further, that the amount of any Guarantee shall be deemed to be the lower of (i) an amount equal to the stated or determina-ble amount of the primary obligation in respect of which such Guarantee is made and (ii) the maximum amount for which such guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Guarantee or, if such Guarantee is not an unconditional guarantee of the entire amount of the primary obligation and such max-imum amount is not stated or determinable, the amount of such guaranteeing Person’s maximum reasonably antici-pated liability in respect thereof as determined by such Person in good faith. The term “Guarantee” used as a verb has a corresponding meaning. “Guarantors” means, collectively, Holdings and the Subsidiary Guarantors. “Hedging Obligations” means, with respect to any Person, the obligations of such Person under (i) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar trans-actions or any combination of any of the foregoing (including any options to enter into any of the foregoing), wheth-er or not any such transaction is governed by or subject to any master agreement, and (ii) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International For-eign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement. “Holder” means each Person in whose name the Notes are registered on the Registrar’s books, which shall initially be the nominee of the Common Depositary. “Holdings” means BCPE Diamond Netherlands Topco, B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) incorporated under laws of the Netherlands. “IFRS” means International Financial Reporting Standards, as adopted by the International Accounting Standards Board and/or the European Union, as in effect from time to time. “Incur” means issue, create, assume, enter into any Guarantee of, incur, extend or otherwise become liable for Indebtedness, Disqualified Stock or, in the case of any Restricted Subsidiary, Preferred Stock; provided, howev-er, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsid-iary (whether by merger, consolidation, acquisition or otherwise) will be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary and the terms “Incurred” and “Incurrence” have meanings correlative to the foregoing and subject to Section 3.2(c)(11), any Indebtedness pursuant to any revolving credit or similar facility shall only be “Incurred” at the time any funds are borrowed thereunder. “Indebtedness” means, with respect to any Person on any date of determination (without duplication): (1) the principal of indebtedness of such Person for borrowed money; (2) the principal of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (3) all reimbursement obligations of such Person in respect of letters of credit, bankers’ ac-ceptances or other similar instruments (the amount of such obligations being equal at any time to the aggre-gate then undrawn and unexpired amount of such letters of credit or other instruments plus the aggregate amount of drawings thereunder that have not been reimbursed) (except to the extent such reimbursement obligations relate to trade payables and such obligations are satisfied within 30 days of Incurrence); -22-

(4) the principal component of all obligations of such Person to pay the deferred and unpaid purchase price of property (except trade payables), which purchase price is due more than one year after the date of placing such property in service or taking final delivery and title thereto; (5) Capitalized Lease Obligations of such Person; (6) [reserved]; (7) the principal component of all Indebtedness of other Persons for borrowed money se-cured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness will be the lesser of (a) the fair market value of such asset at such date of determination and (b) the unpaid amount of such Indebtedness of such other Per-sons; (8) Guarantees by such Person of the principal component of Indebtedness of other Persons, other than by endorsement of negotiable instruments for collection in the ordinary course of business; and (9) to the extent not otherwise included in this definition, net obligations of such Person un-der Hedging Obligations (the amount of any such obligations to be equal at any time to the net payments under such agreement or arrangement giving rise to such obligation that would be payable by such Person at the termination of such agreement or arrangement); solely (other than in the case of clauses (7), (8) and (9) above) if and to the extent any of the foregoing (other than letters of credit) would appear as a net liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP; provided, however, that Indebtedness of any Parent Entity appearing on the balance sheet of the Issuer solely by reason of push down accounting under GAAP shall be excluded. The term “Indebtedness” shall not include any lease, concession or license of property (or guarantee there-of) which would be considered an operating lease under GAAP as in effect on the Issue Date, any prepayments of deposits received from clients or customers in the ordinary course of business or consistent with past practice, or obligations under any license, permit or other approval (or guarantees given in respect of such obligations) Incurred prior to the Issue Date or in the ordinary course of business or consistent with past practice. For all purposes hereof, (i) the Indebtedness of the Issuer and the Restricted Subsidiaries shall exclude all intercompany Indebtedness having a term not exceeding 365 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business, and (ii) obligations constituting non-recourse Indebtedness shall only constitute “Indebtedness” for pur-poses of Section 3.2 and not for any other purpose in this Indenture. The amount of Indebtedness of any Person at any time in the case of a revolving credit or similar facility shall be the total amount of funds borrowed and then outstanding. The amount of any Indebtedness outstanding as of any date shall be (a) the accreted value thereof in the case of any Indebtedness issued with original issue discount and (b) the principal amount of Indebtedness, or liquidation preference thereof, in the case of any other Indebted-ness. Notwithstanding the above provisions, in no event shall the following constitute Indebtedness: (i) Contingent Obligations Incurred in the ordinary course of business or consistent with past practice; (ii) Cash Management Services; (iii) obligations under or in respect of Receivables Facilities and Securitization Facilities; (iv) prepaid or deferred revenue arising in the ordinary course of business; -23-

(v) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase price of an asset to satisfy warranties or other unperformed obligations of the seller of such asset; (vi) trade accounts and accrued expenses payable in the ordinary course of business and ac-cruals for payroll and other liabilities accrued in the ordinary course of business; (vii) any earn-out obligation until such obligation, within 60 days of becoming due and paya-ble, has not been paid and such obligation is reflected as a liability on the balance sheet of such Person in accordance with GAAP; (viii) for the avoidance of doubt, customary obligations under employment agreements and de-ferred compensation and any obligations in respect of workers’ compensation claims, early retirement or termination obligations, pension fund obligations or contributions or similar claims, obligations or contri-butions or social security or wage Taxes; (ix) amounts owed to dissenting stockholders in connection with, or as a result of, their exer-cise of appraisal rights and the settlement of any claims or action (whether actual, contingent or potential) with respect thereto (including any accrued interest), with respect to the Transactions or any other Invest-ment permitted by this Indenture; or (x) Subordinated Shareholder Funding. “Indenture” means this Indenture as amended or supplemented from time to time. “Independent Financial Advisor” means an accounting firm, appraisal firm, investment banking firm or consultant of nationally recognized standing that is, in the good faith judgment of the Issuer, qualified to perform the task for which it has been engaged and that is disinterested with respect to the applicable transaction. “Initial Guarantors” means Holdings and the Restricted Subsidiaries that Guarantee the Notes on and as of the Escrow Release Date. “Initial Notes” has the meaning ascribed to it in the second introductory paragraph of this Indenture. “Intercompany License Agreement” means any cost sharing agreement, commission or royalty agreement, license or sub-license agreement, distribution agreement, services agreement, intellectual property rights transfer agreement or any related agreements, in each case where all the parties to such agreement are the Issuer or a Re-stricted Subsidiary. “Investment” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances, or capital contributions (excluding accounts re-ceivable, credit card and debit card receivables, trade credit, advances to customers, commission, travel, and similar advances to officers, directors, managers and employees, in each case made in the ordinary course of business), pur-chases or other acquisitions for consideration of Indebtedness, Capital Stock, or other securities issued by any other Person, or the purchase or other acquisition, in one transaction or a series of related transactions, of all or substan-tially all of the assets of another Person or assets constituting a business unit, line of business or division of such Person; provided that Investments shall not include, in the case of the Issuer and the Restricted Subsidiaries, inter-company loans, advances, or Indebtedness made to or owing by the Issuer or a Restricted Subsidiary having a term not exceeding 365 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of busi-ness; provided, further, that in the event that any Investment is made by Holdings, the Issuer or any Restricted Sub-sidiary in any Person through substantially concurrent interim transfers of any amount through the Issuer or any Re-stricted Subsidiaries, then such other substantially concurrent interim transfers shall be disregarded for purposes of Section 3.3. -24-

For purposes of Sections 3.3 and 3.20: (1) “Investment” will include the portion (proportionate to the Issuer’s equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the fair market value of the net as-sets of such Restricted Subsidiary of the Issuer at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuer will be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to (a) the Issuer’s “Investment” in such Subsidiary at the time of such redesignation less (b) the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time that such Subsidiary is so re-designated a Restricted Subsidiary; and (2) any property transferred to or from an Unrestricted Subsidiary will be valued at its fair market value at the time of such transfer. The amount of any Investment outstanding at any time shall be the original cost of such Investment, re-duced by any dividend, distribution, interest payment, return of capital, repayment, or other amount received by the Issuer or a Restricted Subsidiary in respect of such Investment in an aggregate amount not to exceed the original cost of such Investment (provided that, with respect to amounts received other than in the form of cash or Cash Equivalents, such amount shall be equal to the fair market value of such consideration). “Investment Grade Securities” means: (1) securities issued or directly and fully Guaranteed or insured by the United States or Ca-nadian government or any agency or instrumentality thereof (other than Cash Equivalents); (2) securities issued or directly and fully Guaranteed or insured by a member of the European Union, or any agency or instrumentality thereof (other than Cash Equivalents); (3) debt securities or debt instruments with a rating of “A-” or higher from S&P or “A3” or higher by Moody’s or the equivalent of such rating by such rating organization or, if no rating of Moody’s or S&P then exists, the equivalent of such rating by any other Nationally Recognized Statistical Ratings Organization, but excluding any debt securities or instruments constituting loans or advances among the Is-suer and its Subsidiaries; (4) investments in any fund that invests all or substantially all of its assets in investments of the type described in clauses (1), (2) and (3) above which fund may also hold cash and Cash Equivalents pending investment or distribution; and (5) corresponding instruments in countries other than the United States customarily utilized for high-quality investments. “Investment Grade Status” shall occur when the Notes receive each of the following: (1) a rating of “BBB-” or higher from S&P; and (2) a rating of “Baa3” or higher from Moody’s, or the equivalent of such rating by either such rating organization or, if no rating of Moody’s or S&P then exists, the equivalent of such rating by any other Nationally Recognized Statistical Ratings Organization. “Issue Date” means August 8, 2017. “Issuer” has the meaning assigned to such term in the preamble hereto. -25-

“Liability” means any liability of Citibank, N.A., London Branch to the Issuer arising under or in connec-tion with this Indenture. “Lien” means, with respect to any asset, any mortgage, pledge, security interest, encumbrance, lien or charge of any kind in respect of such asset, including any conditional sale or other title retention agreement, and any lease in the nature thereof; provided that in no event shall an operating lease or a license to use Intellectual Property be deemed to constitute a Lien. “Limited Condition Transaction” means (i) any Permitted Acquisition or other Permitted Investment whose consummation is not conditioned on the availability of, or on obtaining, third party financing, (ii) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness requiring irrevocable notice in ad-vance of such redemption, repurchase, defeasance, satisfaction and discharge or repayment and (iii) any Restricted Payment. “Management Advances” means loans and advances made to, or Guarantees with respect to Indebtedness of, directors, officers, employees, managers or consultants of any Parent Entity, the Issuer or any Restricted Subsidi-ary: (1) (a) in respect of travel, entertainment or moving related expenses Incurred in the ordinary course of business or consistent with past practice, (b) in respect of payroll advances, or (c) for purposes of funding any such person’s purchase of Subordinated Shareholder Funding or Capital Stock (or similar obli-gations) of the Issuer, its Subsidiaries or any Parent Entity, and promissory notes received from equityhold-ers of the Issuer, its Subsidiaries or any Parent Entity in connection with the exercise of stock or other op-tions in respect of the Capital Stock of the Issuer, its Subsidiaries or any Parent Entity; (2) in respect of moving related expenses Incurred in connection with any closing or consoli-dation of any facility or office; or (3) not exceeding the greater of (x) $40.0 million and (y) 10.0% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) at the time of such loan, advance or Guarantee. “Management Equityholders” means any of (i) any current or former director, officer, employee or member of management of the Issuer or any of its Subsidiaries or any Parent Entity who, on the Escrow Release Date, is an equityholder in the Issuer or any Parent Entity, (ii) any trust, partnership, limited liability company, corporate body or other entity established by any such director, officer, employee or member of management of the Issuer or any of its Subsidiaries or any Parent Entity or any Person described in the succeeding clauses (iii) and (iv), as applicable, to hold an investment in the Issuer or any Parent Entity in connection with such Person’s estate or tax planning, (iii) any spouse, parents or grandparents of any such director, officer, employee or member of management of the Issuer or any of its Subsidiaries or any Parent Entity, and any and all descendants (including adopted children and stepchildren) of the foregoing, together with any spouse of any of the foregoing Persons, who are transferred an in-vestment in the Issuer or any Parent Entity by any such director, officer, employee or member of management of the Issuer or any of its Subsidiaries or any Parent Entity in connection with such Person’s estate or tax planning and (iv) any Person who acquires an investment in the Issuer or any Parent Entity by will or by the laws of intestate suc-cession as a result of the death of any such director, officer, employee or member of management of the Issuer or any of its Subsidiaries or any Parent Entity. “Market Capitalization” means an amount equal to (i) the total number of issued and outstanding shares of common equity interests of the Issuer or any Parent Entity on the date of the declaration of a Restricted Payment permitted pursuant to Section 3.3(b)(10) multiplied by (ii) the arithmetic mean of the closing prices per share of such common equity interests on the principal securities exchange on which such common equity interests are traded for the 30 consecutive trading days immediately preceding the date of declaration of such Restricted Payment. “Moody’s” means Moody’s Investors Service, Inc. or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization. -26-

“Nationally Recognized Statistical Rating Organization” means a nationally recognized statistical rating organization within the meaning of Rule 436 under the Securities Act. “Net Available Cash” from an Asset Disposition means (i) the gross cash proceeds (including payments from time to time in respect of installment obligations, if applicable, but only as and when received) received by or on behalf of the Issuer or any of the Restricted Subsidiaries in respect of such Asset Disposition, less (ii) the sum of: (1) the amount, if any, of all taxes (including, in each case, in connection with any repatria-tion of funds) paid or estimated to be payable by the Issuer or any of the Restricted Subsidiaries in connec-tion with such Asset Disposition; (2) the amount of any reasonable reserve established in accordance with GAAP against any liabilities (other than any taxes deducted pursuant to clause (1) above) (x) associated with the assets that are the subject of such Asset Disposition and (y) retained by the Issuer or any of the Restricted Subsidiaries; provided that the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Available Cash of such an Asset Dispo-sition occurring on the date of such reduction; (3) the amount of repayment of any Indebtedness (other than under any Credit Agreement) secured by a Lien on the assets that are the subject of such Net Available Cash to the extent that the instru-ment creating or evidencing such Indebtedness requires that such Indebtedness be repaid upon consumma-tion of such Asset Disposition; (4) the amount of any proceeds of such Asset Disposition that the Issuer or any Restricted Subsidiary has reinvested or committed to reinvest in accordance with Section 3.5; and (5) in the case of any Asset Disposition by a non-Wholly-Owned Restricted Subsidiary, the pro rata portion of the Net Available Cash thereof (calculated without regard to this clause (5)) attributable to minority interests and not available for distribution to or for the account of the Issuer or a Wholly-Owned Restricted Subsidiary as a result thereof; (6) any funded escrow established pursuant to the documents evidencing any such sale or disposition to secure any indemnification obligations or adjustments to the purchase price associated with any such sale or disposition; provided that the amount of any subsequent reduction of such escrow (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Available Cash from such Asset Disposition occurring on the date of such reduction solely to the extent that the Issu-er and/or any Restricted Subsidiary receives cash in an amount equal to the amount of such reduction; and (7) all fees and out of pocket expenses paid or incurred by the Issuer or a Restricted Subsidi-ary in connection with any of the foregoing or as a consequence of such Asset Disposition, in each case, only to the extent not already deducted in arriving at the amount referred to in clause (i) above. “Net Income” means, with respect to any Person, the net income (loss) of such Person and its Restricted Subsidiaries, determined in accordance with GAAP and before any reduction in respect of Preferred Stock divi-dends. “Non-Guarantor” means any Restricted Subsidiary that is not a Subsidiary Guarantor. “Non-U.S. Person” means a Person who is not a U.S. Person (as defined in Regulation S). “Notes Documents” means the Notes (including Additional Notes), the Note Guarantees, this Indenture, the Escrow Agreement and the Escrow Account Charge. “Notes” has the meaning ascribed to it in the first introductory paragraph of this Indenture. -27-

“Obligations” means any principal, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Issuer or any Guarantor whether or not a claim for Post-Petition Interest is allowed in such proceedings), penalties, fees, indemnifications, reimbursements (including, without limi-tation, reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other lia-bilities payable under the documentation governing any Indebtedness. “Offering Circular” means the final offering circular, dated July 25, 2017, relating to the offering by the Is-suer of €450,000,000 aggregate principal amount of 5.625% senior notes due 2025. “Officer” means, with respect to any Person, (1) the Chairman of the Board of Directors, the Chief Execu-tive Officer, the Chief Financial Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer, the Controller or the Secretary, or any equivalent officer or director, of such Person, or (2) any other individual designated as an “Officer” or “Director” for the purposes of this Indenture by the Board of Directors of such Person. “Officer’s Certificate” means, with respect to any Person, a certificate signed by one Officer of such Per-son. “Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The legal counsel may be an employee of or counsel to the Issuer or its Subsidiaries. “Outside Date” means October 16, 2017, as such date may be amended or extended pursuant to the Escrow Agreement. “Parent” means Constellation (BC) S.à r.l., a private limited liability company (société à responsabilité lim-itée) incorporated under laws of the Netherlands. “Parent Entity” means any direct or indirect parent of the Issuer. “Parent Entity Expenses” means: (1) costs (including all professional fees and expenses) Incurred by any Parent Entity in con-nection with reporting obligations under or otherwise Incurred in connection with compliance with applica-ble laws, rules or regulations of any governmental, regulatory or self-regulatory body or stock exchange, this Indenture or any other agreement or instrument relating to Indebtedness of the Issuer or any Restricted Subsidiary, including in respect of any reports filed with respect to the Securities Act, Exchange Act or the respective rules and regulations promulgated thereunder; (2) customary salary, bonus, severance (including, in each case, payroll, social security and similar taxes in respect thereof) and other benefits payable to, and indemnities provided on behalf of, direc-tors, officers, employees, consultants, managers or other Persons to the extent such salaries, bonuses, and other benefits are attributable to the ownership or operation of the Issuer and the Restricted Subsidiaries, including the Issuer’s and the Restricted Subsidiaries’ proportionate share of such amount relating to such Parent Entity being a public company; (3) obligations of any Parent Entity in respect of director and officer insurance (including premiums therefor) to the extent relating to the Issuer and its Subsidiaries; (4) customary indemnification obligations of any Parent Entity owing to directors, officers, employees or other Persons under its articles, charter, by-laws, partnership agreement or other constating documents or pursuant to written agreements with any such Person; (5) general corporate, administrative, compliance or other operating (including, without limi-tation, expenses related to auditing or other accounting matters) and overhead costs and expenses of any Parent Entity to the extent such costs and expenses are attributable to the ownership or operation of the Is--28-

suer and the Restricted Subsidiaries, including the Issuer’s and the Restricted Subsidiaries’ proportionate share of such amount relating to such Parent Entity being a public company; (6) amounts required for such Parent Entity to pay fees and expenses incurred by such Parent Entity related to (i) the maintenance by such Parent Entity of its corporate or other entity existence and (ii) transactions of such Parent Entity of the type described in clause (11) of the definition of “Consolidated Net Income”; (7) cash payments in lieu of issuing fractional shares in connection with the exercise of war-rants, options or other securities convertible into or exchangeable for Capital Stock of the Issuer or any Parent Entity; (8) repurchases deemed to occur upon the cashless exercise of stock or other equity options; (9) amounts to finance Permitted Acquisitions and other Investments or other acquisitions otherwise permitted to be made pursuant to Section 3.3 if made by the Issuer or a Restricted Subsidiary; provided, that (i) such Restricted Payment shall be made substantially concurrently with the closing of such Investment or other acquisition, (ii) such Parent Entity shall, promptly following the closing thereof, cause (1) all property acquired (whether assets or Capital Stock) to be contributed to the Issuer or a Restricted Subsidiary or (2) the merger, amalgamation, consolidation, or sale of the Person formed or acquired into the Issuer or a Restricted Subsidiary (in a manner not prohibited by Section 4.1) in order to consummate such Investment or other acquisition, (iii) such Parent Entity and its Affiliates (other than the Issuer or a Restricted Subsidiary) receives no consideration or other payment in connection with such transaction ex-cept to the extent the Issuer or a Restricted Subsidiary could have given such consideration or made such payment in compliance herewith, (iv) any property received in connection with such transaction shall not constitute an Excluded Contribution or increase amounts available for Restricted Payments pursuant to Sec-tion 3.3(a)(iii)(C) and (v) to the extent constituting an Investment, such Investment shall be deemed to be made by the Issuer or such Restricted Subsidiary pursuant to another provision of Section 3.3 or pursuant to the definition of “Permitted Investments”; (10) AHYDO Payments with respect to Indebtedness of any Parent Entity; and (11) expenses Incurred by any Parent Entity in connection with any public offering or other sale of Subordinated Shareholder Funding, Capital Stock or Indebtedness: (a) where the net proceeds of such offering or sale are intended to be received by or contributed to the Issuer or a Restricted Subsidiary, (b) in a pro-rated amount of such expenses in proportion to the amount of such net proceeds intended to be so received or contributed, or (c) otherwise on an interim basis prior to completion of such offering so long as any Parent Entity shall cause the amount of such expenses to be repaid to the Issuer or the relevant Re-stricted Subsidiary out of the proceeds of such offering promptly if completed. “Pari Passu Indebtedness” means Indebtedness of the Issuer which ranks equally in right of payment to the Notes or of any Guarantor if such Indebtedness ranks equally in right of payment to the Note Guarantees. “Participating Member States” means the participating member states of the economic and monetary union as contemplated in the Treaty on European Union. “Permitted Acquisitions” has the meaning provided in clause (2) of “Permitted Investments.” “Permitted Asset Swap” means the concurrent purchase and sale or exchange of assets used or useful in a Similar Business or a combination of such assets and cash and Cash Equivalents between the Issuer or any of its -29-

Restricted Subsidiaries and another Person; provided that any cash or Cash Equivalents received in excess of the value of any cash or Cash Equivalents sold or exchanged must be applied in accordance with Section 3.5. “Permitted Holder” means any of (i) any Sponsor and the Management Equityholders and any group (with-in the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided that, in the case of such group and without giving effect to the existence of such group or any other group, the Sponsor, the Sponsor’s Affiliates and the Management Equityholders, collec-tively, have Beneficial Ownership of more than 50% of the aggregate ordinary voting power of the outstanding Vot-ing Stock of the Issuer or any Parent Entity; (ii) any Person who is acting solely as an underwriter in connection with a public or private offering of Capital Stock of any Parent Entity of the Issuer, acting in such capacity; and (iii) any Permitted Parent. Any Person or group whose acquisition of Beneficial Ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with this Indenture will thereafter, together with its Affiliates, constitute an additional Permitted Holder. “Permitted Investment” means (in each case, by the Issuer or any of its Restricted Subsidiaries): (1) Investments in (a) a Restricted Subsidiary (including the Capital Stock of a Restricted Subsidiary) or the Issuer, or (b) a Person (including the Capital Stock of any such Person) that will, upon the making of such Investment, become a Restricted Subsidiary including, in each case, in connection with any Intercompany License Agreements; (2) any Investment by the Issuer or any Restricted Subsidiary in a Person that is engaged in a Similar Business if as a result of such Investment under this clause (2) (each, a “Permitted Acquisition”) ei-ther (x) such Person becomes a Restricted Subsidiary or (y) such Person, in one transaction or a series of related transactions, is merged, consolidated, or amalgamated with or into, or transfers or conveys all or substantially all of its assets, or transfers or conveys assets constituting a business unit, line of business or division of such Person, to, or is liquidated into, the Issuer or a Restricted Subsidiary, and, in each case, any Investment held by such Person; provided, that such Investment was not acquired by such Person in con-templation of such acquisition, merger, consolidation, amalgamation or transfer; (3) Investments in cash, Cash Equivalents or Investment Grade Securities at the time such Investment is made; (4) Investments in receivables owing to the Issuer or any Restricted Subsidiary created or ac-quired in the ordinary course of business; (5) Investments in payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (6) Management Advances; (7) any Investment acquired by the Issuer or any Restricted Subsidiary (a) in exchange for any other Investment or accounts receivable held by the Issuer or any such Restricted Subsidiary in connec-tion with or as a result of a bankruptcy, workout, reorganization, or recapitalization of, or settlement of de-linquent accounts or disputes with or judgments against, the issuer, obligor or borrower of such original In-vestment or accounts receivable, (b) as a result of a foreclosure by the Issuer or any Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default or (c) as a result of the settlement, compromise or resolution of litigation, arbitration or other dis-putes with Persons who are not Affiliates; (8) any Investment in securities or other assets not constituting cash, Cash Equivalents, or Investment Grade Securities and received in connection with an Asset Disposition made pursuant to Sec-tion 3.5 or any other disposition of assets not constituting an Asset Disposition; -30-

(9) Investments existing or pursuant to agreements or arrangements in effect on the Escrow Release Date and any modification, replacement, renewal, refinancing, reinvestment or extension thereof; provided that the amount of any such Investment may not be increased except (a) as required by the terms of such Investment as in existence on the Escrow Release Date (including in respect of any unused com-mitment), plus any accrued but unpaid interest (including any portion thereof which is payable in kind in accordance with the terms of such modified, extended, renewed, refinanced or replaced Investment) and premium payable by the terms of such Investment thereon and fees and expenses associated therewith as in existence on the Escrow Release Date and/or (b) as otherwise permitted under this Indenture; (10) Hedging Obligations, Cash Management Services and Bank Products, which transactions or obligations are Incurred in compliance with Section 3.2; (11) pledges or deposits required under any contractual requirement or by government au-thority or public utility, or Investments resulting from, or constituting, Liens otherwise described in the def-inition of “Permitted Liens” or made in connection with Liens permitted under Section 3.6, including in each case with respect to Taxes or other similar charges; (12) any Investment to the extent made using Capital Stock of the Issuer (other than Disquali-fied Stock), Subordinated Shareholder Funding or Capital Stock of any Parent Entity as consideration; pro-vided that such Capital Stock will not increase the amount available for Restricted Payments under Section 3.3(a)(iii)(B); (13) any transaction to the extent constituting an Investment that is permitted and made in ac-cordance with the provisions of Section 3.8(b) (except those described in Sections 3.8(b)(1) and (3)); (14) Investments consisting of purchases and acquisitions of inventory, supplies, materials, equipment, licenses or leases of intellectual property or other assets, or of services, in any case, in the ordi-nary course of business and in accordance with this Indenture; (15) (i) Guarantees of Indebtedness not prohibited by Section 3.2 and (other than with respect to Indebtedness) guarantees, keepwells and similar arrangements in the ordinary course of business, and (ii) Guarantees by the Issuer or any of its Restricted Subsidiaries of leases (other than Capital Leases) or of other obligations of the Issuer or any Restricted Subsidiary that do not constitute Indebtedness to the extent entered into in the ordinary course of business or consistent with past practice; (16) Investments consisting of earnest money deposits required in connection with a purchase agreement, or letter of intent, or other acquisitions to the extent not otherwise prohibited by this Indenture; (17) Investments of a Restricted Subsidiary acquired after the Escrow Release Date or of an entity merged into the Issuer or merged into or consolidated with a Restricted Subsidiary after the Escrow Release Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation; (18) Investments consisting of licensing, creation or contribution of intellectual property in the ordinary course of business, including in connection with Intercompany License Agreements; (19) business; Investments in deposit accounts and securities accounts opened in the ordinary course of (20) any Investment in a Similar Business having an aggregate fair market value, taken to-gether with all other Investments made pursuant to this clause (20) that are at that time outstanding, not to exceed the greater of (a) $155.0 million and (b) 40.0% of Consolidated EBITDA for the most recently end-ed Test Period (calculated on a Pro Forma Basis) at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in -31-

value); provided, however, that if any Investment pursuant to this clause (20) is made in any Person that is not a Restricted Subsidiary at the date of the making of such Investment and such Person becomes a Re-stricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1)(a) above and shall cease to have been made pursuant to this clause (20) for so long as such Person continues to be a Restricted Subsidiary; (21) additional Investments having an aggregate fair market value, taken together with all oth-er Investments made pursuant to this clause (21) that are at that time outstanding, not to exceed the greater of (a) $155.0 million and (b) 40.0% of Consolidated EBITDA for the most recently ended Test Period (cal-culated on a Pro Forma Basis) at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided that if such Investment is in Capital Stock of a Person that subsequently becomes a Restricted Subsidiary, such Investment shall thereafter be deemed permitted under clause (1)(a) above and shall not be included as hav-ing been made pursuant to this clause (21); (22) (i) any Investment in a Receivables Subsidiary or a Securitization Subsidiary in order to effectuate a Receivables Facility or a Qualified Securitization Financing, respectively, or any Investment by a Receivables Subsidiary or a Securitization Subsidiary in any other Person in connection with a Receiva-bles Facility or a Qualified Securitization Financing, respectively; provided, however, that any such In-vestment in a Receivables Subsidiary or a Securitization Subsidiary is in the form of a contribution of addi-tional Receivables Assets or Securitization Assets, as applicable, or as equity, and (ii) distributions or pay-ments of Receivables Fees or Securitization Fees and purchases of Receivables Assets or Securitization As-sets pursuant to a securitization repurchase obligation in connection with a Receivables Facility or a Quali-fied Securitization Financing, respectively; (23) the Transactions and Investments made to effect, or otherwise made in connection with, the Transactions or any non-cash Investments made in connection with Permitted Reorganizations; (24) Investments consisting of extensions of trade credit in the ordinary course of business; (25) Investments in the ordinary course of business consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Uniform Commercial Code Article 4 customary trade arrangements with customers consistent with past practices; (26) [reserved]; (27) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers compensation, performance and similar deposits entered into as a result of the opera-tions of the business in the ordinary course of business; (28) Investments in Unrestricted Subsidiaries and joint ventures having an aggregate fair mar-ket value, taken together with all other Permitted Investments made pursuant to this clause (28) that are at the time outstanding, without giving effect to the sale of an Unrestricted Subsidiary to the extent the pro-ceeds of such sale do not consist of, or have not been subsequently sold or transferred for, Cash Equivalents or marketable securities, not to exceed the greater of (a) $125.0 million and (b) 35.0% of Consolidated EBITDA of the Issuer for the most recently ended Test Period (calculated on a Pro Forma Basis) at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, if any Investment pursuant to this clause (28) is made in any Person that is an Unrestricted Subsidiary of the Issuer at the date of the mak-ing of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment will thereafter be deemed to have been made pursuant to clause (1)(a) above and will cease to have been made pursuant to this clause (28) for so long as such Person continues to be a Restricted Subsidiary; (29) repurchases of Notes; and -32-

(30) any additional Investments; provided that after giving Pro Forma Effect to such Invest-ments, (x) no Event of Default shall have occurred and be continuing (or would result immediately thereaf-ter therefrom) and (y) the Consolidated Total Net Leverage Ratio is equal to or less than 5.25 to 1.00 as of the most recently ended Test Period. “Permitted Liens” means, with respect to any Person: (1) Liens on assets or property of a Non-Guarantor securing Indebtedness or other obliga-tions of any Non-Guarantor; (2) pledges, deposits or Liens under workmen’s compensation laws, payroll taxes, health, disability or unemployment insurance laws, social security laws or similar legislation, or insurance related obligations (including pledges or deposits securing liability to insurance carriers under insurance or self-insurance arrangements), or in connection with bids, tenders, completion guarantees, contracts (other than for borrowed money) or leases, or to secure utilities, licenses, public or statutory obligations, or to secure surety, indemnity, judgment, appeal or performance bonds, guarantees of government contracts (or other similar bonds, instruments or obligations), or as security for contested taxes or import or customs duties or for the payment of rent, or deposits made to secure obligations arising from contractual or warranty re-funds, or other obligations of like nature, in each case Incurred in the ordinary course of business; (3) Liens imposed by law, including carriers’, warehousemen’s, mechanics’, landlords’, ma-terialmen’s, repairmen’s, construction contractors’ or other like Liens, in each case for sums not yet over-due for a period of more than 60 days or that are bonded or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review and for which ade-quate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP; (4) Liens for Taxes, assessments or other governmental charges which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings, or for property taxes on property of the Issuer or any Subsidiary thereof which the Issuer or such Subsidiary has determined to abandon if the sole recourse for such tax, assessment, charge, levy or claim is to such proper-ty; provided that appropriate reserves required pursuant to GAAP have been made in respect thereof; (5) encumbrances, ground leases, easements (including reciprocal easement agreements), survey exceptions, or reservations of, or rights of others for, licenses, rights of way, servitudes, sewers, electric lines, drains, telegraph, telephone lines, cable television lines, gas and oil pipelines and other simi-lar purposes, or zoning, building codes or other restrictions (including minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of the Issuer and its Restricted Subsidiaries or to the ownership of their properties which do not in the ag-gregate materially adversely affect the value of said properties or materially impair their use in the opera-tion of the business of the Issuer and its Restricted Subsidiaries, and Liens disclosed as exceptions to cov-erage in the final title policies and endorsements with respect to any mortgaged properties; (6) Liens (a) on assets or property of the Issuer or any Restricted Subsidiary securing Hedg-ing Obligations permitted under this Indenture, Bank Products or Cash Management Services; (b) that are contractual rights of setoff or, in the case of clause (i) or (ii) below, other bankers’ Liens (i) relating to treasury, depository and Cash Management Services or any automated clearing house transfers of funds in the ordinary course of business and not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Issuer or any Subsidiary or (iii) relating to purchase orders and other agreements entered into with customers of the Issuer or any Restricted Subsidiary in the ordinary course of business; (c) on cash accounts securing Indebtedness incurred under Section 3.2(b)(8)(v) with financial in-stitutions; (d) encumbering reasonable customary initial deposits and margin deposits and similar Liens at-taching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of busi-ness, consistent with past practice and not for speculative purposes; and/or (e) (i) of a collection bank aris-ing under Section 4-208 of the Uniform Commercial Code on items in the course of collection, (ii) in favor -33-

of a banking institution arising as a matter of law encumbering deposits (including the right of setoff) aris-ing in the ordinary course of business in connection with the maintenance of such accounts and (iii) arising under customary general terms of the account bank in relation to any bank account maintained with such bank and attaching only to such account and the products and proceeds thereof, which Liens, in any event, do not to secure any Indebtedness; (7) leases, franchises, grants, licenses, covenants not to sue, releases, consents, subleases, and sublicenses of assets (including real property and intellectual property rights), in each case entered into in the ordinary course of business; (8) Liens securing judgments, decrees, orders or awards not giving rise to an Event of De-fault; (9) Liens (i) on assets or property of the Issuer or any Restricted Subsidiary for the purpose of securing Capitalized Lease Obligations, Purchase Money Obligations or Permitted Sale and Leasebacks, or securing the payment of all or a part of the purchase price of, or securing other Indebtedness Incurred to finance or refinance the acquisition, improvement or construction of, assets or property acquired or con-structed in the ordinary course of business; provided that (a) the aggregate principal amount of Indebted-ness secured by such Liens is otherwise permitted to be Incurred under Section 3.2(b)(7) and (b) any such Liens may not extend to any assets or property of the Issuer or any Restricted Subsidiary other than assets or property acquired, improved, constructed or leased with the proceeds of such Indebtedness and any im-provements or accessions to such assets and property and the proceeds and products thereof and customary security deposits in respect thereof and in the case of multiple financings of equipment provided by any lender, other equipment financed by such lender and (ii) any interest or title of a lessor under any Capital-ized Lease Obligations or operating lease; (10) Liens arising from Uniform Commercial Code financing statement filings (or similar fil-ings in other applicable jurisdictions) regarding operating leases entered into by the Issuer and its Restricted Subsidiaries in the ordinary course of business and other purported Liens (other than Liens securing Indebt-edness for borrowed money) evidenced by the filing of precautionary Uniform Commercial Code (or equivalent statute) financing statements or similar public filings; (11) Liens existing on the Escrow Release Date (and Liens securing any modifications, re-placements, renewals, refinancings, or extensions of the Indebtedness or other obligations secured by such Liens), excluding Liens securing the Credit Agreement; (12) Liens on property, other assets or shares of stock of a Person at the time such Person be-comes a Restricted Subsidiary (or at the time the Issuer or a Restricted Subsidiary acquires such property, other assets or shares of stock, including any acquisition by means of a merger, consolidation or other busi-ness combination transaction with or into the Issuer or any Restricted Subsidiary); provided, however, that such Liens are not created, Incurred or assumed in anticipation of or in connection with such other Person becoming a Restricted Subsidiary (or such acquisition of such property, other assets or stock); provided, further, that such Liens are limited to all or part of the same property, other assets or stock (any improve-ments, replacements of such property or assets and additions and accessions thereto, after-acquired property subjected to a Lien securing Indebtedness and other obligations Incurred prior to such time and which In-debtedness and other obligations are permitted hereunder that require, pursuant to their terms at such time, a pledge of after-acquired property, and the proceeds and the products thereof and customary security de-posits in respect thereof and in the case of multiple financings of equipment provided by any lender, other equipment financed by such lender) that secured (or, under the written arrangements under which such Liens arose, could secure) the obligations to which such Liens relate; (13) Liens on assets or property of the Issuer or any Restricted Subsidiary securing Indebted-ness or other obligations of the Issuer or such Restricted Subsidiary owing to the Issuer or another Restrict-ed Subsidiary, or Liens in favor of the Issuer or any Restricted Subsidiary; -34-

(14) Liens securing Indebtedness or obligations Incurred to refinance Indebtedness or obliga-tions that were previously so secured, and permitted to be secured under this Indenture (other than any Liens securing any Credit Facility Incurred pursuant to Section 3.2(b)(1)), including, without limitation, to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extension, renewal or replacement) as a whole, or in part, of any Indebtedness or obligations secured by a Lien referenced in this clause (14) and clauses (9), (11) and (12) of this definition; provided that any such Lien is limited to all or part of the same property or assets (any improvements, replacements of such prop-erty or assets and additions and accessions thereto, after-acquired property subjected to a Lien securing In-debtedness and other obligations Incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require, pursuant to their terms at such time, a pledge of after-acquired proper-ty, and the proceeds and the products thereof and customary security deposits in respect thereof and in the case of multiple financings of equipment provided by any lender, other equipment financed by such lender) that secured (or, under the written arrangements under which the original Lien arose, could secure) the In-debtedness being refinanced or is in respect of property that is or could be the security for or subject to a Permitted Lien hereunder; (15) (a) mortgages, liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any government, statutory or regulatory authority, developer, landlord or other third party on property over which the Issuer or any Restricted Subsidiary of the Issuer has easement rights or on any leased property and subordination or similar arrangements relating thereto, (b) any con-demnation or eminent domain proceedings affecting any real property and (c) restrictive covenants affect-ing the use to which real property may be put; provided that the covenants are complied with; (16) any encumbrance or restriction (including options, put and call arrangements, rights of first refusal and similar rights) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement; (17) Liens on property or assets under construction (and related rights) in favor of a contractor or developer or arising from progress or partial payments by a third party relating to such property or as-sets; (18) Liens arising out of conditional sale, title retention, hire purchase, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business or Liens arising by opera-tion of law under Article 2 of the Uniform Commercial Code (or any comparable or successor provision) in favor of a reclaiming seller of goods or buyer of goods; (19) Liens securing Indebtedness permitted to be Incurred pursuant to Section 3.2 (b)(1) (in-cluding under any Credit Facility (including any Credit Agreement) and any letter of credit facility relating thereto) or other obligations otherwise secured under any such Credit Facility; (20) Liens to secure Indebtedness (x) permitted by Section 3.2(b)(14) in an aggregate princi-pal amount not to exceed the greater of (a) $160.0 million and (b) 40.0% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) at the time of the incurrence of such Lien, at any one time outstanding, or (y) of any Non-Guarantor permitted by Section 3.2(b)(11) covering only the assets of such Subsidiary; provided that in the case of clause (x) above, such Liens will be either secured pari passu with the Notes and the Note Guarantees or secured on a junior priority basis to the Notes and the Note Guarantees; (21) Liens on Capital Stock or other securities or assets of any Unrestricted Subsidiary that se-cure Indebtedness or other obligations of such Unrestricted Subsidiary; (22) customary Liens of an indenture trustee (including the Trustee under this Indenture) on money or property held or collected by it to secure fees, expenses and indemnities owing to it by any obli-gor under an indenture; -35-

(23) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances or documentary letters of credit issued or cre-ated for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods; (24) business; Liens on equipment of the Issuer or any Restricted Subsidiary in the ordinary course of (25) Liens on assets or securities deemed to arise in connection with and solely as a result of the execution, delivery or performance of contracts to sell such assets or securities if such sale is otherwise permitted by this Indenture; (26) Liens arising by operation of law or contract on insurance policies and the proceeds thereof to secure premiums thereunder, and Liens, pledges and deposits in the ordinary course of business securing liability for premiums or reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefits of) insurance carriers; (27) Liens solely on any cash earnest money deposits made in connection with any letter of in-tent or purchase agreement permitted under this Indenture; (28) Liens (i) on cash advances in favor of the seller of any property to be acquired in an In-vestment permitted pursuant to the definition of “Permitted Investments” to be applied against the purchase price for such Investment, and (ii) consisting of an agreement to sell any property in an asset sale permitted (or reasonably expected to be so permitted by the Issuer at the time such Lien was granted) under Section 3.5 in each case, solely to the extent such Investment or asset sale, as the case may be, would have been permitted on the date of the creation of such Lien; (29) Liens securing Indebtedness and other obligations in an aggregate principal amount not to exceed the greater of (a) $140.0 million and (b) 35.0% of Consolidated EBITDA for the most recently end-ed Test Period (calculated on a Pro Forma Basis) at the time of the incurrence of such Lien, at any one time outstanding; (30) Liens Incurred to secure Obligations in respect of any Indebtedness permitted to be In-curred pursuant to Section 3.2; provided that, with respect to Liens securing Obligations permitted under this clause, at the time of Incurrence and after giving Pro Forma Effect thereto, the Consolidated Secured Net Leverage Ratio would be no greater than 4.75 to 1.00 as of the most recently ended Test Period prior to the date of such Incurrence; provided that any cash proceeds of any new Indebtedness then being incurred shall not be netted from the numerator in the Consolidated Secured Net Leverage Ratio for purposes of cal-culating the Consolidated Secured Net Leverage Ratio under this clause (30) for purposes of determining whether such Liens can be Incurred; (31) Liens on (i) Securitization Assets arising in connection with a Qualified Securitization Financing or (ii) Receivables Assets arising in connection with a Receivables Facility; (32) Liens securing (i) any Obligations in respect of the Notes and any Guarantees thereof, (ii) securing Indebtedness subordinated to the Notes or any Note Guarantee so long as the Notes and Note Guarantees are secured by a Lien on the same assets that is senior in priority to such Lien and (iii) any Ob-ligations so long as the Notes and any Note Guarantees are equally and ratably secured; (33) Liens on cash set aside at the time of the Incurrence of any Indebtedness or government securities purchased with such cash, in either case to the extent such cash or government securities prefund the payment of interest on such Indebtedness and are held in an escrow account or similar arrangement to be applied for such purpose; -36-

(34) Liens arising in connection with any Permitted Reorganization or any Intercompany Li-cense Agreements; (35) [reserved]; (36) Liens deemed to exist in connection with Investments in repurchase agreements permit-ted under this Indenture; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement; (37) rights reserved or vested in any Person by the terms of any lease, license, franchise, grant or permit held by the Issuer or any of the Restricted Subsidiaries or by a statutory provision, to terminate any such lease, license, franchise, grant or permit, or to require annual or periodic payments as a condition to the continuance thereof; (38) with respect to any Foreign Subsidiary, other Liens and privileges arising mandatorily by any applicable law; (39) [reserved]; (40) Liens or rights of set-off against credit balances of the Issuer or any of the Restricted Subsidiaries with credit card issuers or credit card processors or amounts owing by such credit card issuers or credit card processors to the Issuer or any Restricted Subsidiaries in the ordinary course of business to secure the obligations of any Subsidiary to the credit card issuers or credit card processors as a result of fees and charges; (41) Liens on cash and Cash Equivalents that are earmarked to be used to satisfy or discharge Indebtedness; provided (a) such cash and/or Cash Equivalents are deposited into an account from which payment is to be made, directly or indirectly, to the Person or Persons holding the Indebtedness that is to be satisfied or discharged, (b) such Liens extend solely to the account in which such cash and/or Cash Equiva-lents are deposited and are solely in favor of the Person or Persons holding the Indebtedness (or any agent or trustee for such Person or Persons) that is to be satisfied or discharged, and (c) the satisfaction or dis-charge of such Indebtedness is expressly permitted under this Indenture; (42) Liens securing Guarantees of any Indebtedness or other obligations otherwise permitted to be secured by a Lien under this Indenture; and (43) prior to the Escrow Release Date, Liens on the Escrow Account and the Escrowed Prop-erty created for the benefit of, or to secure, directly or indirectly, the Notes. For the purposes of determining compliance with this definition, (A) a Lien need not be incurred solely by reference to one category of Permitted Liens described in this definition but are permitted to be incurred in part un-der any combination thereof and of any other available exemption, (B) in the event that a Lien (or any portion there-of) meets the criteria of one or more of the categories of Permitted Liens, the Issuer shall, in its sole discretion, clas-sify or reclassify such Lien (or any portion thereof) in any manner that complies with this definition and (C) the principal amount of Indebtedness secured by a Lien outstanding under any category of Permitted Liens shall be de-termined after giving effect to the application of the proceeds of any Indebtedness to refinance such Indebtedness. For purposes of this definition, the term “Indebtedness” shall be deemed to include interest, premiums (if any), fees, expenses and other obligations on such Indebtedness. “Permitted Parent” means (1) any Parent Entity for so long as it is majority controlled by one or more Per-sons that are Permitted Holders pursuant to clause (i) or (ii) of the definition thereof; provided that such Parent Enti-ty was not formed in connection with, or in contemplation of, a transaction (other than the Transactions) that would otherwise constitute a Change of Control; and (ii) any Public Company (or Wholly-Owned Subsidiary of such Pub-lic Company), if and for so long as no person or group (within the meaning of Rules 13d-3 and 13d-5 under the Ex--37-

change Act, but excluding any employee benefit plan and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), other than a Permitted Holder, has Beneficial Ownership of Voting Stock of such Public Company representing more than 50% of the aggregate ordinary voting power for the election of directors represented by the issued and outstanding equity interests of such Public Company. “Permitted Reorganization” means any reorganizations and other activities related to tax planning and tax reorganization, so long as, after giving effect thereto, the enforceability of the Note Guarantees, taken as a whole, is not materially impaired. “Permitted Sale and Leaseback” means any Sale and Leaseback Transaction with respect to the sale, trans-fer or disposition of real property or other property consummated by the Issuer or any of its Restricted Subsidiaries after the Escrow Release Date; provided that any such Sale and Leaseback Transaction must be consummated for fair market value as determined at the time of consummation in good faith by the Issuer or such Restricted Subsidi-ary (which such determination may take into account any retained interest or other Investment of the Issuer or such Restricted Subsidiary in connection with, and any other material economic terms of, such Sale and Leaseback). “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or any other entity. “Post-Petition Interest” means any interest or entitlement to fees or expenses or other charges that accrue after the commencement of any bankruptcy or insolvency proceeding, whether or not allowed or allowable as a claim in any such bankruptcy or insolvency proceeding. “Pounds Sterling” means British Pounds Sterling or any successor currency in the United Kingdom. “Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.11 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note. “Preferred Stock,” as applied to the Capital Stock of any Person, means Capital Stock of any class or clas-ses (however designated) which is preferred as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person. “Pro Forma Basis” and “Pro Forma Effect” means, with respect to compliance with any test or covenant or calculation of any ratio hereunder, the determination or calculation of such test, covenant or ratio (including in con-nection with Specified Transactions) in accordance with the provisions set forth in the definition of “Consolidated Coverage Ratio” and under Section 1.5. “Public Company” means any Person with a class or series of Voting Stock that is traded on a stock ex-change or in the over-the-counter market. “Public Company Costs” means costs relating to compliance with the provisions of the Sarbanes-Oxley Act of 2002, the Securities Act and the Exchange Act, as applicable to companies with equity or debt securities held by the public, the rules of national securities exchange companies with listed equity or debt securities, directors’ or managers’ compensation, fees and expense reimbursement, costs relating to investor relations, shareholder meetings and reports to shareholders or debtholders, directors’ and officers’ insurance and other executive costs, legal and other professional fees, listing fees and other expenses arising out of or incidental to an entity’s status as a reporting company. “Purchase Agreement” means that certain Purchase Agreement dated as of March 25, 2017, by and be-tween the Issuer and Sealed Air Corporation. -38-

“Purchase Money Obligations” means any Indebtedness, Disqualified Stock or Preferred Stock Incurred or issued to finance or refinance the acquisition, leasing, construction or improvement of property (real or personal) or assets (including Capital Stock), and whether acquired through the direct acquisition of such property or assets or the acquisition of the Capital Stock of any Person owning such property or assets, or otherwise. “Purchasers” means Goldman Sachs International, Credit Suisse Securities (Europe) Limited, Merrill Lynch International, Barclays Bank PLC, Citigroup Global Markets Limited, RBC Europe Limited, HSBC Securi-ties (USA) Inc., SunTrust Robinson Humphrey, Inc. and Jefferies LLC. “QIB” means any “qualified institutional buyer” as such term is defined in Rule 144A. “Qualified Securitization Financing” means any Securitization Facility that meets the following conditions: (i) the Board of Directors shall have determined in good faith that such Qualified Securitization Financing (includ-ing financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Issuer and its Restricted Subsidiaries, (ii) all sales of Securitization Assets and related assets by the Issuer or any Restricted Subsidiary to the Securitization Subsidiary or any other Person are made for fair considera-tion (as determined in good faith by the Issuer) and (iii) the financing terms, covenants, termination events and other provisions thereof shall be fair and reasonable (as determined in good faith by the Issuer) and may include Standard Securitization Undertakings. “Qualified Stock” of any Person means Capital Stock of such Person other than Disqualified Stock of such Person. “Receivables Assets” means (a) any accounts receivable owed to the Issuer or a Restricted Subsidiary sub-ject to a Receivables Facility and the proceeds thereof and (b) all collateral securing such accounts receivable, all contracts and contract rights, guarantees or other obligations in respect of such accounts receivable, all records with respect to such accounts receivable and any other assets customarily transferred together with accounts receivable in connection with a non-recourse accounts receivable factoring arrangement and which are sold, conveyed, assigned or otherwise transferred or pledged by the Issuer in connection with a Receivables Facility. “Receivables Facility” means an arrangement between the Issuer or a Restricted Subsidiary and another Person pursuant to which (a) the Issuer or such Restricted Subsidiary, as applicable, sells (directly or indirectly) to such Person) accounts receivable owing by customers, together with Receivables Assets related thereto, (b) the obli-gations of the Issuer or such Restricted Subsidiary, as applicable, thereunder are non-recourse (except for Securitiza-tion Repurchase Obligations) to the Issuer and such Restricted Subsidiary and (c) the financing terms, covenants, termination events and other provisions thereof shall be on market terms (as determined in good faith by the Issuer) and may include Standard Securitization Undertakings, and shall include any guaranty in respect of such arrange-ments. “Receivables Fee” means distributions or payments made directly or by means of discounts with respect to any accounts receivable or participation interest issued or sold in connection with, and other fees paid to a Person that is not the Issuer or a Restricted Subsidiary in connection with, any Receivables Facility. “Receivables Subsidiary” means any Subsidiary formed for the purpose of facilitating or entering into one or more Receivables Facilities that engages only in activities reasonably related or incidental thereto or another Per-son formed for the purposes of engaging in a Receivables Facility in which any Subsidiary makes an Investment and to which any Subsidiary transfers accounts receivables and related assets. “Refinance” means refinance, refund, replace, renew, repay, modify, restate, defer, substitute, supplement, reissue, resell, extend or increase (including pursuant to any defeasance or discharge mechanism) and the terms “Re-finances,” “Refinanced” and “Refinancing” as used for any purpose in this Indenture shall have a correlative mean-ing. “Refinancing Indebtedness” means Indebtedness, Disqualified Stock or Preferred Stock that is Incurred to refund, refinance, replace, exchange, renew, repay or extend (including pursuant to any defeasance or discharge -39-

mechanism) any Indebtedness, Disqualified Stock or Preferred Stock existing on the Escrow Release Date or In-curred in compliance with this Indenture (including Indebtedness, Disqualified Stock or Preferred Stock that refi-nances Refinancing Indebtedness); provided, however, that: (1) such Refinancing Indebtedness has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is Incurred which is not less than the remaining Weighted Average Life to Ma-turity of the Indebtedness, Disqualified Stock or Preferred Stock being refunded, refinanced, replaced, ex-changed, renewed, repaid or extended; (2) such Refinancing Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Indebtedness, Disqualified Stock or Preferred Stock being so re-funded, refinanced, replaced, exchanged, renewed, repaid or extended; (3) to the extent such Refinancing Indebtedness refinances (I) Indebtedness that is subordi-nated to the Notes or any Note Guarantee, such Refinancing Indebtedness is subordinated to the Notes or such Note Guarantee at least to the same extent, in all material respects, as the Indebtedness being re-financed, (II) Indebtedness that ranks pari passu with the Notes or any Note Guarantee, such Refinancing Indebtedness ranks no more senior than pari passu with the Notes or such Note Guarantee or (III) Disquali-fied Stock or Preferred Stock, such Refinancing Indebtedness consists of Disqualified Stock or Preferred Stock; (4) Refinancing Indebtedness shall not include: (i) Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of the Issuer that is not a Subsidiary Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or a Guarantor; or (ii) Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of an Unrestricted Subsidiary; and (5) the aggregate principal amount, accreted value or liquidation preference, as applicable, of such Refinancing Indebtedness shall equal no more than the aggregate outstanding principal amount, ac-creted value or liquidation preference of the refinanced Indebtedness, Disqualified Stock or Preferred Stock (plus the amount of any unused commitments thereunder), plus accrued interest, fees, defeasance costs and premium (including call and tender premiums), if any, under the refinanced Indebtedness, Disqualified Stock or Preferred Stock, plus underwriting discounts, fees, commissions and expenses (including original issue discount, upfront fees and similar items) in connection with the refinancing of such Indebtedness, Disqualified Stock or Preferred Stock and the Incurrence of such Refinancing Indebtedness. Refinancing Indebtedness in respect of any Credit Facility or any other Indebtedness may be Incurred from time to time after the termination, discharge or repayment of all or any part of any such Credit Facility or other Indebt-edness; and, provided, further, that clauses (1) and (2) of this definition will not apply to any refunding, refinancing, re-placement, exchange, renewal, repayment or extension (including pursuant to any defeasance or discharge mecha-nism) of any Indebtedness Incurred under Section 3.2(b)(7), or Indebtedness assumed or acquired in a Permitted Acquisition or other acquisition constituting a Permitted Investment, and not created in contemplation thereof. Refinancing Indebtedness in respect of any Credit Facility or any other Indebtedness may be Incurred from time to time after the termination, discharge or repayment of any such Credit Facility or other Indebtedness. “Regulation S” means Regulation S under the Securities Act. “Regulation S-X” means Regulation S-X under the Securities Act. -40-

“Resolution Authority” means the German Federal Agency for Financial Markets Stabilisation (Bundesan-stalt für Finanzmarktstabilisierung), or any other body which has authority to exercise any Write-down and Conver-sion Powers. “Restricted Investment” means any Investment other than a Permitted Investment. “Restricted Notes” means Initial Notes and Additional Notes bearing one of the restrictive legends de-scribed in Section 2.1(d). “Restricted Notes Legend” means the legend set forth in Section 2.1(d)(1) and, in the case of the Tempo-rary Regulation S Global Note, the legend set forth in Section 2.1(d)(2). “Restricted Subsidiary” means any Subsidiary of the Issuer other than an Unrestricted Subsidiary. “Rule 144A” means Rule 144A under the Securities Act. “S&P” means Standard & Poor’s Investors Ratings Services or any of its successors or assigns that is a Na-tionally Recognized Statistical Rating Organization. “Sale and Leaseback Transaction” means any arrangement providing for the leasing by the Issuer or any of its Restricted Subsidiaries of any real or tangible personal property, which property has been or is to be sold or trans-ferred by the Issuer or such Restricted Subsidiary to a third Person in contemplation of such leasing. “SEC” means the U.S. Securities and Exchange Commission or any successor thereto. “Secured Indebtedness” means any Indebtedness secured by a Lien. “Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder, as amended. “Securitization Asset” means (a) any accounts receivable, mortgage receivables, loan receivables, royalty, franchise fee, license fee, patent or other revenue streams and other rights to payment or related assets and the pro-ceeds thereof and (b) all collateral securing such receivable or asset, all contracts and contract rights, guarantees or other obligations in respect of such receivable or asset, lockbox accounts and records with respect to such account or asset and any other assets customarily transferred (or in respect of which security interests are customarily granted) together with accounts or assets in connection with a securitization, factoring or receivable sale transaction. “Securitization Facility” means any of one or more securitization, financing, factoring or sales transactions, as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, pursuant to which the Issuer or any of the Restricted Subsidiaries sells, transfers, pledges or otherwise conveys any Securitization As-sets (whether now existing or arising in the future) to a Securitization Subsidiary or any other Person. “Securitization Fees” means distributions or payments made directly or by means of discounts with respect to any Securitization Asset or participation interest therein issued or sold in connection with, and other fees and ex-penses (including reasonable fees and expenses of legal counsel) paid to a Person that is not a Restricted Subsidiary in connection with, any Qualified Securitization Financing. “Securitization Repurchase Obligation” means any obligation of a seller (or any guaranty of such obliga-tion) of Securitization Assets or Receivables Assets in a Qualified Securitization Financing or a Receivables Facility to repurchase Securitization Assets arising as a result of a breach of a representation, warranty or covenant or other-wise, including, without limitation, as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, offset or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller. -41-

“Securitization Subsidiary” means any Subsidiary of the Issuer in each case formed for the purpose of and that solely engages in one or more Qualified Securitization Financings and other activities reasonably related thereto or another Person formed for the purposes of engaging in a Qualified Securitization Financing in which the Issuer or any Subsidiary of the Issuer makes an Investment and to which the Issuer or any Subsidiary of the Issuer transfers Securitization Assets and related assets. “Significant Subsidiary” means, at any date of determination, any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date. “Similar Business” means (a) any businesses, services or activities engaged in or proposed to be engaged in by Holdings, the Issuer or any of its Subsidiaries on the Escrow Release Date and (b) any businesses, services and activities engaged in by Holdings, the Issuer or any of its Subsidiaries that are related, complementary, synergistic, incidental, ancillary or similar to any of the foregoing (including non-core incidental businesses acquired in connec-tion with any Permitted Acquisition or permitted Investment) or are extensions or developments of any thereof. “Special Mandatory Redemption Price” means 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest and Additional Amounts, if any, from the Issue Date to, but excluding, the Special Mandatory Redemption Date. “Specified Transaction” means: (a) any Investment that results in a Person becoming a Restricted Subsidiary; (b) any designation of a Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary; (c) any Permitted Acquisition; (d) any disposition that results in a Restricted Subsidiary ceasing to be a Subsidiary; (e) any Investment in, acquisition of, or disposition of, assets constituting a business unit, line of business or division of, or all or substantially all of the assets of, a Person; and (f) the incurrence of Indebtedness, making of a Restricted Payment or payment in respect of Indebtedness, or any other event, in respect of which compliance with any financial ratio is by the terms of this Indenture required to be calculated on a Pro Forma Basis or giving Pro Forma Effect to any such trans-action or event. “Sponsor” means Bain Capital Private Equity, L.P. and/or its Affiliates (including, as applicable, related funds, general partners thereof and limited partners thereof, but solely to the extent any such limited partners are directly or indirectly participating as investors pursuant to a side-by-side investing arrangement, but excluding, however, any portfolio company of any of the foregoing). “Sponsor Management Agreement” means the Management Agreement, to be dated on or about the Escrow Release Date, by and among Parent, Holdings, the Issuer and the Sponsor, as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time thereafter in any manner that is not adverse to the Holders in any material respect. “Standard Securitization Undertakings” means representations, warranties, covenants, guarantees and in-demnities entered into by the Issuer or any Subsidiary of the Issuer which the Issuer has determined in good faith to be customary in a Securitization Facility, including, without limitation, those relating to the servicing of the assets of a Securitization Subsidiary, it being understood that any Securitization Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking. -42-

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemp-tion provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof. “Subordinated Indebtedness” means, with respect to the Notes, (a) any Indebtedness of the Issuer which by its terms is subordinated in right of payment to the Notes and (b) any Indebtedness of any Guarantor which by its terms is subordinated in right of payment to the Note Guarantee of such Guarantor. “Subordinated Shareholder Funding” means, collectively, any funds provided to the Issuer by a Parent En-tity, any Affiliate of a Parent Entity, a Permitted Holder or any Affiliate of a Permitted Holder in exchange for or pursuant to any security, instrument or agreement other than Capital Stock, in each case issued to and held by any of the foregoing Persons, together with any such security, instrument or agreement and any other security or instrument other than Capital Stock issued in payment of any obligation under any Subordinated Shareholder Funding; provid-ed, however, that such Subordinated Shareholder Funding: (1) does not mature or require any amortization, redemption or other repayment of principal or any sinking fund payment prior to the first anniversary of the Stated Maturity of the Notes (other than through conversion or exchange of such funding into Capital Stock (other than Disqualified Stock) of the Issuer or any funding meeting the requirements of this definition) or the making of any such payment prior to the first anniversary of the Stated Maturity of the Notes is restricted by an intercreditor agreement; (2) does not require, prior to the first anniversary of the Stated Maturity of the Notes, pay-ment of cash interest, cash withholding amounts or other cash gross-ups, or any similar cash amounts or the payment of any amount as a result of any such action or provision, in each case, prior to the first anniver-sary of the Stated Maturity of the Notes is restricted by an intercreditor agreement; (3) contains no change of control or similar provisions and does not accelerate and has no right to declare a default or event of default or take any enforcement action or otherwise require any cash payment, in each case, prior to the date that is six months after the Stated Maturity of the Notes or the pay-ment of any amount as a result of any such action or provision or the exercise of any rights or enforcement action, in each case, prior to the date that is six months following the Stated Maturity of the Notes, is re-stricted by an intercreditor agreement; (4) does not provide for or require any security interest or encumbrance over any asset of the Issuer or any of its Subsidiaries; and (5) pursuant to its terms or to an intercreditor or subordination agreement, is fully subordi-nated and junior in right of payment to the Notes pursuant to subordination, payment blockage and en-forcement limitation terms which are customary in all material respects for similar funding. “Subsidiary” means, with respect to any Person: (1) any corporation, association, or other business entity (other than a partnership, joint ven-ture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the elec-tion of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; or (2) any partnership, joint venture, limited liability company or similar entity of which: (a) more than 50% of the capital accounts, distribution rights, total equity and vot-ing interests or general or limited partnership interests, as applicable, are owned or controlled, di-rectly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a -43-

combination thereof whether in the form of membership, general, special or limited partnership in-terests or otherwise; and (b) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity. Unless otherwise expressly provided, all references herein to a Subsidiary shall mean a Subsidiary of the Issuer. “Subsidiary Guarantor” means any Restricted Subsidiary that Guarantees the Notes, until such Note Guar-antee is released in accordance with the terms of this Indenture. “Swiss Withholding Tax” means the tax imposed based on the Swiss Federal Act on Withholding Tax of 13 October 1965 (Bundesgesetz über die Verrechnungssteuer), as amended. “Taxes” means all present and future taxes, levies, imposts, deductions, charges, duties and withholdings (including backup withholdings), fees and any charges of a similar nature (including interest, fines, penalties and other liabilities with respect thereto) that are imposed by any government or other taxing authority. “Test Period” means, for any determination hereunder, the four consecutive fiscal quarters of the Issuer then last ended for which financial statements pursuant to Sections 3.10(a)(1) and (2) have been furnished (or were required to be furnished) to the Trustee (or before the first furnishing of such financial statements, the most recent period of four consecutive fiscal quarters for which financial statements are available, as determined in good faith by the Issuer). “Total Assets” means, as of any date, the total consolidated assets of the Issuer and its Restricted Subsidiar-ies on a consolidated basis, as shown on the most recent consolidated balance sheet of the Issuer and its Restricted Subsidiaries, determined on a Pro Forma Basis. “Transaction Expenses” means any fees or expenses incurred or paid by Holdings, the Issuer or any Re-stricted Subsidiary, or any of their respective Affiliates, in connection with the Transactions, including, without limi-tation, expenses in connection with hedging transactions, if any, and payments to officers, employees and directors as change of control payments, severance payments, special or retention bonuses, payments on account of phantom units and charges for repurchase or rollover of, or modifications to, equity options and/or restricted equity. “Transactions” has the meaning provided in the Offering Circular. “Trust Indenture Act” means the Trust Indenture Act of 1939, as amended. “Trust Officer” means, when used with respect to the Trustee, any vice president, assistant vice president, any trust officer or any other officer within the corporate trust department of the Trustee with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such person’s knowledge of and familiarity with the particular subject. “Trustee” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor. “Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the State of New York or another applicable jurisdiction. “United States” or “U.S.” means the United States of America. -44-

“Unrestricted Subsidiary” means: (1) any Subsidiary of the Issuer that at the time of determination is an Unrestricted Subsidi-ary (as designated by the Issuer in the manner provided below and under Section 3.20; and (2) any Subsidiary of an Unrestricted Subsidiary. The Issuer may designate any Subsidiary of the Issuer (including any newly acquired or newly formed Sub-sidiary or a Person becoming a Subsidiary through merger, consolidation or other business combination transaction, or Investment therein) to be an Unrestricted Subsidiary only if: (1) such Subsidiary or any of its Subsidiaries does not own any Capital Stock or Indebted-ness of, or own or hold any Lien on any property of, the Issuer or any other Subsidiary of the Issuer which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary; and (2) such designation and the Investment of the Issuer in such Subsidiary complies with Sec-tion 3.3. “Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normal-ly entitled to vote in the election of the Board of Directors of such Person. “Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or Pre-ferred Stock, as the case may be, at any date, the number of years obtained by dividing: (1) the sum of the products obtained by multiplying (i) the amount of each then remaining scheduled installment, sinking fund, serial maturity or other required scheduled payments of principal, in-cluding payment at final scheduled maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (2) ferred Stock; the then outstanding principal amount of such Indebtedness, Disqualified Stock or Pre-provided that for purposes of determining the Weighted Average Life to Maturity of any Indebtedness, Disqualified Stock or Preferred Stock that is being modified, refinanced, refunded, renewed, replaced or extended (the “Applica-ble Indebtedness”), the effects of any prepayments or amortization made on such Applicable Indebtedness prior to the date of the applicable modification, refinancing, refunding, renewal, replacement or extension shall be disre-garded. “Wholly Owned Domestic Subsidiary” means any Wholly-Owned Subsidiary that is a Domestic Subsidi-ary. “Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Capital Stock or other ownership interests of which (other than (x) directors’ qualifying shares or other ownership interests and (y) a nominal number of shares or other ownership interests issued to foreign nationals to the extent required by applicable laws) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiar-ies of such Person. “Write-down and Conversion Powers” means any write-down, conversion, transfer, modification or sus-pension power existing from time to time under, and exercised in compliance with, any laws, regulations, rules or requirements in effect in Germany, relating to the transposition of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms as amended from time to time, including but not limited to the German Recovery and Resolution Act (Sanerungs-und Abwicklungsgesetz) as amended from time to time, and the instruments, rules and standards created thereunder, pursuant to which: -45-

(a) any obligation of Citibank, N.A., London Branch (or other affiliate of such entity) can be reduced, cancelled, modified or converted into shares, other securities or other obligations of such entity or any other person (or suspended for a temporary period); and

(b) any right in a contract governing an obligation of Citibank, N.A., London Branch may be deemed to have been exercised.

SECTION 1.2 Other Definitions.

Term	Defined in Section
"Additional Amounts"	3.21(a)
"Additional Restricted Notes"	2.1(b)
"Affiliate Transaction"	3.8(a)
"Agent Members"	2.1(g)(2)
"Applicable Premium Deficit"	8.4(1)
"Asset Disposition Offer"	3.5(b)
"Asset Sale Payment Date"	3.5(g)(2)
"Authorized Agent"	13.10
"Automatic Exchange"	2.6(e)
"Automatic Exchange Date"	2.6(e)
"Automatic Exchange Notice"	2.6(e)
"Automatic Exchange Notice Date"	2.6(e)
"bankruptcy provisions"	6.1(a)(5)(F)
"Change of Control Offer"	3.9(a)
"Change of Control Payment"	3.9(a)
"Change of Control Payment Date"	3.9(a)(2)
"Covenant Defeasance"	8.3
"cross acceleration provision"	6.1(a)(4)(B)
"Defaulted Interest"	2.15
"EDGAR"	3.10(a)
"Event of Default"	6.1
"Excess Proceeds"	3.5(b)
"Foreign Disposition"	3.5(e)
"Global Notes"	2.1(b)
"Guaranteed Obligations"	10.1
"Increased Amount"	3.6(c)
"Initial Agreement"	3.4(b)(15)
"Initial Default"	6.2(c)
"Initial Lien"	3.6
"Issuer Order"	2.2
"judgment default provision"	6.1(a)(7)
"LCT Election"	1.5(b)
"LCT Test Date"	1.5(b)
"Legal Defeasance"	8.2
"Legal Holiday"	13.8
"Note Guarantee"	10.1
"Paying Agent"	2.3
"payment default"	6.1(a)(4)(A)
"Permanent Regulation S Global Note"	2.1(b)
"Permitted Payments"	3.3(b)
"protected purchaser"	2.11
"Redemption Date"	5.7(a)
"Refunding Capital Stock"	3.3(b)(2)
"Registrar"	2.3
"Regulation S Global Note"	2.1(b)

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Term	Defined in Section
"Regulation S Notes"	2.1(b)
"Resale Restriction Termination Date"	2.6(b)
"Reserved Indebtedness Amount"	3.2(c)(11)
"Restricted Global Note"	2.6(e)
"Restricted Payment"	3.3(a)
"Restricted Period"	2.1(b)
"Reversion Date"	3.19(b)
"Rule 144A Global Note"	2.1(b)
"Rule 144A Notes"	2.1(b)
"Second Commitment"	3.5(a)(3)(ii)
"Special Interest Payment Date"	2.15(a)
"Special Mandatory Redemption Date"	5.9(a)
"Special Mandatory Redemption Event"	5.9(a)
"Special Record Date"	2.15(a)
"Subsequent Transaction"	1.5(b)
"Successor Company"	4.1(a)(1)
"Successor Person"	4.1(g)(2)(ii)
"Suspended Covenants"	3.19(a)
"Suspension Date"	3.19(a)
"Suspension Period"	3.19(b)
"Tax Event Redemption Date"	5.10(a)
"Tax Group	3.3(b)(23)
"Tax Jurisdiction"	3.21(a)
"Temporary Regulation S Global Note"	2.1(b)
"Transfer Agent"	2.3
"Transition Period"	3.10(b)
"Unrestricted Global Note"	2.6(e)

SECTION 1.3 [Reserved].

SECTION 1.4 Rules of Construction. Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) "or" is not exclusive;

(4) "including" means including without limitation;

(5) words in the singular include the plural and words in the plural include the singular;

(6) "will" shall be interpreted to express a command;

(7) [reserved];

(8) [reserved];

(9) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

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(10) unless otherwise specifically indicated, the term “consolidated” with respect to any Per-son refers to such Person consolidated with its Restricted Subsidiaries, and excludes from such consolida-tion any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person. SECTION 1.5 Limited Condition Transactions. (a) In connection with any action being taken in connection with a Limited Condition Transaction, for purposes of any provision of this Indenture which requires that no Default, Event of Default or specified Event of Default, as applicable, has occurred, is continuing or would result from any such action, as applicable, such condi-tion shall, at the option of the Issuer, be deemed satisfied, so long as no Default, Event of Default or specified Event of Default, as applicable, exists on the date the definitive agreement for such Limited Condition Transaction is en-tered into. (b) Furthermore, in connection with any action being taken in connection with a Limited Condition Transaction, for purposes of: (1) determining compliance with any provision of this Indenture which will require the cal-culation of any financial ratio or test, including the Consolidated Coverage Ratio, the Consolidated Secured Net Leverage Ratio or the Consolidated Total Net Leverage Ratio; or (2) testing availability under baskets to be set forth in this Indenture (including baskets measured as a percentage of Consolidated EBITDA or Total Assets); in each case, at the option of the Issuer (the Issuer’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), the date of determination of whether any such action is permitted here-under shall be deemed to be the date the definitive agreement for such Limited Condition Transaction is entered into (the “LCT Test Date”), and if, after giving Pro Forma Effect to the Limited Condition Transaction, the Issuer or any of its Restricted Subsidiaries would have been permitted to take such action on the relevant LCT Test Date in com-pliance with such ratio, test or basket, such ratio, test or basket shall be deemed to have been complied with. For the avoidance of doubt, if the Issuer has made an LCT Election and any of the ratios, tests or baskets for which compli-ance was determined or tested as of the LCT Test Date would have failed to have been satisfied as a result of fluctu-ations in any such ratio, test or basket, including due to fluctuations in Consolidated EBITDA or Total Assets, at or prior to the consummation of the relevant transaction or action, such baskets, tests or ratios will not be deemed to have failed to have been satisfied as a result of such fluctuations. If the Issuer has made an LCT Election for any Limited Condition Transaction, then in connection with any event or transaction occurring after the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreement or date for redemption, repurchase, defeasance, satisfaction and discharge or re-payment specified in an irrevocable notice for such Limited Condition Transaction is terminated, expires or passes, as applicable, without consummation of such Limited Condition Transaction (a “Subsequent Transaction”) in con-nection with which a ratio, test or basket availability calculation must be made on a Pro Forma Basis or giving Pro Forma Effect to such Subsequent Transaction, for purposes of determining whether such ratio, test or basket availa-bility has been complied with under this Indenture, any such ratio, test or basket shall be required to be satisfied on a Pro Forma Basis (i) assuming such Limited Condition Transaction and other transactions in connection therewith have been consummated and (ii) assuming such Limited Condition Transaction and other transactions in connection therewith have not been consummated. ARTICLE II THE NOTES SECTION 2.1 Form, Dating and Terms. (a) The aggregate principal amount of Notes that may be authenticated and delivered under this In-denture is unlimited. The Initial Notes issued on the date hereof will be in an aggregate principal amount of €450,000,000. The Issuer may issue Additional Notes from time to time ranking pari passu with the Initial Notes -48-

without notice to, or consent of, the Holders, and such Additional Notes shall have the same terms as to status, re-demption or otherwise as the Initial Notes, other than with respect to the date of issuance, issue price and the amount of interest payable on the first interest payment date thereto; provided that if any Additional Notes are not fungible with the Initial Notes for U.S. federal income tax purposes, such Additional Notes will have a separate ISIN number or Common Code number, as applicable. Furthermore, Notes may be authenticated and delivered upon registration of transfer, exchange or in lieu of, other Notes pursuant to Section 2.2, 2.6, 2.11, 2.13, 5.6 or 9.5, in connection with an Asset Disposition Offer pursuant to Section 3.5 or in connection with a Change of Control Offer pursuant to Sec-tion 3.9. Notwithstanding anything to the contrary contained herein, the Issuer may not issue any Additional Notes, unless such issuance is in compliance with this Indenture, including Section 3.2. With respect to any Additional Notes, the Issuer shall set forth in (1) a Board Resolution and (2) (i) an Of-ficer’s Certificate and (ii) one or more indentures supplemental hereto, the following information: (A) the aggregate principal amount of such Additional Notes to be authenticated and deliv-ered pursuant to this Indenture; (B) the issue price and the issue date of such Additional Notes, including the date from which interest shall accrue; and (C) whether such Additional Notes shall be Restricted Notes. In authenticating and delivering Additional Notes, the Trustee shall be entitled to receive and shall be fully protected in relying upon, in addition to the Opinion of Counsel and Officer’s Certificate required by Section 13.4, an Opinion of Counsel as to the due authorization, execution, delivery, validity and enforceability of such Additional Notes. The Initial Notes and the Additional Notes shall be considered collectively as a single class for all purposes of this Indenture. Holders of the Initial Notes and the Additional Notes will vote and consent together on all matters to which such Holders are entitled to vote or consent as one class, and none of the Holders of the Initial Notes or the Additional Notes shall have the right to vote or consent as a separate class on any matter to which such Holders are entitled to vote or consent. If any of the terms of any Additional Notes are established by action taken pursuant to a Board Resolution of the Issuer, a copy of an appropriate record of such action shall be certified by the Secretary or any Assistant Sec-retary of the Issuer and delivered to the Trustee at or prior to the delivery of the Officer’s Certificate and an inden-ture supplemental hereto setting forth the terms of the Additional Notes. (b) The Initial Notes are being offered and sold by the Issuer pursuant to a Purchase Agreement, dated July 25, 2017, among the Issuer, the Purchasers and, following the Escrow Release Date, the Guarantors (upon exe-cution of a joinder agreement to the Purchase Agreement) named therein. The Initial Notes and any Additional Notes (if issued as Restricted Notes) (the “Additional Restricted Notes”) will be resold initially only to (A) QIBs in reliance on Rule 144A and (B) Non-U.S. Persons in reliance on Regulation S. Such Initial Notes and Additional Restricted Notes may thereafter be transferred to, among others, QIBs and purchasers in reliance on Regulation S, in each case, in accordance with the procedures described herein. Additional Notes offered after the date hereof may be offered and sold by the Issuer from time to time pursuant to one or more purchase agreements in accordance with applicable law. Initial Notes and Additional Restricted Notes offered and sold to QIBs in the United States in reliance on Rule 144A (the “Rule 144A Notes”) shall be issued in the form of a permanent global Note substantially in the form of Exhibit A, which is hereby incorporated by reference and made a part of this Indenture, including appropriate legends as set forth in Section 2.1(d) and (e) (the “Rule 144A Global Note”), deposited with the Common Deposi-tary and registered in the name of the Common Depositary, or its nominee, duly executed by the Issuer and authenti-cated by the Trustee or Authentication Agent, as the case may be, as hereinafter provided. The aggregate principal -49-

amount of the Rule 144A Global Note may from time to time be increased or decreased by adjustments made on the records of the Registrar or its nominee, as hereinafter provided. Initial Notes and any Additional Restricted Notes offered and sold outside the United States (the “Regula-tion S Notes”) in reliance on Regulation S shall initially be issued in the form of a temporary global Note (the “Temporary Regulation S Global Note”). Beneficial interests in the Temporary Regulation S Global Note will be exchanged for beneficial interests in a corresponding permanent global Note substantially in the form of Exhibit A including appropriate legends as set forth in Section 2.1(d) and (e) (the “Permanent Regulation S Global Note” and, together with the Temporary Regulation S Global Note, each, a “Regulation S Global Note”) within a reasonable period after the expiration of the Restricted Period (as defined below) upon delivery of the certification contemplat-ed by Exhibit C. Each Regulation S Global Note will be deposited upon issuance with the Common Depositary and registered in the name of the Common Depositary, or its nominee, in the manner described in this Article II for cred-it to the respective accounts of the purchasers (or to such other accounts as they may direct). Prior to the 40th day after the later of the commencement of the offering of the Initial Notes and the Issue Date (such period through and including such 40th day, the “Restricted Period”), interests in the Temporary Regulation S Global Note may only be transferred to non-U.S. persons pursuant to Regulation S, unless exchanged for interests in a Global Note in accord-ance with the transfer and certification requirements described herein. The aggregate principal amount of the Regulation S Global Note may from time to time be increased or de-creased by adjustments made on the records of the Registrar or its nominee, as hereinafter provided. The Rule 144A Global Note and the Regulation S Global Note are sometimes collectively herein referred to as the “Global Notes.” The principal, interest and premium and Additional Amounts, if any, on the Global Notes will be made by one or more Paying Agents by wire transfer of immediately available funds to the account specified by the regis-tered Holder thereof (being the Common Depositary or its nominee for Euroclear and Clearstream). Principal, inter-est and premium and Additional Amounts, if any, on any Definitive Notes will be payable at the specified office or agency of one or more Paying Agents maintained for such purposes in the City of London. In addition, interest on the Definitive Notes may be paid, at the option of the Issuer, by check sent by first-class mail, postage prepaid, to the address of the Holder entitled thereto as shown on the register of Holders of Notes for the Definitive Notes. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage, in addition to those set forth on Exhibit A and in Section 2.1(d) and (e). The Issuer shall approve any notation, en-dorsement or legend on the Notes. Each Note shall be dated the date of its authentication. The terms of the Notes set forth in Exhibit A are part of the terms of this Indenture and, to the extent applicable, the Issuer, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to be bound by such terms. How-ever, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling. (c) Denominations. The Notes shall be in minimum denominations of €100,000 and integral multi-ples of €1,000 in excess thereof. (d) Restrictive Legends. Unless and until (i) an Initial Note or an Additional Note issued as a Re-stricted Note is sold under an effective registration statement or (ii) each of the Issuer and the Registrar receives an Opinion of Counsel reasonably satisfactory to it stating that neither such legend nor the related restrictions on trans-fer are required in order to maintain compliance with the provisions of the Securities Act: (1) the Rule 144A Global Note and the Regulation S Global Note shall bear the following legend on the face thereof: THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY OTHER APPLICABLE JURISDICTION AND THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSU--50-

ANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN ACCORDANCE WITH AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIRE-MENTS OF THE SECURITIES ACT (SUBJECT TO THE DELIVERY OF SUCH EV-IDENCE, IF ANY, REQUIRED UNDER THE INDENTURE PURSUANT TO WHICH THIS NOTE IS ISSUED) AND IN ACCORDANCE WITH ANY APPLICABLE SE-CURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMP-TION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PRO-VIDED BY RULE 144A THEREUNDER OR ANOTHER EXEMPTION UNDER THE SECURITIES ACT. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTI-TUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A NON-U.S. PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EX-EMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO RE-QUESTS), SUBJECT TO THE RECEIPT BY THE REGISTRAR OF A CERTIFICA-TION OF THE TRANSFEROR AND AN OPINION OF COUNSEL TO THE EFFECT THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (2) TO THE ISSUER OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL AND EACH SUBSE-QUENT HOLDER IS REQUIRED TO NOTIFY ANY PURCHASER FROM IT OF THE NOTE EVIDENCED HEREBY OF THE RESALE RESTRICTION SET FORTH IN (A) ABOVE. (2)the Temporary Regulation S Global Note shall bear the following additional legend on the face thereof: THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANS-ACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE U.S. SE-CURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE AC-COUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULA-TION S UNDER THE SECURITIES ACT. (e) Global Note Legend. Each Global Note, whether or not an Initial Note, shall bear the following legend on the face thereof: UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON DEPOSITARY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REG-ISTERED IN THE NAME OF THE COMMON DEPOSITARY OR A NOMINEE OF THE COMMON DEPOSITARY OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AU-THORIZED REPRESENTATIVE OF THE COMMON DEPOSITARY (AND ANY PAYMENT IS MADE TO ITS NOMINEE OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN -51-

AUTHORIZED REPRESENTATIVE OF THE COMMON DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PER-SON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, A NOMINEE OF THE COMMON DEPOSITARY, HAS AN INTEREST HEREIN. TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO THE COMMON DEPOSITARY, TO NOMINEES OF THE COM-MON DEPOSITARY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMI-NEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF. (f) [Reserved]. (g) Book-Entry Provisions. (i) This Section 2.1(g) shall apply only to Global Notes deposited with the Common Depositary. (1) Each Global Note initially shall (x) be registered in the name of the Common Depositary or the nominee of the Common Depositary, (y) be delivered to the Common Depositary and (z) bear leg-ends as set forth in Section 2.1(e). Transfers of a Global Note (but not a beneficial interest therein) will be limited to transfers thereof in whole, but not in part, to the Common Depositary, its successors or its respec-tive nominees, except as set forth in Section 2.1(g)(4) and 2.1(h). If a beneficial interest in a Global Note is transferred or exchanged for a beneficial interest in another Global Note, the Registrar will (x) record a de-crease in the principal amount of the Global Note being transferred or exchanged equal to the principal amount of such transfer or exchange and (y) record a like increase in the principal amount of the other Global Note. Any beneficial interest in one Global Note that is transferred to a Person who takes delivery in the form of an interest in another Global Note, or exchanged for an interest in another Global Note, will, upon transfer or exchange, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer and exchange restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest. (2) Members of, or participants or account holders in, Euroclear or Clearstream (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Common Depositary or under such Global Note, and the Common Depositary or its nominee may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by Euroclear or Clearstream or impair, as between Euroclear or Clearstream, as the case may be, and their respective Agent Members, the operation of customary practices of such persons governing the exercise of the rights of a holder of a beneficial interest in any Global Note. (3) In connection with any transfer of a portion of the beneficial interest in a Global Note pursuant to Section 2.1(h) to beneficial owners who are required to hold Definitive Notes, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Issuer shall execute, and the Trustee or the Authentication Agent, as the case may be, shall authenticate and make available for delivery, one or more Definitive Notes of like tenor and amount. (4) In connection with the transfer of an entire Global Note to beneficial owners pursuant to Section 2.1(h), such Global Note shall be deemed to be surrendered to the Registrar for cancellation, and the Issuer shall execute, and the Trustee or the Authentication Agent, as the case may be, shall authenticate and make available for delivery, to each beneficial owner identified by the nominee of the Common Depos-itary in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of De-finitive Notes of authorized denominations. -52-

(5) The registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes. (6) Any Holder of a Global Note shall, by acceptance of such Global Note, agree that trans-fers of beneficial interests in such Global Note may be effected only through a book-entry system main-tained by (i) the Holder of such Global Note (or its agent) or (ii) any holder of a beneficial interest in such Global Note, and that ownership of a beneficial interest in such Global Note shall be required to be reflect-ed in a book entry. (h) Definitive Notes. Except as provided below, owners of beneficial interests in Global Notes will not be entitled to receive Definitive Notes. Definitive Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Note if (A) Euroclear or Clearstream notifies the Issuer that it is unwilling or unable to continue as Depositary for the Global Note and the Issuer fails to appoint a successor depositary within 90 days of such notice or (B) if the beneficial owner of a Global Note requests such exchange in writing delivered through Euroclear or Clearstream following an Event of Default and commencement of enforcement action under this Indenture. In the event of the occurrence of any of the events specified in clause (A) or (B) of the preceding sentence, the Issuer shall promptly make available to the Authentication Agent a sufficient supply of Definitive Notes. In addition, any Note transferred to an affiliate (as defined in Rule 405 under the Securities Act) of the Issuer or evidencing a Note that has been acquired by an affiliate in a transaction or series of transactions not involving any public offering must, until one year after the last date on which either the Issuer or any affiliate of the Issuer was an owner of the Note, be in the form of a Definitive Note and bear the legend regarding transfer restrictions in Section 2.1(d). (1) Any Definitive Note delivered in exchange for an interest in a Global Note pursuant to Section 2.1(h) shall, except as otherwise provided by Section 2.6(d), bear the applicable legend regarding transfer restrictions applicable to the Global Note set forth in Section 2.1(d). (2) If a Definitive Note is transferred or exchanged for a beneficial interest in a Global Note, (x) the Registrar will cancel such Definitive Note, (y) the Registrar will record an increase in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (z) in the event that such transfer or exchange involves less than the entire principal amount of the cancelled Definitive Note, the Issuer shall execute, and the Trustee or the Authentication Agent, as the case may be, shall au-thenticate and make available for delivery, to the transferring Holder a new Definitive Note representing the principal amount not so transferred. (3) If a Definitive Note is transferred or exchanged for another Definitive Note, (x) the Reg-istrar will cancel the Definitive Note being transferred or exchanged, (y) the Issuer shall execute, and the Trustee or the Authentication Agent, as the case may be, shall authenticate and make available for delivery, one or more new Definitive Notes in authorized denominations having an aggregate principal amount equal to the principal amount of such transfer or exchange to the transferee (in the case of a transfer) or the Hold-er of the cancelled Definitive Note (in the case of an exchange), registered in the name of such transferee or Holder, as applicable, and (z) if such transfer or exchange involves less than the entire principal amount of the cancelled Definitive Note, the Issuer shall execute, and the Trustee or the Authentication agent, as the case may be, shall authenticate and make available for delivery to the Holder thereof, one or more Defini-tive Notes in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the cancelled Definitive Notes, registered in the name of the Holder thereof. (4) Notwithstanding anything to the contrary in this Indenture, in no event shall a Definitive Note be delivered upon exchange or transfer of a beneficial interest in the Temporary Regulation S Global Note prior to the end of the Restricted Period. SECTION 2.2 Execution and Authentication. One Officer shall sign the Notes for the Issuer by man-ual, facsimile or PDF signature. If the Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless. -53-

A Note shall not be valid until an authorized signatory of the Trustee or the Authentication Agent manually authenticates the Note. The signature of the Trustee or the Authentication Agent on a Note shall be conclusive evi-dence that such Note has been duly and validly authenticated and issued under this Indenture. A Note shall be dated the date of its authentication. At any time and from time to time after the execution and delivery of this Indenture, the Issuer shall issue and the Trustee or the Authentication Agent, as the case may be shall authenticate and make available for delivery: (1) Initial Notes for original issue on the Issue Date in an aggregate principal amount of €450,000,000, (2) subject to the terms of this Indenture, Additional Notes for original issue in an unlimited principal amount, and (3) under the circumstances set forth in Section 2.6(e), Initial Notes in the form of an Unrestricted Global Note, in each case upon a written order of the Issuer signed by one Officer (the “Issuer Order”). Such Issuer Order shall specify whether the Notes will be in the form of Definitive Notes or Global Notes, the amount of the Notes to be authenticated, the date on which the original issue of Notes is to be authenticated, the Holder and whether the Notes are to be Initial Notes or Additional Notes. The Issuer may appoint an Authentication Agent reasonably acceptable to the Trustee to authenticate the Notes. Any such appointment shall be evidenced by an instrument signed by an Officer, a copy of which shall be furnished to the Trustee. Unless limited by the terms of such appointment, any such Authentication Agent may au-thenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by the Authentication Agent. An Authentication Agent has the same rights as any Registrar, Transfer Agent, Paying Agent or agent for service of notices and demands. The Issuer hereby appoints Citibank, N.A., London Branch to act as the Authentication Agent. In case the Issuer or any Guarantor, pursuant to Article IV or Section 10.2, as applicable, shall be consoli-dated or merged with or into any other Person or shall convey, transfer or lease all or substantially all of its assets to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Issuer or any Guarantor shall have been merged, or the Person which shall have received a conveyance, transfer or lease as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article IV, any of the Notes authenticated or delivered prior to such consolidation, merger, conveyance, transfer or lease may (but shall not be required), from time to time, at the request of the successor Person, be exchanged for other Notes exe-cuted in the name of the successor Person with such changes in phraseology and form as may be appropriate to re-flect such successor Person, but otherwise in substance of like tenor as the Notes surrendered for such exchange and of like principal amount; and the Trustee or the Authentication Agent, as the case may be, upon the Issuer Order of the successor Person, shall authenticate and make available for delivery Notes as specified in such order for the pur-pose of such exchange. If Notes shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section 2.2 in exchange or substitution for or upon registration of transfer of any Notes, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Notes at the time outstanding for Notes authenticated and delivered in such new name. SECTION 2.3 Registrar, Transfer Agent and Paying Agent. The Issuer shall maintain (x) an office or agency where Notes may be presented for registration of transfer or for exchange (the “Registrar”), (y) an office or agency in London, England where Notes may be presented for payment (the “Paying Agent”) and (z) an office or agency where Notes may be transferred or exchanged (the “Transfer Agent”). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Registrar shall provide a copy of such register from time to time upon request of the Issuer. The Issuer may appoint one or more co-registrars, one or more transfer agents and one or more additional paying agents. The term “Registrar” includes any co-registrars. The term “Paying Agent” means the Paying Agent and any additional paying agent. The term “Transfer Agent” includes any co-transfer agents. The Issuer shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. The Issuer shall enter into an appropriate agency agreement with any Registrar, Transfer Agent or Paying Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuer shall notify the Trustee in writing of the name and address of each such Agent. If the Issuer fails to maintain a Registrar, Transfer Agent or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.7. The Issuer or any Guarantor may act as Paying Agent, Registrar or Transfer Agent. -54-

The Issuer may change any Paying Agent, Registrar or Transfer Agent for the Notes without prior notice to the Holders of such Notes. However, if and for so long as Notes are listed on the Exchange and if and to the extent the rules of the Exchange so require, the Issuer will notify the Exchange of any change of Paying Agent or Registrar in respect of the Notes. The Issuer will notify the Trustee, in writing, of any change to the Paying Agent or Registrar in respect of the Notes. The Registrar, Paying Agent or Transfer Agent may resign at any time upon written notice to the Issuer and the Trustee. The Issuer initially appoints Citibank, N.A., London Branch as Paying Agent, Registrar and Transfer Agent. SECTION 2.4 Paying Agent to Hold Money. Prior to 11:00 a.m. London time, on each due date of the principal of, premium, if any, or interest or Additional Amounts on any Note is due and payable, the Issuer shall deposit with the Paying Agent a sum sufficient in Euro in immediately available funds to pay such principal, premi-um or interest when due. The Issuer shall require the Paying Agent (other than the Trustee) to agree in writing that such Paying Agent shall notify the Trustee in writing of any default by the Issuer or any Guarantor in making any such payment and shall during the continuance of any default by the Issuer (or any other obligor upon the Notes) in the making of any payment in respect of the Notes, upon the written request of the Trustee, forthwith deliver to the Trustee all sums held by such Paying Agent for payment in respect of the Notes together with a full accounting thereof. If the Issuer or a Subsidiary of the Issuer acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund for the benefit of the Trustee and the Holders. The Issuer at any time may require a Paying Agent (other than the Trustee) to pay all money held by it to the Trustee and to account for any funds or assets disbursed by such Paying Agent. Upon complying with this Section 2.4, the Paying Agent (if other than the Issuer or a Subsidiary of the Issuer) shall have no further liability for the money delivered to the Trus-tee. Upon any bankruptcy, reorganization or similar proceeding with respect to the Issuer, the Trustee shall serve as Paying Agent for the Notes. The Paying Agent will hold all funds received pursuant hereto as banker and as a result, such money will not be held in accordance with the rules established by the United Kingdom’s Financial Conduct Authority in the Financial Conduct Authority’s Handbook of rules and guidance from time to time in relation to cli-ent money. The Paying Agent shall not be bound to make any payment pursuant to this Indenture unless and until it is has received in cleared funds the full amounts due from the Issuer or any Guarantor pursuant to this Section 2.4. The Issuer shall before 10:00 a.m. (London time), on the second Business Day prior to the day on which the Paying Agent is to receive payment, procure that the bank effecting payment for it confirms by fax or tested SWIFT MT100 message to the Paying Agent the payment instructions relating to such payment. SECTION 2.5 Holder Lists. The Registrar shall preserve in as current a form as is reasonably practi-cable the most recent list available to it of the names and addresses of all Holders. If the Trustee is not the Registrar, the Issuer, on its own behalf and on behalf of each of the Guarantors, shall furnish or cause the Registrar to furnish to the Paying Agent, in writing at least five (5) Business Days before each interest payment date and to the Paying Agent or, as the case may be, the Trustee at such other times as the Trustee or the Paying Agent may request in writ-ing, a list in such form and as of such date as the Trustee and the Paying Agent may reasonably require of the names and addresses of all Holders. SECTION 2.6 Transfer and Exchange. (a) A Holder may transfer a Note (or a beneficial interest therein) to another Person or exchange a Note (or a beneficial interest therein) for another Note or Notes of any authorized denomination by presenting to the Registrar a written request therefor stating the name of the proposed transferee or requesting such an exchange, ac-companied by any certification, opinion or other document required by this Section 2.6. The Registrar will promptly register any transfer or exchange that meets the requirements of this Section 2.6 by noting the same in the register maintained by the Registrar for the purpose, and no transfer or exchange will be effective until it is registered in such register. The transfer or exchange of any Note (or a beneficial interest therein) may only be made in accord-ance with this Section 2.6 and Section 2.1(g) and 2.1(h), as applicable, and, in the case of a Global Note (or a bene-ficial interest therein), the applicable rules and procedures of Euroclear and Clearstream. The Registrar shall refuse to register any requested transfer or exchange that does not comply with this paragraph. -55-

(b) Transfers of Rule 144A Notes. The following provisions shall apply with respect to any proposed registration of transfer of a Rule 144A Note prior to the date that is one year after the later of the date of its original issue and the last date on which the Issuer or any Affiliate of the Issuer was the owner of such Notes (or any prede-cessor thereto) (the “Resale Restriction Termination Date”): (1) a registration of transfer of a Rule 144A Note or a beneficial interest therein to a QIB shall be made upon the representation of the transferee in the form as set forth on the reverse of the Note that it is purchasing for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; pro-vided that no such written representation or other written certification shall be required in connection with the transfer of a beneficial interest in the Rule 144A Global Note to a transferee in the form of a beneficial interest in that Rule 144A Global Note in accordance with this Indenture and the applicable procedures of Euroclear and Clearstream; (2) [reserved]; and (3) a registration of transfer of a Rule 144A Note or a beneficial interest therein to a Non-U.S. Person shall be made upon receipt by the Issuer and the Registrar or its agent of a certificate substan-tially in the form set forth in Exhibit D from the proposed transferee and the delivery of an Opinion of Counsel, certification and/or other information satisfactory to the Issuer. (c) Transfers of Regulation S Notes. The following provisions shall apply with respect to any pro-posed transfer of a Regulation S Note prior to the expiration of the Restricted Period: (1) a transfer of a Regulation S Note or a beneficial interest therein to a QIB shall be made upon the representation of the transferee, in the form of assignment on the reverse of the Note, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has re-ceived such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; (2) [reserved]; and (3) a transfer of a Regulation S Note or a beneficial interest therein to a Non-U.S. Person shall be made upon receipt by the Registrar or its agent of a certificate substantially in the form set forth in Exhibit D hereof from the proposed transferee and receipt by the Registrar or its agent of an Opinion of Counsel, certification and/or other information satisfactory to the Issuer. After the expiration of the Restricted Period, interests in the Regulation S Note may be transferred in ac-cordance with applicable law without requiring the certification set forth in Exhibit D or any additional certification. (d) Restricted Notes Legend. Upon the transfer, exchange or replacement of Notes not bearing a Re-stricted Notes Legend, the Registrar shall deliver Notes that do not bear a Restricted Notes Legend. Upon the trans-fer, exchange or replacement of Notes bearing a Restricted Notes Legend, the Registrar shall deliver only Notes that bear a Restricted Notes Legend unless (1) an Initial Note is being transferred pursuant to an effective registration statement, (2) Initial Notes are being exchanged for Notes that do not bear the Restricted Notes Legend in accord-ance with Section 2.6(e) or (3) there is delivered to each of the Issuer and the Registrar an Opinion of Counsel satis-factory to it stating that neither such legend nor the related restrictions on transfer are required in order to maintain -56-

compliance with the provisions of the Securities Act. Any Additional Notes sold in a registered offering shall not be required to bear the Restricted Notes Legend. (e) Automatic Exchange from Global Note Bearing Restricted Notes Legend to Global Note Not Bearing Restricted Notes Legend. Upon the Issuer’s satisfaction that the Restricted Notes Legend shall no longer be required in order to maintain compliance with the Securities Act, beneficial interests in a Global Note bearing the Restricted Notes Legend (a “Restricted Global Note”) may be automatically exchanged into beneficial interests in a Global Note not bearing the Restricted Notes Legend (an “Unrestricted Global Note”) without any action required by or on behalf of the Holder (the “Automatic Exchange”) at any time on or after the date that is the 366th calendar day after (1) with respect to the Notes issued on the Issue Date, the Issue Date or (2) with respect to Additional Notes, if any, the issue date of such Additional Notes, or, in each case, if such day is not a Business Day, on the next succeeding Business Day (the “Automatic Exchange Date”). Upon the Issuer’s satisfaction that the Restricted Notes Legend shall no longer be required in order to maintain compliance with the Securities Act, the Issuer shall (i) pro-vide written notice to the Common Depositary and the Trustee at least fifteen (15) calendar days prior to the Auto-matic Exchange Date, instructing the nominee of the Common Depositary to exchange all of the outstanding benefi-cial interests in a particular Restricted Global Note to the Unrestricted Global Note, which the Issuer shall have pre-viously otherwise made eligible for exchange with the Common Depositary, (ii) provide prior written notice (the “Automatic Exchange Notice”) to each Holder at such Holder’s address appearing in the register of Holders at least fifteen (15) calendar days prior to the Automatic Exchange Date (the “Automatic Exchange Notice Date”), which notice must include (w) the Automatic Exchange Date, (x) the section of this Indenture pursuant to which the Auto-matic Exchange shall occur, (y) the “ISIN” or “Common Code” number of the Restricted Global Note from which such Holder’s beneficial interests will be transferred and (z) the “ISIN” or “Common Code” number of the Unre-stricted Global Note into which such Holder’s beneficial interests will be transferred, and (iii) on or prior to the Au-tomatic Exchange Date, deliver to the Trustee or Authentication Agent, as the case may be, for authentication one or more Unrestricted Global Notes, duly executed by the Issuer, in an aggregate principal amount equal to the aggre-gate principal amount of Restricted Global Notes to be exchanged into such Unrestricted Global Notes. Notwithstanding anything to the contrary in this Section 2.6(e), during the fifteen (15) calendar day period prior to the Automatic Exchange Date, no transfers or exchanges other than pursuant to this Section 2.6(e) shall be permitted without the prior written consent of the Issuer. As a condition to any Automatic Exchange, the Issuer shall provide, and the Trustee shall be entitled to conclusively rely upon, an Officer’s Certificate and Opinion of Counsel to the Issuer stating that the Automatic Exchange shall be effected in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Notes Legend shall no longer be required in order to maintain compliance with the Securities Act and that the aggregate principal amount of the particular Restricted Global Note is to be transferred to the particular Unrestricted Global Note by adjustment made on the records of the Registrar to reflect the Automatic Exchange. Upon such exchange of beneficial interests pursuant to this Section 2.6(e), the aggregate principal amount of the Global Notes shall be increased or decreased by adjust-ments made on the records of the Registrar to reflect the relevant increase or decrease in the principal amount of such Global Note resulting from the applicable exchange. The Restricted Global Note from which beneficial inter-ests are transferred pursuant to an Automatic Exchange shall be cancelled following the Automatic Exchange. (f) Retention of Written Communications. The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.1 or this Section 2.6, in accordance with applicable law and the Registrar’s customary procedures. The Issuer shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable prior written notice to the Registrar. (g) Obligations with Respect to Transfers and Exchanges of Notes. To permit registrations of trans-fers and exchanges, the Issuer shall, subject to the other terms and conditions of this Article II, execute and the Trus-tee or the Authentication Agent, as the case may be, shall authenticate Definitive Notes and Global Notes at the Is-suer’s and Registrar’s written request. No service charge shall be made to a Holder for any registration of transfer or exchange, but the Issuer may require the Holder to pay a sum sufficient to cover any transfer tax assessments or similar governmental charge pay-able in connection therewith (other than any such transfer taxes, assessments or similar governmental charges paya-ble upon exchange or transfer pursuant to Section 2.2, 2.11, 2.13, 5.6 or 9.5). -57-

The Issuer (and the Registrar) shall not be required to register the transfer of or exchange of any Note (A) for a period beginning (1) 30 calendar days before the mailing of a notice of redemption of Notes to be redeemed and ending at the close of business on the day of such mailing or (2) 15 calendar days before an interest payment date and ending on such interest payment date, (B) called for redemption, except the unredeemed portion of any Note being redeemed in part or (C) tendered (and not withdrawn) for repurchase in connection with a Change of Control Offer or an Asset Disposition Offer, except the untendered portion of any Note being repurchased in part. Prior to the due presentation for registration of transfer of any Note, the Issuer, the Trustee, the Paying Agent, the Transfer Agent or the Registrar may deem and treat the Person in whose name a Note is registered as the owner of such Note for the purpose of receiving payment of principal of, premium, if any, and interest on such Note and for all other purposes whatsoever, including, without limitation, the transfer or exchange of such Note, whether or not such Note is overdue, and none of the Issuer, the Trustee, the Paying Agent, the Transfer Agent or the Regis-trar shall be affected by notice to the contrary. Any Definitive Note delivered in exchange for an interest in a Global Note pursuant to Section 2.1(h) shall, except as otherwise provided by Section 2.6(d), bear the applicable legend regarding transfer restrictions applicable to the Definitive Note set forth in Section 2.1(d). All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange. (h) No Obligation of the Trustee. None of the Trustee, the Paying Agent, the Transfer Agent or the Registrar in any of their respective capacities hereunder, shall have any responsibility or obligation to any beneficial owner of a Global Note, any Agent Member or other Person with respect to the accuracy of the records of the Com-mon Depositary or its nominee or of any Agent Member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than Euroclear and Clearstream) of any notice (including any notice of redemption or purchase) or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to such Notes. All notices and communi-cations to be given to the Holders and all payments to be made to Holders in respect of the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Common Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through Eu-roclear and Clearstream subject to the applicable rules and procedures of Euroclear and Clearstream. The Trustee may rely and shall be fully protected in relying upon information furnished by Euroclear and Clearstream with re-spect to its members, participants and any beneficial owners. None of the Trustee, the Paying Agent, the Transfer Agent or the Registrar shall have any obligation or du-ty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Euroclear and Clearstream participants, members or beneficial owners in any Global Note) other than to re-quire delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial com-pliance as to form with the express requirements hereof. Neither the Trustee nor any of its agents shall have any responsibility for any actions taken or not taken by Euroclear and Clearstream. SECTION 2.7 [Reserved]. SECTION 2.8 [Reserved]. SECTION 2.9 [Reserved]. SECTION 2.10 [Reserved]. SECTION 2.11 Mutilated, Destroyed, Lost or Stolen Notes. If a mutilated Note is surrendered to the Registrar or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Issuer -58-

shall issue and the Trustee or Authentication Agent, as the case may be, shall authenticate a replacement Note if such Holder (a) satisfies the Issuer and the Trustee that such Note has been lost, destroyed or wrongfully taken with-in a reasonable time after such Holder has notice of such loss, destruction or wrongful taking and the Registrar has not registered a transfer prior to receiving such notification, (b) makes such request to the Issuer and the Trustee prior to the Note being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a “protected purchaser”) and (c) satisfies any other reasonable requirements of the Trustee or the Issuer; pro-vided, however, if after the delivery of such replacement Note, a protected purchaser of the Note for which such re-placement Note was issued presents for payment or registration such replaced Note, the Trustee and/or the Issuer shall be entitled to recover such replacement Note from the Person to whom it was issued and delivered or any Per-son taking therefrom, except a protected purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Trustee in connec-tion therewith. Such Holder shall furnish an indemnity bond sufficient in the judgment of the (i) Trustee to protect the Trustee and (ii) the Issuer to protect the Issuer, the Trustee, the Paying Agent, the Transfer Agent and the Regis-trar, from any loss which any of them may suffer if a Note is replaced, and, in the absence of notice to the Issuer, any Guarantor or the Trustee that such Note has been acquired by a protected purchaser, the Issuer shall execute, and upon receipt of an Issuer Order, the Trustee or Authentication Agent, as the case may be, shall authenticate and make available for delivery, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount, bearing a number not contemporaneously outstanding. In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and paya-ble, the Issuer in its discretion may, instead of issuing a new Note, pay such Note. Upon the issuance of any new Note under this Section 2.11, the Issuer may require that such Holder pay a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of counsel and of the Trustee) in connection therewith. Subject to the proviso in the initial paragraph of this Section 2.11, every new Note issued pursuant to this Section 2.11 in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, any Guarantor (if applicable) and any other obligor upon the Notes, whether or not the muti-lated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder. The provisions of this Section 2.11 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes. SECTION 2.12 Outstanding Notes. Notes outstanding at any time are all Notes authenticated by the Trustee or Authentication Agent, as the case may be, except for those cancelled by the Registrar, those delivered to the Registrar for cancellation, those paid pursuant to Section 2.11 and those described in this Section 2.12 as not outstanding. A Note does not cease to be outstanding in the event the Issuer or an Affiliate of the Issuer holds the Note; provided, however, that (i) for purposes of determining which are outstanding for consent or voting purposes hereunder, the provisions of Section 13.6 shall apply and (ii) in determining whether the Trustee shall be protected in making a determination whether the Holders of the requisite principal amount of outstanding Notes are present at a meeting of Holders of Notes for quorum purposes or have consented to or voted in favor of any request, demand, authorization, direction, notice, consent, waiver, amendment or modification hereunder, or relying upon any such quorum, consent or vote, only Notes which a Trust Officer of the Trustee actually knows to be held by the Issuer or an Affiliate of the Issuer shall not be considered outstanding. If a Note is replaced pursuant to Section 2.11 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee and the Issuer receive proof satisfactory to them that the replaced Note is held by a protected purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replace-ment pursuant to Section 2.11. If the Paying Agent holds, in accordance with this Indenture, on a Redemption Date or maturity date, mon-ey sufficient to pay all principal, premium, if any, and accrued interest payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from -59-

paying such money to the Holders on that date pursuant to the terms of this Indenture, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue. SECTION 2.13 Temporary Notes. In the event that Definitive Notes are to be issued under the terms of this Indenture, until such Definitive Notes are ready for delivery, the Issuer may prepare and the Trustee or Authen-tication Agent, as the case may be, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form, and shall carry all rights, of Definitive Notes but may have variations that the Issuer considers appropriate for temporary Notes. Without unreasonable delay, the Issuer shall prepare and the Trustee or Authentication Agent, as the case may be, shall authenticate Definitive Notes. After the preparation of Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the temporary Notes at any office or agency maintained by the Issuer for that purpose and such exchange shall be without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Issuer shall execute, and the Trustee or Authentication Agent, as the case may be, shall, upon receipt of an Issuer Order, authenticate and make available for delivery in exchange therefor, one or more Definitive Notes representing an equal principal amount of Notes. Until so ex-changed, the Holder of temporary Notes shall in all respects be entitled to the same benefits under this Indenture as a Holder of Definitive Notes. SECTION 2.14 Cancellation. The Issuer at any time may deliver Notes to the Registrar for cancella-tion. The Trustee, the Transfer Agent and the Paying Agent shall forward to the Registrar any Notes surrendered to them for registration of transfer, exchange or payment. The Registrar and no one else shall cancel all Notes surren-dered for registration of transfer, exchange, payment or cancellation and dispose of such Notes in accordance with its internal policies and customary procedures (subject to the record retention requirements of the Exchange Act and the Trustee). If the Issuer or any Guarantor acquires any of the Notes, such acquisition shall not operate as a re-demption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Registrar for cancellation pursuant to this Section 2.14. The Issuer may not issue new Notes to replace Notes it has paid or delivered to the Trustee or the Registrar for cancellation for any reason other than in connection with a transfer or exchange. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, transferred, redeemed, repurchased or cancelled, such Global Note shall be returned by the Common Depositary to the Registrar for cancellation or retained and cancelled by the Registrar. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or cancelled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Registrar with respect to such Global Note, to reflect such reduction. SECTION 2.15 Payment of Interest; Defaulted Interest. Interest on any Note which is payable, and is punctually paid or duly provided for, on any interest payment date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered at the close of business on the regular record date for such payment at the office or agency of the Issuer maintained for such purpose pursuant to Section 2.3. Any interest on any Note which is payable, but is not paid when the same becomes due and payable and such nonpayment continues for a period of 30 days shall forthwith cease to be payable to the Holder on the regular record date, and such defaulted interest and (to the extent lawful) interest on such defaulted interest at the rate borne by the Notes (such defaulted interest and interest thereon herein collectively called “Defaulted Interest”) shall be paid by the Issuer, at its election in each case, as provided in clause (a) or (b) below: (a) the Issuer may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective predecessor Notes) are registered at the close of business on a Special Record Date (as defined below) for the payment of such Defaulted Interest, which shall be fixed in the fol-lowing manner. The Issuer shall notify the Trustee and the Paying Agent in writing of the amount of De-faulted Interest proposed to be paid on each Note and the date (not less than 30 days after such notice) of the proposed payment (the “Special Interest Payment Date”), and at the same time the Issuer shall deposit with the Trustee (or other such entity directed, designated or appointed by the Issuer and reasonably ac-ceptable to the Trustee acting for the Trustee for such purpose) an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to -60-

the Trustee (or other such entity directed, designated or appointed by the Issuer and reasonably acceptable to the Trustee acting for the Trustee for such purpose) for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such De-faulted Interest as in this Section 2.15(a). Thereupon the Issuer shall fix a record date (the “Special Record Date”) for the payment of such Defaulted Interest, which date shall be not more than 20 calendar days and not less than 15 calendar days prior to the Special Interest Payment Date and not less than 10 calendar days after the receipt by the Trustee of the notice of the proposed payment. The Issuer shall promptly notify the Trustee in writing of such Special Record Date, and in the name and at the expense of the Issuer, the Pay-ing Agent shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor to be given in the manner provided for in Section 13.2, not less than 10 calendar days prior to such Special Record Date. Notice of the proposed payment of such De-faulted Interest and the Special Record Date and Special Interest Payment Date therefor having been so given, such Defaulted Interest shall be paid on the Special Interest Payment Date to the Persons in whose names the Notes (or their respective predecessor Notes) are registered at the close of business on such Spe-cial Record Date and shall no longer be payable pursuant to the provisions in Section 2.15(b); or (b) the Issuer may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after written notice given by the Issuer to the Trustee and the Paying Agent of the proposed payment pursuant to this Section 2.15(b), such manner of payment shall be deemed practicable by the Trustee. (c) The rates of interest provided for in this Indenture, including, without limitation, this Sec-tion 2.15, are minimum interest rates. (d) When entering into this Indenture, the parties have assumed that the interest payable at the rates set out in this Section 2.15 or in other Sections of this Indenture is not and will not become subject to Swiss Withholding Tax. Notwithstanding that the parties do not anticipate (acting in good faith) that any payment of interest will be subject to Swiss Withholding Tax, they agree that, if a tax deduction or with-holding for Swiss Withholding Tax is required by law to be made by the Issuer, any Guarantor or any other applicable withholding agent in respect of any interest payable by it under this Indenture and should in re-spect of the Issuer or any such Guarantor under Section 3.21 or similar provisions be unenforceable for any reason, the applicable interest rate in relation to that interest payment shall be: (i) the interest rate which would have applied to that interest payment (as provided for in this Indenture in the absence of this paragraph (d)) divided by (ii) 1 minus the rate at which the relevant tax deduction or withholding for Swiss Withholding Tax is required to be made (where the rate at which the relevant deduction or with-holding of Swiss Withholding Tax is required to be made is for this purpose expressed as a frac-tion of 1 rather than as a percentage) and (A) the Issuer or any applicable Guarantor shall be obliged to pay the relevant interest at the adjusted rate in accordance with this paragraph, (B) the Issuer, the applicable Guarantor or the other applicable withholding agent shall make the deduc-tion or withholding of Swiss Withholding Tax on the recalculated interest and (C) all references to a rate of interest in this Indenture shall be construed accordingly. (e) To the extent that interest payable by the Issuer or any Guarantor under this Indenture be-comes subject to Swiss Withholding Tax, the Trustee, the Issuer and such Guarantor shall promptly co-operate in completing any procedural formalities (including submitting forms and documents required by the appropriate tax authority) to the extent possible and necessary for the Issuer or such Guarantor to obtain authorization to make interest payments without them being subject to Swiss Withholding Tax or to allow the Trustee and any holder to prepare claims for the refund of any Swiss Withholding Tax so deducted. Subject to the foregoing provisions of this Section 2.15, each Note delivered under this Indenture upon reg-istration of, transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note. -61-

SECTION 2.16 ISIN and Common Code Numbers. The Issuer in issuing the Notes may use “ISIN” and “Common Code” numbers and, if so, the Trustee and the Paying Agent shall use “ISIN” and “Common Code” numbers in notices of redemption or purchase as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption or purchase and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption or purchase shall not be affected by any defect in or omis-sion of such ISIN and Common Code numbers. The Issuer shall as promptly as practicable notify the Trustee and the Paying Agent in writing of any change in the ISIN and Common Code numbers. SECTION 2.17 Agency. (a) Actions of Agents. The rights, powers, duties and obligations and actions of each Agent under this Indenture are several and not joint or joint and several. (b) Agents of Trustee. The Issuer and the Agents acknowledge and agree that in the event of a Default or Event of Default, the Trustee may, by notice in writing to the Issuer and the Agents, require that the Agents act as agents of, and take instructions exclusively from, the Trustee. Prior to receiving such written notice from the Trus-tee, the Agents shall be the agents of the Issuer and need have no concern for the interests of the Holders. (c) Publication of Notices. Any obligation the Agents may have to publish a notice to Holders of Global Notes on behalf of the Issuer will be met upon delivery of the notice to Euroclear and/or Clearstream. (d) No Fiduciary Duty. No Agent shall be under any fiduciary duty or other obligation towards, or have any relationship of agency or trust, for or with any person other than the Issuer. (e) Tax Withholding. (1) The Issuer shall notify each Agent in the event that any payment to be made by an Agent under the Notes is a payment which could be subject to FATCA Withholding if such payment were made to a recipient that is generally unable to receive payments free from FATCA Withholding, and the extent to which the relevant payment is so treated; provided, however, that the Issuer’s obligations under this Section 2.17(e) shall apply only to the extent that such payments are so treated by virtue of characteristics of the Issuer, the Notes, or both. (2) Notwithstanding any other provision of this Indenture, each Agent shall be entitled to make a de-duction or withholding from any payment which it makes under the Notes for or on account of any Tax, if and only to the extent so required by Applicable Law, in which event the Agent shall make such payment after such deduc-tion or withholding has been made and shall account to the relevant Governmental Authority within the time al-lowed for the amount so deducted or withheld or, at its option, shall reasonably promptly after making such payment return to the Issuer the amount so deducted or withheld, in which case, the Issuer shall so account to the relevant Governmental Authority for such amount. For the avoidance of doubt, FATCA Withholding is a deduction or with-holding which is deemed to be required by Applicable Law for the purposes of this Section 2.17(e)(2). (3) In the event that the Issuer determines in its sole discretion that any deduction or withholding for or on account of any Tax will be required by Applicable Law in connection with any payment due to any of the Agents on any Notes, then, subject to Section 3.21, the Issuer will be entitled to redirect or reorganize any such payment in any way that it sees fit in order that the payment may be made without such deduction or withholding provided that, any such redirected or reorganized payment is made through a recognized institution of international standing and otherwise made in accordance with this Indenture. The Issuer will promptly notify the Agents and the Trustee of any such redirection or reorganization. For the avoidance of doubt, FATCA Withholding is a deduction or withholding which is deemed to be required by Applicable Law for the purposes of this Section 2.17(e)(3). SECTION 2.18 Illegality Disclaimer. Notwithstanding anything else herein contained, each Agent may refrain without liability from doing anything that would or might in its opinion be contrary to any law of any state or jurisdiction (including but not limited to the United States of America or any jurisdiction forming a part of it and -62-

England & Wales) or any directive or regulation of any agency of any such state or jurisdiction and may without liability do anything which is, in its opinion, necessary to comply with any such law, directive or regulation. ARTICLE III COVENANTS SECTION 3.1 Payment of Notes. The Issuer shall promptly pay the principal of, premium, if any, and interest and Additional Amounts, if any, on the Notes on the dates and in the manner provided in the Notes and in this Indenture. Principal, premium, if any, and interest and Additional Amounts, if any, shall be considered paid on the date due if by 11:00 a.m. London time on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal, premium, if any, and interest and Additional Amounts, if any, then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture. The Issuer shall pay interest on overdue principal at the rate specified therefor in the Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful. SECTION 3.2 Limitation on Indebtedness, Disqualified Stock and Preferred Stock. (a) The Issuer will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebted-ness (including Acquired Indebtedness) and the Issuer will not issue any shares of Disqualified Stock and will not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or Preferred Stock; provided, however, that the Issuer may Incur Indebtedness (including Acquired Indebtedness) and issue shares of Disqualified Stock, and any Restricted Subsidiary may incur Indebtedness (including Acquired Indebtedness), issue shares of Disquali-fied Stock and issue shares of Preferred Stock if, on the date of such Incurrence and after giving Pro Forma Effect thereto, the Consolidated Coverage Ratio for the Issuer and its Restricted Subsidiaries for the most recently ended Test Period at the time of such Incurrence is no less than 2.00 to 1.00; provided, further, that Restricted Subsidiaries that are Non-Guarantors may not Incur Indebtedness (including Acquired Indebtedness) or issue shares of Disquali-fied Stock or Preferred Stock pursuant to this Section 3.2(a) if, after giving Pro Forma Effect to such Incurrence (including the pro forma application of net proceeds therefrom), the aggregate principal amount of Indebtedness (including Acquired Indebtedness), Disqualified Stock and Preferred Stock of Non-Guarantors that would be out-standing at the time of such Incurrence pursuant to this Section 3.2(a), together with the aggregate principal amount of Indebtedness, Disqualified Stock and Preferred Stock outstanding in reliance upon Section 3.2(b)(5)(x), would exceed the greater of (a) $160.0 million and (b) 40.0% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) at the time of such Incurrence. (b) Section 3.2(a) will not prohibit the Incurrence of the following Indebtedness: (1) Indebtedness Incurred pursuant to any Credit Facility, including letters of credit or bank-ers’ acceptances issued or created under any such Credit Facility and Guarantees in respect of such Indebt-edness, in an aggregate outstanding principal amount at the time of Incurrence not greater than $2,220.0 million, plus the greater of (x) $387.0 million and (y) Consolidated EBITDA of the Issuer for the most recently ended Test Period, so long as immediately after giving effect to any such Incurrence and the application of net proceeds therefrom the Consolidated Secured Net Leverage Ratio does not exceed 4.75 to 1.00 (provided that any cash proceeds of any new Indebtedness then being Incurred shall not be netted from the numerator in the Consolidated Secured Net Leverage Ratio under this clause (1)(y) of Section 3.2(b) for purposes of determining whether such Indebtedness can be Incurred); (2) Guarantees by the Issuer or any Restricted Subsidiary of Indebtedness of the Issuer or any Restricted Subsidiary so long as the Incurrence of such Indebtedness is permitted under the terms of this Indenture; (3) Indebtedness of the Issuer owing to, or Disqualified Stock or Preferred Stock of the Issu-er issued to, and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owing to, or -63-

Disqualified Stock or Preferred Stock of a Restricted Subsidiary issued to, and held by the Issuer or any Restricted Subsidiary; provided, however, that: (i) any subsequent issuance or transfer of Capital Stock or any other event which results in any such Indebtedness, Disqualified Stock or Preferred Stock being held by a Person other than the Issuer or a Restricted Subsidiary; and (ii) any sale or other transfer of any such Indebtedness, Disqualified Stock or Pre-ferred Stock to a Person other than the Issuer or a Restricted Subsidiary (other than any pledge of such Indebtedness or Capital Stock constituting a Permitted Lien), shall be deemed, in each case, to constitute an Incurrence of such Indebtedness, Disqualified Stock or Pre-ferred Stock (to the extent such Indebtedness, Disqualified Stock or Preferred Stock is then outstanding) by the Issuer or such Restricted Subsidiary, as the case may be; (4) Indebtedness represented by (A) the Notes (other than any Additional Notes), including any Note Guarantee thereof, (B) any Indebtedness (other than Indebtedness incurred pursuant to Sections 3.2(b)(1) and (3)) outstanding on the Escrow Release Date, (C) Refinancing Indebtedness Incurred in re-spect of any Indebtedness described in this clause (4) or clause (5) or (9) of Section 3.2(b) or Incurred pur-suant to Section 3.2(a), and (D) Management Advances; (5) (x) Indebtedness and Disqualified Stock Incurred by the Issuer or any Restricted Subsidi-ary, and Preferred Stock, Incurred by any Restricted Subsidiary, to finance an acquisition, merger, amal-gamation or consolidation; provided that the aggregate principal amount of Indebtedness (including Ac-quired Indebtedness), Disqualified Stock and Preferred Stock that may be Incurred pursuant to the forego-ing clause (x), together with the aggregate principal amount of Indebtedness, Disqualified Stock and Pre-ferred Stock outstanding in reliance upon Section 3.2(a), in each case, by Non-Guarantors shall not exceed the greater of (A) $140.0 million and (B) 35.0% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) or (y) Indebtedness, Disqualified Stock or Preferred Stock of Per-sons that are acquired by the Issuer or any Restricted Subsidiary in accordance with the terms hereof (in-cluding designating an Unrestricted Subsidiary a Restricted Subsidiary), which Indebtedness, Disqualified Stock or Preferred Stock exists at the time of such acquisition and is not created in contemplation thereof; provided that, after giving effect to such acquisition, merger, amalgamation, consolidation or designation described in this clause (5), on a Pro Forma Basis any of the following conditions are satisfied: (i) the Issuer would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Coverage Ratio test set forth in Section 3.2(a); (ii) the Consolidated Coverage Ratio of the Issuer and the Restricted Subsidiaries as of the most recently ended Test Period would not be lower than the Consolidated Coverage Ratio immediately prior to such acquisition, merger, amalgamation, consolidation, Investment or desig-nation; (iii) the Consolidated Total Net Leverage Ratio of the Issuer and the Restricted Sub-sidiaries is not greater than 5.80 to 1.00 as of the most recently ended Test Period; provided that any cash proceeds of any new Indebtedness, Disqualified Stock or Preferred Stock then being In-curred shall not be netted from the numerator in the Consolidated Total Net Leverage Ratio for purposes of calculating the Consolidated Total Net Leverage Ratio under this clause (5)(iii) for purposes of determining whether such Indebtedness, Disqualified Stock or Preferred Stock can be Incurred; (iv) the Consolidated Total Net Leverage Ratio of the Issuer and the Restricted Sub-sidiaries as of the most recently ended Test Period would not be higher than immediately prior to such acquisition, merger, amalgamation, consolidation or designation; provided that any cash pro-ceeds of any new Indebtedness, Disqualified Stock or Preferred Stock then being Incurred shall -64-

not be netted from the numerator in the Consolidated Total Net Leverage Ratio for purposes of calculating the Consolidated Total Net Leverage Ratio under this clause (5)(iv) for purposes of de-termining whether such Indebtedness, Disqualified Stock or Preferred Stock can be Incurred; or (v) in the case of Indebtedness, such Indebtedness constitutes Acquired Indebted-ness (other than Indebtedness Incurred in contemplation of the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary or was otherwise ac-quired by the Issuer or a Restricted Subsidiary); provided that the only obligors with respect to such Indebtedness shall be those Persons who were obligors (or required to be obligors) of such Indebtedness prior to such acquisition, merger, amalgamation or consolidation; (6) Hedging Obligations (excluding Hedging Obligations entered into for speculative pur-poses); (7) Indebtedness and Disqualified Stock Incurred by the Issuer or any Restricted Subsidiary and Preferred Stock Incurred by any Restricted Subsidiary, in each case represented by Capitalized Lease Obligations (in the case of Indebtedness) or Purchase Money Obligations in an aggregate outstanding prin-cipal amount which, when taken together with the principal amount of all other Indebtedness, Disqualified Stock and Preferred Stock Incurred pursuant to this clause and then outstanding, does not exceed the great-er of (a) $120.0 million and (b) 30.0% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) at the time of Incurrence and any Refinancing Indebtedness in respect thereof; provided that Capitalized Lease Obligations Incurred by the Issuer or any Restricted Subsidiary pursuant to this clause (7) in connection with a Permitted Sale and Leaseback shall not be subject to the foregoing limitation so long as the net cash proceeds of such Permitted Sale and Leaseback are used by the Issuer or such Restricted Subsidiary to permanently repay outstanding term loans under any Credit Facility or other Indebtedness secured by a Lien on the assets subject to such Permitted Sale and Leaseback; (8) Indebtedness in respect of (i) workers’ compensation claims, self-insurance obligations, performance, indemnity, surety, judgment, appeal, advance payment, customs, value added or other tax or other guarantees or other similar bonds, instruments or obligations and completion guarantees and warran-ties provided by the Issuer or a Restricted Subsidiary or relating to liabilities, obligations or guarantees In-curred in the ordinary course of business or consistent with past practice; (ii) the honoring by a bank or oth-er financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordi-nary course of business or consistent with past practice; provided, however, that such Indebtedness is extin-guished within five Business Days of Incurrence; (iii) customer deposits and advance payments received in the ordinary course of business or consistent with past practice from customers for goods or services pur-chased in the ordinary course of business or consistent with past practice; (iv) letters of credit, bankers’ ac-ceptances, guarantees or other similar instruments or obligations issued or relating to liabilities or obliga-tions Incurred in the ordinary course of business or consistent with past practice; and (v) any customary treasury, depositary, cash management, automatic clearinghouse arrangements, overdraft protections, cash pooling or netting or setting off arrangements or similar arrangements in the ordinary course of business or consistent with past practice, including financial accommodations of the type described in the definition of “Cash Management Services” or “Bank Products”; (9) Indebtedness arising from agreements providing for guarantees, indemnification, obliga-tions in respect of earn-outs or other adjustments of purchase price or, in each case, similar obligations, in each case, Incurred or assumed in connection with the acquisition or disposition of any business or assets or Person or any Capital Stock of a Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring or disposing of such business or assets or such Subsidiary for the purpose of financing such ac-quisition or disposition); (10) Indebtedness and Disqualified Stock of the Issuer, and Indebtedness, Disqualified Stock and Preferred Stock of any Restricted Subsidiary, in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause and then outstanding, will not exceed 100% of the net cash proceeds received by the Issuer from the issu-ance or sale (other than to a Restricted Subsidiary) of its Subordinated Shareholder Funding or Capital -65-

Stock (other than Disqualified Stock, Designated Preferred Stock or an Excluded Contribution) or other-wise contributed to the equity (other than through the issuance of Disqualified Stock, Designated Preferred Stock or an Excluded Contribution) of the Issuer, in each case, subsequent to the Escrow Release Date, and any Refinancing Indebtedness in respect thereof; provided, however, that any such net cash proceeds that are so received or contributed shall not increase the amount available for making Restricted Payments to the extent the Issuer and its Restricted Subsidiaries Incur Indebtedness in reliance thereon; (11) Indebtedness, Disqualified Stock and Preferred Stock of Non-Guarantors in an aggregate principal amount not to exceed at any one time outstanding the greater of (a) $140.0 million and (b) 35.0% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) at the time of Incurrence and any Refinancing Indebtedness in respect thereof (it being understood that any In-debtedness, Disqualified Stock or Preferred Stock Incurred pursuant to this clause (11) shall cease to be deemed Incurred for purposes of this clause (11) but shall be deemed Incurred for the purposes of Section 3.2(a) from and after the first date on which such Non-Guarantor could have Incurred such Indebtedness under Section 3.2(a) without reliance on this clause (11)); (12) Indebtedness consisting of promissory notes issued by the Issuer or any of its Restricted Subsidiaries to any future, present or former employee, director, manager or consultant of the Issuer, any of its Subsidiaries or of any Parent Entity (or permitted transferees, assigns, estates, trusts, heirs, or any spouse or former spouse of such employee, director, manager or consultant), to finance the purchase or redemption of Capital Stock of the Issuer or any Parent Entity that is permitted by Section 3.3; (13) Indebtedness of the Issuer or any of its Restricted Subsidiaries consisting of (i) the fi-nancing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case Incurred in the ordinary course of business or consistent with past practice; (14) Indebtedness and Disqualified Stock Incurred by the Issuer or any Restricted Subsidiary and Preferred Stock issued by any Restricted Subsidiary in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness, Disqualified Stock and Preferred Stock Incurred pursuant to this clause and then outstanding, will not exceed the greater of (a) $250.0 million and (b) 65.0% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) at the time of Incurrence and any Refinancing Indebtedness in respect thereof (it be-ing understood that any Indebtedness, Disqualified Stock or Preferred Stock Incurred pursuant to this clause (14) shall cease to be deemed Incurred for purposes of this clause (14) but shall be deemed Incurred for the purposes of Section 3.2(a) from and after the first date on which the Issuer or such Restricted Sub-sidiary could have Incurred such Indebtedness, Disqualified Stock or Preferred Stock under Section 3.2(a) without reliance on this clause (14)); (15) (x) Indebtedness of the Issuer or any Restricted Subsidiary supported by a letter of credit, in a principal amount not in excess of the stated amount of such letter of credit so long as such letter of credit is otherwise permitted to be incurred by this Indenture, or (y) obligations in respect of letters of sup-port, guarantees or similar obligations issued, made or incurred for the benefit of the Issuer or any Subsidi-ary of the Issuer to the extent required by law or in connection with any statutory filing or the delivery of audit opinions performed in jurisdictions other than within the United States; (16) Indebtedness of the Issuer or any of its Restricted Subsidiaries arising pursuant to any Permitted Reorganization or any Intercompany License Agreement; (17) Indebtedness to the seller of any business or assets permitted to be acquired by the Issuer or any Restricted Subsidiary under this Indenture; provided that the aggregate amount of Indebtedness In-curred pursuant to this clause and then outstanding will not exceed $75.0 million; (18) obligations in respect of Disqualified Stock and Preferred Stock in an amount not to ex-ceed the greater of (a) $75.0 million outstanding at any time and (b) 20.0% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis); and -66-

(19) to the extent constituting Indebtedness, all premiums (if any), interest (including Post-Petition Interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (1) through (18) of this Section 3.2(b). (c) For purposes of determining compliance with, and the outstanding principal amount of any partic-ular Indebtedness Incurred pursuant to and in compliance with, this Section 3.2: (1) subject to Section 3.2(c)(3), in the event that all or any portion of any item of Indebted-ness, Disqualified Stock or Preferred Stock meets the criteria of more than one of the types of Indebtedness, Disqualified Stock or Preferred Stock described in Sections 3.2(a) and (b), the Issuer, in its sole discretion, will classify, and may from time to time reclassify, such item (or portion of such item) of Indebtedness and only be required to include the amount and type of such Indebtedness, Disqualified Stock or Preferred Stock in one of the clauses of Section 3.2(a) or (b); (2) subject to Section 3.2(c)(3), additionally, all or any portion of any item of Indebtedness, Disqualified Stock or Preferred Stock may later be classified as having been Incurred pursuant to any type of Indebtedness, Disqualified Stock or Preferred Stock described in Sections 3.2(a) and (b) so long as such Indebtedness is permitted to be Incurred pursuant to such provision at the time of reclassification; (3) all Indebtedness outstanding on the Escrow Release Date under the Credit Agreement shall be deemed to have been Incurred on the Escrow Release Date under Section 3.2(b)(1) and may not be reclassified at any time pursuant to clause (1) or (2) of this Section 3.2(c); (4) in the case of any Refinancing of any Indebtedness, such Indebtedness shall not include the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses Incurred in connection with such Refinancing; (5) Guarantees of, or obligations in respect of letters of credit, bankers’ acceptances or other similar instruments relating to, or Liens securing, Indebtedness, Disqualified Stock or Preferred Stock that is otherwise included in the determination of a particular amount of Indebtedness, Disqualified Stock or Preferred Stock shall not be included; (6) if obligations in respect of letters of credit, bankers’ acceptances or other similar instru-ments are Incurred pursuant to any Credit Facility and are being treated as Incurred pursuant to clause (1), (10), (11) or (14) of Section 3.2(b) or Section 3.2(a) and the letters of credit, bankers’ acceptances or other similar instruments relate to other Indebtedness, then such other Indebtedness shall not be included; (7) the principal amount of any Disqualified Stock of the Issuer or a Restricted Subsidiary, or Preferred Stock of a Restricted Subsidiary, will be equal to the greater of the maximum mandatory redemp-tion or repurchase price (not including, in either case, any redemption or repurchase premium) or the liqui-dation preference thereof; (8) Indebtedness, Disqualified Stock and Preferred Stock permitted by this Section 3.2 need not be permitted solely by reference to one provision permitting such Indebtedness, Disqualified Stock or Preferred Stock but may be permitted in part by one such provision and in part by one or more other provi-sions of this Section 3.2 permitting such Indebtedness, Disqualified Stock or Preferred Stock; (9) the amount of any Indebtedness, Disqualified Stock or Preferred Stock outstanding as of any date shall be (i) the accreted value thereof in the case of any Indebtedness issued with original issue discount and (ii) the principal amount of Indebtedness, Disqualified Stock or Preferred Stock, or liquidation preference thereof, in the case of any other Indebtedness, Disqualified Stock or Preferred Stock; (10) in the event an item of Indebtedness, Disqualified Stock or Preferred Stock (or any por-tion thereof) is Incurred pursuant to Section 3.2(b) on the same date that an item of Indebtedness, Disquali-fied Stock or Preferred Stock (or any portion thereof) is Incurred under Section 3.2(a) or clause (1) or (5) of -67-

Section 3.2(b), then the Consolidated Coverage Ratio, the Consolidated Secured Net Leverage Ratio or the Consolidated Total Net Leverage Ratio, as the case may be, will be calculated with respect to such Incur-rence under Section 3.2(a) or clause (1) or (5) of Section 3.2(b) without regard to any Incurrence under Section 3.2(b). Unless the Issuer elects otherwise, the Incurrence of Indebtedness, Disqualified Stock or Preferred Stock will be deemed Incurred first under Section 3.2(a) or clause (1) or (5) of Section 3.2(b) to the extent permitted, with the balance Incurred under Section 3.2(b); (11) in the event that the Issuer or a Restricted Subsidiary enters into or increases commit-ments under a revolving credit facility, enters into any commitment to Incur or issue Indebtedness, Disqual-ified Stock or Preferred Stock or commits to Incur any Lien pursuant to clause (30) of the definition of “Permitted Liens,” the Incurrence or issuance thereof for all purposes under this Indenture, including, with-out limitation, for purposes of calculating the Consolidated Coverage Ratio, the Consolidated Secured Net Leverage Ratio or the Consolidated Total Net Leverage Ratio, as applicable, or usage of clauses (1) through (19) of Section 3.2(b) (if any) for borrowings and reborrowings thereunder (and including issuance and creation of letters of credit and bankers’ acceptances thereunder) will, at the Issuer’s option as notified to the Trustee in writing, either (i) be determined on the date of such revolving credit facility or such entry into or increase in commitments (assuming that the full amount thereof has been borrowed as of such date) or other Indebtedness, Disqualified Stock or Preferred Stock, and, if such Consolidated Coverage Ratio, the Consolidated Secured Net Leverage Ratio or the Consolidated Total Net Leverage Ratio, as applicable, test or other provision of this Indenture is satisfied with respect thereto at such time, any borrowing or rebor-rowing thereunder (and the issuance and creation of letters of credit and bankers’ acceptances thereunder) will be permitted under this Section 3.2 irrespective of the Consolidated Coverage Ratio, the Consolidated Secured Net Leverage Ratio or the Consolidated Total Net Leverage Ratio, as applicable, or other provision of this Indenture at the time of any borrowing or reborrowing (or issuance or creation of letters of credit or bankers’ acceptances thereunder) (the committed amount permitted to be borrowed or reborrowed (and the issuance and creation of letters of credit and bankers’ acceptances) on a date pursuant to the operation of this clause (i) shall be the “Reserved Indebtedness Amount” as of such date for purposes of the Consolidat-ed Coverage Ratio, the Consolidated Secured Net Leverage Ratio or the Consolidated Total Net Leverage Ratio, as applicable) or (ii) be determined on the date such amount is borrowed pursuant to any such facili-ty or increased commitment, and in each case, the Issuer may revoke such determination at any time and from time to time as notified to the Trustee in writing; and (12) notwithstanding anything in this Section 3.2 to the contrary, in the case of any Indebted-ness Incurred to refinance Indebtedness initially Incurred in reliance on a clause of Section 3.2(b) measured by reference to a percentage of Total Assets or Consolidated EBITDA at the time of Incurrence, if such re-financing would cause the percentage of Total Assets or Consolidated EBITDA restriction to be exceeded if calculated based on the percentage of Total Assets or Consolidated EBITDA on the date of such refi-nancing, such percentage of Total Assets or Consolidated EBITDA restriction shall not be deemed to be exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced, plus premiums (including tender premiums), defeasance, costs and fees in connection with such refinancing. (d) Accrual of interest, accrual of dividends, the accretion of accreted value, the accretion or amortiza-tion of original issue discount, the payment of interest in the form of additional Indebtedness, the payment of divi-dends in the form of additional shares of Preferred Stock or Disqualified Stock or the reclassification of commit-ments or obligations not treated as Indebtedness due to a change in GAAP, will in each case not be deemed to be an Incurrence of Indebtedness for purposes of this Section 3.2. (e) If at any time an Unrestricted Subsidiary becomes a Restricted Subsidiary, any Indebtedness, Dis-qualified Stock or Preferred Stock of such Subsidiary shall be deemed to be Incurred by a Restricted Subsidiary of the Issuer as of such date (and, if such Indebtedness, Disqualified Stock or Preferred Stock is not permitted to be Incurred as of such date under this Section 3.2, the Issuer shall be in default of this Section 3.2). (f) Notwithstanding any other provision of this Section 3.2, the maximum amount of Indebtedness that the Issuer or a Restricted Subsidiary may Incur pursuant to this Section 3.2 shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness In--68-

curred to refinance other Indebtedness, if Incurred in the same currency as the Indebtedness being refinanced, shall be calculated based on the currency exchange rate in effect on the date such Indebtedness was originally incurred, in the case of term indebtedness, or first committed, in the case of revolving credit indebtedness. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebted-ness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such refinancing. (g) The Issuer will not, and will not permit any Subsidiary Guarantor to, Incur any Indebtedness (in-cluding Acquired Indebtedness) that is subordinated or junior in right of payment to any Indebtedness of the Issuer or such Subsidiary Guarantor, as the case may be, unless such Indebtedness is expressly subordinated in right of payment to the Notes or such Subsidiary Guarantor’s Note Guarantee to the extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of the Issuer or such Subsidiary Guarantor, as the case may be. (h) For the avoidance of doubt, this Indenture does not treat (1) unsecured Indebtedness as subordi-nated or junior to Secured Indebtedness merely because it is unsecured or (2) senior Indebtedness as subordinated or junior to any other senior Indebtedness merely because it has a junior priority with respect to the same collateral or is secured by different collateral. SECTION 3.3 Limitation on Restricted Payments. (a) The Issuer will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to: (1) declare or pay any dividend or make any distribution on or in respect of the Issuer’s or any Restricted Subsidiary’s Capital Stock (including any payment in connection with any merger or consol-idation involving the Issuer or any of its Restricted Subsidiaries) except: (i) dividends or distributions payable in Capital Stock of the Issuer (other than Dis-qualified Stock) or in options, warrants or other rights to purchase such Capital Stock of the Issuer or in Subordinated Shareholder Funding; and (ii) dividends or distributions payable to the Issuer or a Restricted Subsidiary (and, in the case of any such Restricted Subsidiary making such dividend or distribution, to holders of its Capital Stock other than the Issuer or another Restricted Subsidiary on no more than a pro rata basis in accordance with their Capital Stock holdings); (2) purchase, repurchase, redeem, retire or otherwise acquire or retire for value any Capital Stock of the Issuer or any Parent Entity held by Persons other than the Issuer or a Restricted Subsidiary; (3) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Indebted-ness with an aggregate principal amount in excess of $20.0 million (it being understood that payments of regularly scheduled principal, interest and mandatory prepayments, redemptions or offers to purchase shall be permitted), other than (a) any such purchase, repurchase, redemption, defeasance or other acquisition or retirement in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case, due within one year of the date of purchase, repurchase, redemption, defeasance or other acquisi-tion or retirement and (b) any Indebtedness Incurred pursuant to Section 3.2(b)(3)); (4) make any payment (whether of principal, interest or other amounts) on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, any Subordinated Shareholder Fund-ing (other than any payment of interest thereon in the form of additional Subordinated Shareholder Fund-ing); or (5) make any Restricted Investment; -69-

(any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Re-stricted Investment referred to in clauses (1) through (5) (other than any exceptions thereto) are referred to herein as a “Restricted Payment”), unless, at the time the Issuer or such Restricted Subsidiary makes such Restricted Payment: (i) no Event of Default (or, in the case of a Restricted Investment, no Event of Default under Section 6.1(a) (1), (2), (5) or (6)) shall have occurred and be continuing (or would result immediately thereafter therefrom); (ii) except in the case of a Restricted Investment, if such Restricted Payment is made in reli-ance on Section 3.3(a)(iii)(A), the Issuer would be permitted to Incur at least $1.00 of additional Indebted-ness pursuant to the Consolidated Coverage Ratio test set forth in Section 3.2(a); and (iii) the aggregate amount of such Restricted Payment and all other Restricted Payments made subsequent to the Escrow Release Date (and not returned or rescinded) (excluding all Restricted Payments permitted by Section 3.3(b)) would not exceed the sum of (without duplication): (A) an amount equal to 50% of Consolidated Net Income for the period (treated as one accounting period) from the first day of the fiscal quarter during which the Escrow Release Date occurs to the end of the Issuer’s most recent fiscal quarter ending prior to the date of such Restricted Payment for which financial statements have been delivered pursuant to Section 3.10 (or, in the case such Consolidated Net Income is a deficit, minus 100% of such deficit, which amount in this clause (A) shall not be less than zero); plus (B) 100% of the aggregate net cash proceeds, and the fair market value of property or assets or marketable securities, received by the Issuer and its Restricted Subsidiaries subsequent to the Escrow Release Date (other than net cash proceeds to the extent such net cash proceeds have been used to Incur Indebtedness, Disqualified Stock or Preferred Stock pursuant to Section 3.2(b)(10)) from the issue or sale of (w) Subordinated Shareholder Funding, (x) Capital Stock of the Issuer, including Retired Capital Stock, but excluding cash proceeds and the fair market value of marketable securities or other property received from the sale of (A) Capital Stock or Subordi-nated Shareholder Funding to any employee, director, manager or consultant of the Issuer, any Parent Entity and any of the Issuer’s Subsidiaries after the Escrow Release Date to the extent such amounts have been applied to Restricted Payments made in accordance Section 3.3(b)(6) and (B) Designated Preferred Stock, (y) Capital Stock of any Parent Entity to the extent the net cash pro-ceeds thereof or property, assets or marketable securities received in connection therewith are ac-tually contributed to the Issuer (excluding, in the case of this clause (y), contributions of the pro-ceeds from the sale of Designated Preferred Stock by any such Parent Entity to the extent such amounts have been applied to Restricted Payments made in accordance with Section 3.3(b)(13)) or (z) Indebtedness of the Issuer or a Restricted Subsidiary that has been converted into or exchanged for Capital Stock of the Issuer or any Parent Entity; provided that this clause (B) shall not include the proceeds from (a) Refunding Capital Stock, (b) Subordinated Shareholder Funding, Capital Stock or Indebtedness that has been converted or exchanged for Capital Stock of the Issuer or sold to a Restricted Subsidiary, as the case may be, (c) Indebtedness that has been converted or ex-changed into Disqualified Stock or (d) Excluded Contributions; plus (C) 100% of the aggregate amount of cash, and the fair market value of property or assets or marketable securities, received by the Issuer and its Restricted Subsidiaries subsequent to the Escrow Release Date from contributions to the Capital Stock of the Issuer or any Restricted Subsidiary (other than (x) amounts used to Incur Indebtedness or issue Disqualified Stock or Pre-ferred Stock pursuant to Section 3.2(b)(10), (y) amounts that are contributed by the Issuer or a Re-stricted Subsidiary or (z) amounts that constitute Excluded Contributions); plus (D) 100% of the aggregate amount received in cash and the fair market value of marketable securities or other property received by the Issuer and its Restricted Subsidiaries by means of: (x) the sale or other disposition (other than to the Issuer or a Restricted Subsidiary) of Restricted Investments made by the Issuer or any Restricted Subsidiary and repurchases and re--70-

demptions of, or cash distributions or cash interest received in respect of, such Restricted Invest-ments from the Issuer or any Restricted Subsidiary and repayments of loans or advances, and re-leases of guarantees, which constitute Restricted Investments made by the Issuer or any Restricted Subsidiary, in each case after the Escrow Release Date; or (y) the sale (other than to the Issuer or a Restricted Subsidiary) of the Capital Stock of an Unrestricted Subsidiary or a distribution from an Unrestricted Subsidiary (other than in each case to the extent of the amount of the Investment that constituted a “Permitted Investment”) or joint venture or a dividend from an Unrestricted Subsidi-ary or joint venture after the Escrow Release Date; plus (E) in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary after the Escrow Release Date or the merger, consolidation or amalgamation of an Un-restricted Subsidiary with or into the Issuer or a Restricted Subsidiary or the transfer of all or sub-stantially all of the assets of an Unrestricted Subsidiary to the Issuer or a Restricted Subsidiary af-ter the Escrow Release Date, the fair market value of the Investment in such Unrestricted Subsidi-ary (or the assets transferred), as determined in good faith of the Issuer at the time of the redesig-nation of such Unrestricted Subsidiary as a Restricted Subsidiary or at the time of such merger, consolidation or amalgamation or transfer of assets (after taking into consideration any Indebted-ness associated with the Unrestricted Subsidiary so designated or merged or consolidated or In-debtedness associated with the assets so transferred), other than to the extent of the amount of the Investment that constituted a Permitted Investment; plus (F) $75.0 million; plus (G) any returns, profits, distributions and similar amounts received on account of a Restricted Investment made in reliance upon this Section 3.3(a) (up to the amount of the original Investment). (b) Section 3.3(a) will not prohibit any of the following (collectively, “Permitted Payments”): (1) the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of this Inden-ture or the redemption, repurchase or retirement of Indebtedness if, at the date of any irrevocable redemp-tion notice, such payment would have complied with the provisions of this Indenture as if it were and is deemed at such time to be a Restricted Payment at the time of such notice; (2) (x) any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Capital Stock of the Issuer or any Parent Entity, including any accrued and unpaid dividends or distribu-tions thereon (“Retired Capital Stock”), or Subordinated Indebtedness, made by exchange (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares) for, or out of the proceeds of, the substantially concurrent sale (other than to the Issuer or a Restricted Subsidiary) of, Subordinated Shareholder Funding or Capital Stock of the Issuer or any Parent Entity to the extent contributed to the Issuer (in the case of proceeds only) (other than Disqualified Stock (other than Disqualified Stock that is permitted to be issued by this Inden-ture), Excluded Contributions or sales of Capital Stock or Subordinated Shareholder Funding to any Sub-sidiary of the Issuer) (“Refunding Capital Stock”), (y) the declaration and payment of dividends on Retired Capital Stock out of the proceeds of the substantially concurrent sale or issuance (other than to the Issuer or a Restricted Subsidiary) of Refunding Capital Stock and (z) if immediately prior to the retirement of Re-tired Capital Stock, the declaration and payment of dividends thereon was permitted under Section 3.3(b)(13) and not made pursuant to clause (x) above, the declaration and payment of dividends on the Re-funding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, re-purchase, retire or otherwise acquire any Capital Stock of any Parent Entity) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that were declarable and payable on such Retired Capital Stock immediately prior to such retirement; (3) any purchase, repurchase, redemption, defeasance or other refinancing, acquisition or re-tirement of Subordinated Indebtedness made by exchange for, or out of the proceeds of the substantially -71-

concurrent sale of, new Subordinated Indebtedness that constitutes Indebtedness permitted to be Incurred pursuant Section 3.2 so long as: (A) the principal amount (or accreted value, if applicable) of such new Subordinated Indebtedness does not exceed the principal amount of (or accreted value, if applicable) (plus the amount of any unused commitments thereunder) of the purchased, repurchased, redeemed, defeased, re-financed, acquired or retired Subordinated Indebtedness, plus any accrued and unpaid interest on the Sub-ordinated Indebtedness being so purchased, repurchased, redeemed, defeased, acquired, refinanced or re-tired, plus the amount of any premium (including call and tender premiums), defeasance costs and any un-derwriting discounts, fees, commissions and expenses (including original issue discount, upfront fees and similar items) in connection with the refinancing of such Subordinated Indebtedness and the Incurrence of such new Subordinated Indebtedness, (B) such new Subordinated Indebtedness is subordinated to the Notes or the applicable Note Guarantees at least to the same extent (as to both priority of payment and security), in all material respects, as such Subordinated Indebtedness so purchased, repurchased, redeemed, defeased, refinanced, acquired or retired, (C) such new Subordinated Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Indebtedness being so pur-chased, repurchased, redeemed, defeased, refinanced, acquired or retired, and (D) such new Subordinated Indebtedness has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so purchased, repurchased, redeemed, de-feased, refinanced, acquired or retired; (4) any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Preferred Stock of the Issuer or a Parent Entity made by exchange for or out of the proceeds of the substan-tially concurrent sale of Preferred Stock (other than Disqualified Stock or Designated Preferred Stock) of the Issuer or a Parent Entity (but only to the extent such proceeds are contributed by such Parent Entity to the Issuer) to replace Preferred Stock (other than Disqualified Stock or Designated Preferred Stock) of the Issuer or a Parent Entity, as the case may be that, in each case, is permitted to be Incurred pursuant to Sec-tion 3.2; (5) any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Indebtedness or Disqualified Stock or Preferred Stock: (i) from Net Available Cash to the extent permitted under Section 3.5, but only if the Issuer shall have first complied with the terms described under Section 3.5 and purchased all Notes tendered pursuant to any offer to repurchase all the Notes required thereby, prior to purchas-ing, repurchasing, redeeming, defeasing or otherwise acquiring or retiring such Subordinated In-debtedness, Disqualified Stock or Preferred Stock; (ii) to the extent required by the agreement governing such Subordinated Indebted-ness, Disqualified Stock or Preferred Stock, following the occurrence of a Change of Control (or other similar event described therein as a “change of control”), but only if the Issuer shall have first complied with the terms described under Section 3.9 and purchased all Notes tendered pursu-ant to the offer to repurchase all the Notes required thereby, prior to purchasing, repurchasing, re-deeming, defeasing or otherwise acquiring or retiring such Subordinated Indebtedness, Disquali-fied Stock or Preferred Stock; or (iii) consisting of Acquired Indebtedness (other than Indebtedness Incurred (A) to provide all or any portion of the funds utilized to consummate the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary or was otherwise ac-quired by the Issuer or a Restricted Subsidiary or (B) otherwise in connection with or contempla-tion of such acquisition); (6) a Restricted Payment to pay for the repurchase, retirement or other acquisition or retire-ment for value of Capital Stock (other than Disqualified Stock) of the Issuer or of any Parent Entity held by any future, present or former employee, director, manager or consultant of the Issuer, any of its Subsidiar-ies or of any Parent Entity (or permitted transferees, assigns, estates, trusts, heirs, or any spouse or former spouse of such employee, director, manager or consultant) either pursuant to any equityholder, employee or director equity plan or stock or other equity option plan or any other management or employee benefit plan -72-

or agreement, other compensatory arrangement or any stock or other equity subscription, co-invest or equi-tyholder agreement (including, for the avoidance of doubt, any principal and interest payable on any notes issued by the Issuer or any Parent Entity in connection with such repurchase, retirement or other acquisition or retirement for value), including any arrangement including Capital Stock rolled over by management of the Issuer, any Subsidiary of the Issuer or any Parent Entity in connection with the Transactions; provided, however, that the aggregate Restricted Payments made under this clause (6) do not exceed $40.0 million in any calendar year (with unused amounts in any calendar year being carried over to succeeding calendar years); provided, further, that such amount in any calendar year may be increased by an amount not to ex-ceed: (i) the cash proceeds from the sale of Subordinated Shareholder Funding or Capital Stock (other than Disqualified Stock or Designated Preferred Stock or Excluded Contributions) of the Issuer and, to the extent contributed to the capital of the Issuer (other than through the issuance of Disqualified Stock or Designated Preferred Stock or an Excluded Contribution), Subordinated Shareholder Funding or Capital Stock of any Parent Entity, in each case to members of manage-ment, directors, managers or consultants of the Issuer, any of its Subsidiaries or any Parent Entity that occurred after the Escrow Release Date, to the extent the cash proceeds from the sale of such Subordinated Shareholder Funding or Capital Stock have not otherwise been applied to the pay-ment of Restricted Payments by virtue of Section 3.3(a)(iii); plus (ii) the cash proceeds of key man life insurance policies received by the Issuer and its Restricted Subsidiaries after the Escrow Release Date; less (iii) the amount of any Restricted Payments made in previous calendar years pursu-ant to clauses (i) and (ii) of this clause (6); and provided, further, that cancellation of Indebtedness owing to the Issuer or any Restricted Subsidiary from future, present or former members of management, employees, directors, managers or consultants of the Issuer, or any Parent Entity or Restricted Subsidiaries, or permitted transferees, assigns, estates, trusts, heirs, or any spouse or former spouse of such members of management, employee, director, manager or consultant, in connection with a repurchase of Capital Stock of the Issuer or any Parent Entity will not be deemed to constitute a Restricted Payment for purposes of this Section 3.3 or any other provision of this Indenture; (7) the declaration and payment of dividends on Disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary, in each case Incurred in accordance with the terms of Section 3.2; (8) payments made or expected to be made by the Issuer or any Restricted Subsidiary in re-spect of withholding, employment or similar taxes payable by any future, present or former employee, di-rector, manager, or consultant of the Issuer or any Restricted Subsidiary or any Parent Entity and any pur-chases, repurchases, redemptions, defeasances or other acquisitions or retirements of Capital Stock deemed to occur upon the exercise, vesting or settlement of, or payment with respect to, any equity or equity-based award, including, without limitation, stock options, appreciation rights, warrants or other rights in respect thereof if such Capital Stock represents a portion of the exercise price thereof, or to satisfy any required withholding or similar taxes with respect to any such award; (9) dividends, loans, advances or distributions to any Parent Entity or other payments by the Issuer or any Restricted Subsidiary in amounts equal to (without duplication): (i) the amounts required for any Parent Entity to pay any Parent Entity Expenses; or (ii) to the extent constituting Restricted Payments, amounts that would be permitted to be paid directly by the Issuer or the Restricted Subsidiaries under Section 3.8 (other than Sec-tion 3.8(b)(1)); -73-

(10) the declaration and payment by the Issuer of dividends or distributions on the common stock or common equity interests of the Issuer or any Parent Entity (and any equivalent declaration and payment of a distribution of any security exchangeable for such common stock or common equity interests to the extent required by the terms of any such exchangeable securities) following a public offering of such common stock or common equity interests (or such exchangeable securities, as applicable), in an amount not to exceed the sum of (x) 6.0% in any fiscal year of the aggregate proceeds received by or contributed to the Issuer in or from all such public offerings and (y) an aggregate amount per annum not to exceed 6.0% of Market Capitalization; (11) payments by the Issuer, or loans, advances, dividends or distributions to any Parent Entity to make payments, to holders of Capital Stock of the Issuer or any Parent Entity in lieu of the issuance of fractional shares of such Capital Stock; provided, however, that any such payment, loan, advance, dividend or distribution shall not be for the purpose of evading any limitation of this Section 3.3 or otherwise to fa-cilitate any dividend or other return of capital to the holders of such Capital Stock (as determined in good faith by the Board of Directors of the Issuer); (12) Restricted Payments that are made with Excluded Contributions; (13) (i) the declaration and payment of dividends on Designated Preferred Stock of the Issuer issued after the Escrow Release Date; (ii) the declaration and payment of dividends to any Parent Entity, the proceeds of which will be used to fund the payment of dividends to holders of Designated Preferred Stock of such Parent Entity; (iii) the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock; provided, however, that, in the case of clause (ii), the amount of all dividends declared or paid pursuant to such clause shall not exceed the aggregate amount contributed in cash as Subordinated Shareholder Funding or in cash to the equity (other than through the issuance of Disqualified Stock or an Excluded Contribution) of the Issuer from the issuance or sale of such Designated Preferred Stock; provid-ed, further, in the case of clauses (i), (ii) and (iii), that immediately preceding the date of issuance of such Designated Preferred Stock, after giving effect to such payment on a Pro Forma Basis the Issuer would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Coverage Ratio test set forth in Section 3.2(a); (14) dividends or other distributions of Capital Stock of, or Indebtedness owed to the Issuer or a Restricted Subsidiary by, Unrestricted Subsidiaries or the proceeds thereof; (15) distributions or payments of Receivables Fees and Securitization Fees, and sales, contri-butions and other transfers of Securitization Assets or Receivables Assets and purchases of Securitization Assets or Receivables Assets pursuant to a Securitization Repurchase Obligation, in each case in connec-tion with a Qualified Securitization Financing or Receivables Facility; (16) any Restricted Payment made in connection with the Transactions (and fees and expenses related thereto), or constituting any part of any Permitted Reorganization (and the fees and expenses related thereto), or used to fund amounts owed to Affiliates in connection with the Transactions and any Permitted Reorganization (including dividends to any Parent Entity to permit payment by such Parent Entity of such amounts), including, without limitation, payments to dissenting stockholders in connection with, or as a re-sult of, their exercise of appraisal rights and the settlement of any claims or actions (whether actual, contin-gent or potential) with respect thereto (including any accrued interest); (17) Restricted Payments (including loans or advances) in an aggregate amount outstanding at the time made not to exceed the greater of (a) $125.0 million and (b) 35.0% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) at the time made; (18) any Restricted Payments made by the Issuer or any Restricted Subsidiary; provided that, immediately after giving Pro Forma Effect thereto, the Consolidated Total Net Leverage Ratio would be no greater than 4.75 to 1.00 as of the most recently ended Test Period; -74-

(19) mandatory redemptions of Disqualified Stock or Preferred Stock issued as a Restricted Payment or as consideration for a Permitted Investment; (20) the purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Indebtedness in an aggregate amount pursuant to this clause (20) not to exceed the greater of (x) $80.0 million and (y) 20.0% of Consolidated EBITDA for the most recently ended Test Period (calcu-lated on a Pro Forma Basis) at the time of such purchase, repurchase, redemption, defeasance or other ac-quisition or retirement is made; (21) AHYDO Payments with respect to Indebtedness permitted under Section 3.2; (22) Restricted Payments by the Issuer and its Restricted Subsidiaries pursuant to Intercompa-ny License Agreements; or (23) the declaration and payment of dividends or distributions by the Issuer to, or the making of loans or advances to, any Parent Entity in amounts required for any such Parent Entity (or such Parent Entity’s direct or indirect equity owners) to pay: (i) franchise, excise and similar taxes, and other fees and expenses, required to maintain a Parent Entity’s corporate, legal and organizational existence including legal and ac-counting and other costs directly attributable to maintaining its corporate, legal, or organizational existence and out-of-pocket costs attributable to the preparation of tax returns, or (ii) for any taxable period for which the Issuer or any of its Restricted Subsidiaries are members of a consolidated, combined, unitary or similar income tax group of which a Parent Entity is the common parent (a “Tax Group”), the portion of any income Taxes of such Tax Group for such taxable period that are attributable to the taxable income of the Issuer and/or the applica-ble Restricted Subsidiaries (and, to the extent permitted below, the applicable Unrestricted Subsid-iaries); provided that for each taxable period, (A) the amount of such payments made in respect of such taxable period in the aggregate will not exceed the amount that the Issuer and the applicable Restricted Subsidiaries (and, to the extent permitted below, the applicable Unrestricted Subsidiar-ies), would have been required to pay in respect of such taxable income as stand-alone taxpayers or a stand-alone tax group and (B) the amount of such payments made in respect of an Unrestrict-ed Subsidiary will be permitted only to the extent that cash distributions were made by such Unre-stricted Subsidiary to the Issuer or any Restricted Subsidiary for such purpose; provided that at the time of, and after giving effect to, any Restricted Payment permitted under Sections 3.3(b)(17), (18) and (20), no Event of Default (or in the case of a Restricted Investment, no Event of Default under Sections 6.1 (a)(1), (2), (5) or (6)) shall have occurred and be continuing or would occur as a consequence thereof. (c) For purposes of determining compliance with this Section 3.3, in the event that a Restricted Pay-ment (or portion thereof) or Investment (or portion thereof) meets the criteria of more than one of the categories of Permitted Payments described in clauses (1) through (23) of Section 3.3(b), or is permitted pursuant to Section 3.3(a) and/or one or more of the exceptions contained in the definition of “Permitted Investments,” the Issuer will be entitled to classify such Restricted Payment (or portion thereof) or Investment (or portion thereof) on the date of its payment, or later reclassify such Restricted Payment (or portion thereof) or Investment (or portion thereof), among such clauses (1) through (23) above, Section 3.3(a) and/or one or more exceptions contained in the definition of “Permitted Investments,” in any manner that otherwise complies with this Section 3.3. (d) The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of such Restricted Payment of the asset(s) or securities proposed to be paid, transferred or issued by the Issuer or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment. The fair market value of any cash Restricted Payment shall be its face amount, and the fair market value of any non-cash Restricted Payment, property or assets other than cash shall be determined conclusively by the Board of Directors of the Issuer acting in good faith. -75-

SECTION 3.4 Limitation on Restrictions on Distributions from Restricted Subsidiaries. (a) The Issuer will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to: (1) pay dividends or make any other distributions to the Issuer or any Restricted Subsidiary that is a Subsidiary Guarantor in cash or otherwise on its Capital Stock or pay any Indebtedness or other obligations owed to the Issuer or any Restricted Subsidiary that is a Subsidiary Guarantor; (2) Guarantor; or make any loans or advances to the Issuer or any Restricted Subsidiary that is a Subsidiary (3) sell, lease or transfer any of its property or assets to the Issuer or any Restricted Subsidi-ary that is a Subsidiary Guarantor; provided that (x) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to divi-dends or liquidating distributions being paid on common stock and (y) the subordination of (including the applica-tion of any standstill requirements to) loans or advances made to the Issuer or any Restricted Subsidiary that is a Subsidiary Guarantor to other Indebtedness Incurred by the Issuer or any Restricted Subsidiary that is a Subsidiary Guarantor shall not be deemed to constitute such an encumbrance or restriction. (b) Section 3.4(a) shall not prohibit: (1) any encumbrance or restriction pursuant to (x) any Credit Facility (including the Credit Agreement), or (y) any other agreement or instrument, in each case, in effect at or entered into on the Issue Date (or contractual encumbrances or restrictions with respect to the Transactions in effect on the Escrow Release Date); (2) any encumbrance or restriction pursuant to this Indenture, the Notes and the Note Guar-antees; (3) encumbrances or restrictions arising or existing by reason of applicable law, rule, regula-tion or order, or required by any regulatory authority; (4) any encumbrance or restriction pursuant to an agreement or instrument of a Person or re-lating to any Capital Stock or Indebtedness of a Person, entered into on or before the date on which such Person was acquired by or merged, consolidated or otherwise combined with or into the Issuer or any Re-stricted Subsidiary, or was designated as a Restricted Subsidiary or on which such agreement or instrument is assumed by the Issuer or any Restricted Subsidiary in connection with an acquisition of assets (other than Capital Stock or Indebtedness Incurred as consideration in, or to provide all or any portion of the funds uti-lized to consummate, the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary or was acquired by the Issuer or was merged, consolidated or otherwise combined with or into the Issuer or any Restricted Subsidiary or entered into in contemplation of or in connection with such transaction) and outstanding on such date; provided that, for the purposes of this clause, if anoth-er Person is the successor entity, any Subsidiary thereof or agreement or instrument of such Person or any such Subsidiary shall be deemed acquired or assumed by the Issuer or any Restricted Subsidiary when such Person becomes the successor entity; (5) any encumbrance or restriction: (i) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract or agreement, or the assign-ment or transfer of any lease, license or other contract or agreement; -76-

(ii) contained in mortgages, pledges, charges or other security agreements permitted under this Indenture or securing Indebtedness of the Issuer or a Restricted Subsidiary permitted under this Indenture to the extent such encumbrances or restrictions restrict the transfer or encum-brance of the property or assets subject to such mortgages, pledges, charges or other security agreements; or (iii) pursuant to customary provisions restricting dispositions of real property inter-ests set forth in any reciprocal easement agreements of the Issuer or any Restricted Subsidiary; (6) any encumbrance or restriction pursuant to Purchase Money Obligations and Capitalized Lease Obligations permitted under this Indenture, in each case, that impose encumbrances or restrictions on the property so acquired, any replacements of such property or assets and additions and accessions thereto, after-acquired property subject to such arrangement, the proceeds and the products thereof and customary security deposits in respect thereof and in the case of multiple financings of equipment provided by any lender, other equipment financed by such lender; (7) any encumbrance or restriction imposed on the Capital Stock or assets of the Issuer or any Restricted Subsidiary pursuant to an agreement entered into for the direct or indirect sale or disposition to a Person of such Capital Stock or assets pending the closing of such sale or disposition; (8) customary provisions in leases, subleases, licenses, sublicenses, shareholder agreements, joint venture agreements, organizational documents and other similar agreements and instruments; (9) encumbrances or restrictions arising or existing by reason of applicable law or any appli-cable rule, regulation or order, or required by any regulatory authority; (10) any encumbrance or restriction on cash or other deposits or net worth imposed by cus-tomers under agreements entered into in the ordinary course of business or consistent with past practice; (11) any encumbrance or restriction pursuant to Hedging Obligations; (12) other Indebtedness, Disqualified Stock or Preferred Stock of Non-Guarantors permitted to be Incurred or issued subsequent to the Escrow Release Date pursuant to the provisions of Section 3.2 that impose restrictions solely on the Non-Guarantors party thereto or their Subsidiaries; (13) restrictions created in connection with any Qualified Securitization Financing or Receiv-ables Facility that, in the good faith determination of the Issuer, are necessary or advisable to effect such Securitization Facility or Receivables Facility, as the case may be; (14) any encumbrance or restriction arising pursuant to an agreement or instrument (which, if it relates to any Indebtedness, shall only be permitted if such Indebtedness is permitted to be Incurred pur-suant to Section 3.2) if the encumbrances and restrictions contained in any such agreement or instrument taken as a whole (i) are not materially less favorable to the Holders than the encumbrances and restrictions contained in the Credit Agreement, together with the security documents associated therewith as in effect on the Escrow Release Date (as determined by the Issuer) or (ii) either (A) the Issuer determines at the time of entry into such agreement or instrument that such encumbrances or restrictions do not materially impair the Issuer’s ability to make principal or interest payments on the Notes as and when due (as determined in good faith by the Issuer) or (B) such encumbrance or restriction applies only during the continuance of a default relating to such agreement or instrument; (15) any encumbrance or restriction existing by reason of any lien permitted under Section 3.6; or (16) any encumbrance or restriction pursuant to an agreement or instrument effecting a refi-nancing of Indebtedness Incurred pursuant to, or that otherwise refinances, an agreement or instrument re--77-

ferred to in clauses (1) to (15) of this Section 3.4(b) or this clause (16) (an “Initial Agreement”) or con-tained in any amendment, modification, restatement, renewal, increase, supplement, refunding, replace-ment, refinancing or other modification to an agreement referred to in clauses (1) to (15) of this Section 3.4(b) or this clause (16); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such agreement or instrument are not materially less favorable to the Holders taken as a whole than the encumbrances and restrictions contained in the Initial Agreement or Ini-tial Agreements to which such amendment, modification, restatement, renewal, increase, supplement, re-funding, replacement, refinancing or other modification relates (as determined in good faith by the Issuer). SECTION 3.5 Limitation on Sales of Assets and Subsidiary Stock. (a) The Issuer will not, and will not permit any of its Restricted Subsidiaries to, consummate any As-set Disposition unless: (1) the Issuer or such Restricted Subsidiary, as the case may be, receives consideration (in-cluding by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise) at least equal to the fair market value (such fair market value to be determined on the date of contractually agreeing to such Asset Disposition as determined in good faith by the Issuer) of the shares and assets subject to such Asset Disposition (including, for the avoidance of doubt, if such Asset Disposi-tion is a Permitted Asset Swap); (2) in any such Asset Disposition or series of related Asset Dispositions (except to the extent the Asset Disposition is a Permitted Asset Swap) if the property or assets sold or otherwise disposed of have a fair market value in excess of $40.0 million, at least 75% of the consideration from such Asset Dis-position, together with all other Asset Dispositions since the Escrow Release Date (on a cumulative basis), (including by way of relief from, or by any other Person assuming responsibility for, any liabilities, contin-gent or otherwise), received by the Issuer or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; and (3) the Issuer or any of its Restricted Subsidiaries, at its respective option, will apply an amount equal to such Net Available Cash from any Asset Disposition: (i) (A) to prepay, repay, redeem or purchase any Indebtedness of a Non-Guarantor or Indebtedness that is secured by a Lien (in each case, other than Indebtedness owed to the Issuer or any Restricted Subsidiary) or Indebtedness under the Credit Agreement (or any Refinancing In-debtedness in respect thereof) within 540 days from the later of (1) the date of such Asset Disposi-tion and (2) the receipt of such Net Available Cash; provided, however, that, in connection with any prepayment, repayment, redemption or purchase of Indebtedness pursuant to this clause (i), the Issuer or Restricted Subsidiary will retire such Indebtedness and will cause the related com-mitment (if any) to be reduced in an amount equal to the principal amount so prepaid, repaid, re-deemed or purchased; or (B) to prepay, repay, redeem or purchase Pari Passu Indebtedness; pro-vided, further, that, to the extent the Issuer or any Restricted Subsidiary prepays, repays, redeems or purchases Pari Passu Indebtedness pursuant to this clause (B), the Issuer shall equally and rata-bly reduce Obligations under the Notes as provided under Section 5.7, through open-market pur-chases (to the extent such purchases are at or above 100% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth below for an Asset Disposition Offer) to all Holders to purchase their Notes at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, on the amount of Notes that would otherwise be purchased to, but excluding, the date of purchase; and/or (ii) to invest in or commit to invest in Additional Assets within 540 days from the later of (A) the date of such Asset Disposition and (B) the receipt of such Net Available Cash; provided, however, that a binding agreement shall be treated as a permitted application of Net Available Cash from the date of such commitment with the good faith expectation that such Net Available Cash will be applied to satisfy such commitment within 180 days of such commitment (an “Acceptable Commitment”) and, in the event that any Acceptable Commitment is later can--78-

celled or terminated for any reason before the Net Available Cash is applied in connection there-with, then such Net Available Cash shall constitute Excess Proceeds unless the Issuer or such Re-stricted Subsidiary enters into another Acceptable Commitment (a “Second Commitment”) within 180 days of such cancellation or termination; provided, further, that if any Second Commitment is later cancelled or terminated for any reason before such Net Available Cash is applied, then such Net Available Cash shall constitute “Excess Proceeds”; provided that, pending the final application of any such Net Available Cash in accordance with clause (i) or clause (ii) in Section 3.5(a)(3), the Issuer and its Restricted Subsidiaries may temporarily reduce Indebtedness or otherwise use such Net Available Cash in any manner not prohibited by this Indenture. (b) If an amount equal to the Net Available Cash from Asset Dispositions is not applied or invested or committed to be applied or invested as provided, and within the time period (including as extended) set forth in Sec-tion 3.5(a) (it being understood that any portion of such amount used to make an offer to purchase Notes, as de-scribed in Section 3.5(a)(3)(i)(B), will be deemed to have been applied whether or not such offer is accepted), then such amount not applied or invested or committed to be applied or invested will be deemed to constitute “Excess Proceeds” under this Indenture. When the aggregate amount of Excess Proceeds under this Indenture exceeds $60.0 million in any fiscal year, the Issuer will within 10 Business Days make an offer (an “Asset Disposition Offer”) to all Holders of the Notes and, to the extent the Issuer elects or is required to by the terms of any Pari Passu Indebted-ness, to holders or lenders of any other outstanding Pari Passu Indebtedness, to purchase (or redeem or repay, as applicable) the maximum aggregate principal amount of the Notes and any such Pari Passu Indebtedness to which such Asset Disposition Offer applies that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount of the Notes and such Pari Passu Indebtedness, or 100% of the ac-creted value thereof, if less (or, in respect of such Pari Passu Indebtedness, such lesser price, if any, as may be pro-vided for by the terms of such Pari Passu Indebtedness), in each case, plus accrued and unpaid interest and Addi-tional Amounts, if any, to, but excluding, the date of purchase, in accordance with the procedures set forth in this Indenture or the agreements governing such Pari Passu Indebtedness, as applicable and in minimum denominations of €100,000 and in integral multiples of €1,000 in excess thereof. The Issuer will deliver notice of such Asset Dis-position Offer electronically or by first-class mail as provided under Section 3.5(g) with a copy to the Trustee, to each Holder of Notes at the address of such Holder appearing in the security register (or while Notes are in the form of Global Notes, in accordance with the Applicable Procedures), describing the transaction or transactions that con-stitute the Asset Disposition and offering to repurchase the Notes for the specified purchase price on the date speci-fied in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is delivered, pursuant to the procedures required by this Indenture, or otherwise in accordance with the procedures of Euroclear and Clearstream, and described in such notice. The Issuer may satisfy the foregoing obligations with re-spect to any Net Available Cash from an Asset Disposition by making an Asset Disposition Offer with respect to all Net Available Cash prior to the expiration of the relevant 540 days (or such longer period provided above) or with respect to any unapplied Excess Proceeds. (c) To the extent that the aggregate amount of Notes and Pari Passu Indebtedness so validly tendered and not properly withdrawn pursuant to an Asset Disposition Offer is less than the Excess Proceeds, the Issuer or any Restricted Subsidiary may use any remaining Excess Proceeds for any purpose not prohibited by this Indenture. If the aggregate principal amount of the Notes surrendered in any Asset Disposition Offer by Holders and other Pari Passu Indebtedness surrendered by holders or lenders, collectively, exceeds the amount of Excess Proceeds, the Ex-cess Proceeds shall be allocated among the Notes and Pari Passu Indebtedness to be purchased on a pro rata basis on the basis of the aggregate principal amount of tendered Notes and Pari Passu Indebtedness; provided that no Notes or other Pari Passu Indebtedness in an unauthorized denomination will remain outstanding after such purchase. Up-on completion of any Asset Disposition Offer, the amount of Excess Proceeds shall be reset at zero (regardless of whether there are any remaining Excess Proceeds upon such completion). (d) To the extent that any portion of Net Available Cash payable in respect of the Notes is denominat-ed in a currency other than Dollars, the amount thereof payable in respect of the Notes shall not exceed the net amount of funds in Dollars that is actually received by the Issuer upon converting such portion into Dollars. (e) Notwithstanding any other provisions of this Section 3.5, (i) to the extent that any or all of the Net Available Cash of any Asset Disposition by a Foreign Subsidiary (a “Foreign Disposition”) is (x) prohibited or de--79-

layed by applicable local law, (y) restricted by applicable organizational documents or any agreement or (z) subject to other onerous organizational or administrative impediments from being repatriated, the portion of such Net Avail-able Cash so affected will not be required to be applied in compliance with this Section 3.5, and such amounts may be retained by the applicable Foreign Subsidiary so long, but only so long, as the applicable local law, organizational document, agreement or other impediment will not permit repatriation to the Issuer or a Guarantor, and once such repatriation of any of such affected Net Available Cash is permitted under the applicable local law, the applicable organizational document or agreement or the applicable other impediment, an amount equal to such amount of Net Available Cash so permitted to be repatriated will be promptly (and in any event not later than 10 Business Days after such repatriation is permitted) applied (net of any Taxes, costs or expenses that would be payable or reserved against if such amounts were actually repatriated whether or not they are repatriated) in compliance with this Section 3.5 and (ii) to the extent that the Issuer has determined in good faith that repatriation of any or all of the Net Availa-ble Cash of any Foreign Disposition could have a material adverse tax consequence with respect to such Net Availa-ble Cash (which for the avoidance of doubt, includes, but is not limited to, any prepayment whereby doing so Hold-ings, the Issuer, any Restricted Subsidiary or any of their respective Affiliates and/or equity partners would incur a material tax liability, including a tax dividend or a withholding tax), the Net Available Cash so affected may be re-tained by the applicable Foreign Subsidiary. The non-application of any prepayment amounts as a consequence of the foregoing provisions will not, for the avoidance of doubt, constitute a Default or an Event of Default. For the avoidance of doubt, so long as an amount equal to the amount of Net Available Cash required to be applied in ac-cordance with this Section 3.5 is applied by the Issuer, nothing in this Indenture shall be construed to require any Subsidiary to repatriate cash. (f) For purposes of Section 3.5(a)(2), the following will be deemed to be cash: (i) the (x) assumption or (y) cancellation, extinguishment or termination of Indebtedness or other liabilities (as reflected on the Issuer’s or such Restricted Subsidiary’s most recent consolidated bal-ance sheet or in the footnotes thereto, or if incurred or accrued subsequent to the date of such balance sheet, such liabilities that would have been reflected on the Issuer’s consolidated balance sheet or in the footnotes thereto if such incurrence or accrual had taken place on or prior to the date of such balance sheet, as deter-mined in good faith by the Issuer) contingent or otherwise, in each case of the Issuer or a Restricted Subsid-iary (other than Subordinated Indebtedness of the Issuer or a Guarantor) and, in the case of clause (x) only, the release of the Issuer or such Restricted Subsidiary from all liability on such Indebtedness or other liabil-ity in connection with such Asset Disposition; (ii) securities, notes or other obligations received by the Issuer or any Restricted Subsidiary from the transferee that are converted by the Issuer or such Restricted Subsidiary into cash or Cash Equiva-lents within 180 days following the closing of such Asset Disposition; (iii) Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Disposition, to the extent that the Issuer and each other Restricted Subsidiary are re-leased from any Guarantee of payment of such Indebtedness in connection with such Asset Disposition; (iv) consideration consisting of Indebtedness of the Issuer or a Guarantor (other than Subor-dinated Indebtedness) received after the Escrow Release Date from Persons who are not the Issuer or any Restricted Subsidiary; and (v) any Designated Non-Cash Consideration received by the Issuer or any Restricted Subsid-iary in such Asset Dispositions having an aggregate fair market value, taken together with all other Desig-nated Non-Cash Consideration received pursuant to this Section 3.5 that is at that time outstanding, not to exceed the greater of $60.0 million and 15.0% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) (with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in val-ue). (g) Upon the commencement of an Asset Disposition Offer, the Issuer shall send, or cause to be sent, electronically or by first class mail, a notice to the Trustee and to each Holder at its registered address (or while Notes are in the form of Global Notes, in accordance with the Applicable Procedures). The notice shall contain all -80-

instructions and materials necessary to enable such Holder to tender Notes pursuant to the Asset Disposition Offer. Any Asset Disposition Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Disposition Offer, shall state: (1) that the Asset Disposition Offer is being made pursuant to this Section 3.5 and that, to the extent lawful, all Notes tendered and not withdrawn shall be accepted for payment (unless prorated); (2) the Asset Disposition payment amount, the Asset Disposition offered price, and the date on which Notes tendered and accepted for payment shall be purchased, which date shall be at least 30 days and not later than 60 days from the date such notice is mailed (the “Asset Sale Payment Date”); (3) that any Notes not tendered or accepted for payment shall continue to accrue interest in accordance with the terms thereof; (4) that, unless the Issuer defaults in making such payment, any Notes accepted for payment pursuant to the Asset Disposition Offer shall cease to accrue interest on and after the Asset Sale Payment Date; (5) that Holders electing to have any Notes purchased pursuant to any Asset Disposition Of-fer shall be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, to the Paying Agent specified in the notice at the address specified in the notice at least three (3) Business Days before the Asset Sale Payment Date; (6) that Holders shall be entitled to withdraw their election if the Paying Agent receives, not later than two (2) Business Days prior to the Asset Sale Payment Date, a notice setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing its election to have such Note purchased; (7) that if the aggregate principal amount of Notes surrendered by Holders exceeds the Asset Disposition payment amount, the Issuer shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Issuer so that only Notes in denominations of at least €100,000 and integral multiples of €1,000 in excess thereof remain outstanding after purchase); and (8) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry). If any of the Notes subject to the Asset Disposition Offer are in the form of a Global Note, the Issuer may modify such notice to the extent necessary to comply with the Applicable Procedures of the Common Depositary. (h) If the Asset Sale Payment Date is on or after a record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pur-suant to the Asset Disposition Offer. (i) On the Asset Sale Payment Date, the Issuer will, to the extent permitted by law: (1) accept for payment all Notes issued by it or portions thereof properly tendered pursuant to the Asset Disposition Offer; (2) deposit with the Paying Agent an amount equal to the aggregate Asset Disposition pay-ment in respect of all Notes or portions thereof so tendered; and (3) deliver, or cause to be delivered, to the Registrar for cancellation the Notes so accepted together with an Officer’s Certificate to the Trustee stating that such Notes or portions thereof have been tendered to and purchased by the Issuer. -81-

(j) The Issuer will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Notes pursuant to this Section 3.5. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Inden-ture by virtue thereof. SECTION 3.6 Limitation on Liens. (a) Holdings will not, and will not permit the Issuer or a Restricted Subsidiary that is a Guarantor to, directly or indirectly, create, Incur or permit to exist any Lien (except Permitted Liens) (each, an “Initial Lien”) that secures Obligations under any Indebtedness or any related Guarantee, on any asset or property of Holdings, the Issu-er or any Restricted Subsidiary that is a Guarantor, unless: (1) in the case of Liens securing Subordinated Indebtedness, the Notes and related Note Guarantees are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; or (2) in all other cases, the Notes or the Note Guarantees are equally and ratably secured. (b) Any Lien created for the benefit of Holders of the Notes pursuant to Section 3.6(a) shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien. (c) With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the Incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness. The “Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness with the same terms, the accretion of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness. SECTION 3.7 Limitation on Guarantees. (a) The Issuer will not permit any of its Wholly-Owned Subsidiaries that are Restricted Subsidiaries (and non-Wholly-Owned Subsidiaries if such non-Wholly-Owned Subsidiaries Guarantee other capital markets debt securities of the Issuer or any Guarantor or Guarantee Indebtedness of the Issuer under the Credit Agreement), other than a Guarantor, to Guarantee the payment of any capital markets debt securities of the Issuer or any Guarantor or Indebtedness of the Issuer under the Credit Agreement, in each case, unless: (1) such Restricted Subsidiary within 60 days executes and delivers a supplemental indenture to this Indenture substantially in the form of Exhibit B providing for a Note Guarantee by such Restricted Subsidiary, except that with respect to a Guarantee of Indebtedness of the Issuer or any Guarantor, if such Indebtedness is by its express terms subordinated in right of payment to the Notes or such Guarantor’s Note Guarantee, any such Guarantee by such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Note Guarantee of such Restricted Subsidiary substantially to the same extent as such Indebtedness is subordinated to the Notes or such Guarantor’s Note Guarantee; and (2) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Issuer or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidi-ary under its Guarantee until payment in full of all Obligations under this Indenture; provided that this Section 3.7 shall not be applicable (i) to any Guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation -82-

of, such Person becoming a Restricted Subsidiary, (ii) in the event that the Guarantee of the Issuer’s obligations un-der the Notes or this Indenture by such Restricted Subsidiary would not be permitted under applicable law, (iii) to any Guarantee of capital markets debt securities, where such Restricted Subsidiary, in accordance with the Agreed Security Principles, does not provide a Guarantee of any Indebtedness of the Issuer under the Credit Agreement or (iv) to any Guarantee of Indebtedness under the Credit Agreement of any Restricted Subsidiary as of the Escrow Release Date organized in Italy. At the option of the Issuer, any Note Guarantee may contain limitations on Guaran-tor liability to the extent reasonably necessary to recognize certain defenses generally available to guarantors (in-cluding those that relate to fraudulent conveyance or transfer, voidable preference, financial assistance, corporate purpose, capital maintenance or similar laws, regulations or defenses affecting the rights of creditors generally) or other considerations under applicable law. (b) The Issuer may elect, in its sole discretion, to cause any Subsidiary that is not otherwise required to be a Subsidiary Guarantor to become a Subsidiary Guarantor, in which case, such Subsidiary shall not be required to comply with the 60-day period described in Section 3.7(a)(1). SECTION 3.8 Limitation on Affiliate Transactions. (a) The Issuer will not, and will not permit any of its Restricted Subsidiaries to enter into or conduct any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any of the Issuer’s Affiliates (other than Holdings, the Issuer and the Restricted Subsidiaries or any entity that be-comes a Restricted Subsidiary as a result of such transaction) (an “Affiliate Transaction”) involving aggregate value in excess of $20.0 million unless: (1) the terms of such Affiliate Transaction taken as a whole are not materially less favorable to the Issuer or such Restricted Subsidiary, as the case may be, than those that could be obtained in a com-parable transaction at the time of such transaction or the execution of the agreement providing for such transaction in arm’s length dealings with a Person who is not such an Affiliate; and (2) in the event such Affiliate Transaction involves an aggregate value in excess of $60.0 million, the terms of such transaction have been approved by a majority of the members of the Board of Directors of the Issuer or a Parent Entity. Any Affiliate Transaction shall be deemed to have satisfied the requirements set forth in Section 3.8(a)(2) if such Affiliate Transaction is approved by a majority of the Disinterested Directors, if any. (b) Section 3.8(a) shall not apply to: (1) Investment; any Restricted Payment permitted to be made pursuant to Section 3.3, or any Permitted (2) any issuance or sale of Capital Stock, options, other equity-related interests or other secu-rities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, or entering into, or maintenance of, any employment, consulting, collective bargaining or benefit plan, pro-gram, agreement or arrangement, related trust or other similar agreement and other compensation arrange-ments, options, warrants or other rights to purchase Capital Stock of the Issuer, any Restricted Subsidiary or any Parent Entity, restricted stock plans, long-term incentive plans, stock appreciation rights plans, par-ticipation plans or similar employee benefits or consultants’ plans (including valuation, health, insurance, deferred compensation, severance, retirement, savings or similar plans, programs or arrangements) or in-demnities provided to or on behalf of, or for the benefit of future, present or former officers, employees, di-rectors or consultants approved by the Board of Directors of the Issuer, in each case in the ordinary course of business or consistent with past practice; (3) any Management Advances and any waiver or transaction with respect thereto; -83-

(4) any transaction between or among the Issuer and any Restricted Subsidiary or between or among Restricted Subsidiaries (or, in any case, any entity that becomes a Restricted Subsidiary as a result of such transaction) or any joint venture (regardless of the form of legal entity) in which the Issuer or any Subsidiary has invested (and which joint venture would not be an Affiliate of the Issuer but for the Issuer’s or a Subsidiary of the Issuer’s ownership of Capital Stock in such joint venture) to the extent otherwise permitted under Article III of this Indenture (other than solely by reference to this Section 3.8); (5) the payment of compensation, fees and reimbursement of expenses to, and customary in-demnities (including under customary insurance policies) and employee benefit and pension expenses pro-vided on behalf of, directors, officers, consultants or employees of the Issuer or any Restricted Subsidiary (whether directly or indirectly and including through any Person owned or controlled by any of such direc-tors, officers or employees); (6) the entry into and performance of obligations of the Issuer or any of its Restricted Subsid-iaries under the terms of any transaction arising out of, and any payments pursuant to or for purposes of funding, any agreement or instrument in effect as of or on the Issue Date (or any agreement in respect of the Transactions as in effect as of the Escrow Release Date), as these agreements and instruments may be amended, modified, supplemented, extended, renewed or refinanced from time to time in accordance with the other terms of this Section 3.8 or to the extent, in the good faith judgment of the Issuer, not more disad-vantageous to the Holders in any material respect (taken as a whole); (7) (i) any customary transaction with a Securitization Subsidiary effected as part of a Quali-fied Securitization Financing and (ii) any customary transaction with a Receivables Subsidiary effected as part of a Receivables Facility; (8) (x) transactions with dealers, customers, clients, suppliers or purchasers or sellers of goods or services that are Affiliates, in each case in the ordinary course of business or consistent with past practice, which are fair to the Issuer or the relevant Restricted Subsidiary in the reasonable determination of the Board of Directors or the senior management of the Issuer or the relevant Restricted Subsidiary, or are on terms no less favorable than those that could reasonably have been obtained at such time from an unaf-filiated party or (y) transactions to and from, and transactions with, joint venture partners or joint ventures (including pursuant to joint venture agreements) or Unrestricted Subsidiaries entered into in the ordinary course (including, without limitation, any cash management activities related thereto); (9) any transaction between or among the Issuer or any Restricted Subsidiary and any Person that is an Affiliate of the Issuer or any Restricted Subsidiary or similar entity that would constitute an Affil-iate Transaction solely because the Issuer or a Restricted Subsidiary owns a direct or indirect equity interest in or otherwise controls such Affiliate or similar entity; (10) (x) issuances or sales of Subordinated Shareholder Funding or Capital Stock (other than Disqualified Stock or Designated Preferred Stock) of the Issuer or options, warrants or other rights to ac-quire such Capital Stock and the granting of registration and other customary rights in connection therewith or any contribution to the capital of the Issuer or any Restricted Subsidiary and (y) any amendment, waiver or other transaction with respect to any Subordinated Shareholder Funding in compliance with the other provisions of this Indenture; provided that such Subordinated Shareholder Funding, as amended or other-wise modified, will continue to satisfy the requirements described in the definition of “Subordinated Share-holder Funding”; (11) (a) the payment of management, monitoring, consulting, advisory and other fees (includ-ing termination and transaction fees, including any such cash lump sum or present value fee upon the con-summation of a corporate event, including an initial public equity offering) to the Sponsor pursuant to the Sponsor Management Agreement (plus any unpaid management, monitoring, consulting, advisory and oth-er fees (including transaction and termination fees) accrued in any prior year), (b) customary payments by the Issuer or any of the Restricted Subsidiaries to the Sponsor made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities (including in con-nection with acquisitions or divestitures), which payments are approved by the majority of the members of -84-

the Board of Directors of the Issuer in good faith and (c) indemnification and reimbursement of expenses pursuant to the Sponsor Management Agreement (plus any unpaid indemnities and expenses accrued in any prior year); (12) (i) direct or indirect investments by Permitted Holders in securities, Indebtedness or Dis-qualified Stock of the Issuer or any Restricted Subsidiary (and payment to any Permitted Holder of all rea-sonable out of pocket expenses Incurred by such Permitted Holder in connection with its direct or indirect investment in securities, Indebtedness or Disqualified Stock of the Issuer and its Restricted Subsidiaries) so long as the investment is being offered by the Issuer or such Restricted Subsidiary generally to other inves-tors who are not Affiliates of the Issuer or any Restricted Subsidiary on the same or more favorable terms and at least a majority of the principal amount of such Indebtedness or a majority of the aggregate liquida-tion preference of such Disqualified Stock is purchased by Persons who are not Affiliates of the Issuer or any Restricted Subsidiary and (ii) payments to Permitted Holders in respect of securities, Indebtedness or Disqualified Stock of the Issuer or any Restricted Subsidiary contemplated in the foregoing clause (i) or that were acquired from Persons other than the Issuer and the Restricted Subsidiaries, in each case, in ac-cordance with the terms of such securities, Indebtedness or Disqualified Stock; (13) the Transactions and any Permitted Reorganization and the payment of all fees and ex-penses related to the Transactions and any Permitted Reorganization; (14) transactions in which the Issuer or any Restricted Subsidiary, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Is-suer or such Restricted Subsidiary from a financial point of view or meets the requirements of Section 3.8(a)(1); (15) the existence of, or the performance by the Issuer or any Restricted Subsidiaries of its ob-ligations under the terms of, any equityholders agreement (including any registration rights agreement or purchase agreements related thereto) to which it is party as of the Escrow Release Date and any similar agreement that it may enter into thereafter, and the payment of reasonable out-of-pocket costs and expenses pursuant thereto; provided, however, that the existence of, or the performance by the Issuer or any Restrict-ed Subsidiary of its obligations under any future amendment to the equityholders’ agreement or under any similar agreement entered into after the Escrow Release Date will only be permitted under this clause to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the Holders in any material respects; (16) payments by the Issuer (and any Parent Entity) and its Restricted Subsidiaries pursuant to any tax sharing agreements among the Issuer (and any such Parent Entity) and its Restricted Subsidiaries on customary terms to the extent attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries; provided that for each taxable period, (A) the amount of such payments made in respect of such taxable period in the aggregate will not exceed the amount that the Issuer and the applicable Restricted Subsidiaries (and, to the extent permitted herein, the applicable Unrestricted Subsidiaries), would have been required to pay in respect of such taxable income as stand-alone taxpayers or a stand-alone tax group and (B) the amount of such payments made in respect of an Unrestricted Subsidiary will be permitted only to the extent that cash distributions were made by such Unrestricted Subsidiary to the Issuer or any Re-stricted Subsidiary for such purpose; (17) any Intercompany License Agreements; (18) transactions undertaken pursuant to membership in a purchasing consortium; and (19) the existence and performance of agreements and transactions with any Unrestricted Sub-sidiary that were entered into prior to the designation of a Restricted Subsidiary as such Unrestricted Sub-sidiary to the extent that the transaction was permitted at the time that it was entered into with such Re-stricted Subsidiary and transactions entered into by an Unrestricted Subsidiary with an Affiliate prior to the redesignation of any such Unrestricted Subsidiary as a Restricted Subsidiary; provided that such transaction was not entered into in contemplation of such designation or redesignation, as applicable. -85-

SECTION 3.9 Change of Control. (a) If a Change of Control occurs after the Issue Date, subject to the exceptions described in Section 3.9(c) below, the Issuer shall make an offer to purchase all of the Notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Additional Amounts, if any, to, but excluding, the date of repurchase, subject to the right of Holders of the Notes of record on the relevant record date to receive inter-est due on the relevant interest payment date occurring on or prior to the repurchase date. Within 30 days following any Change of Control, the Issuer shall deliver notice of such Change of Control Offer electronically or by first-class mail, with a copy to the Trustee and Paying Agent, to each Holder of Notes at the address of such Holder appearing in the security register, describing the transaction or transactions that constitute the Change of Control and with the following information: (1) that a Change of Control Offer is being made pursuant to this Section 3.9, and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Is-suer; (2) the purchase price and the purchase date, which date will be no earlier than 30 days and no later than 60 days from the date such notice is delivered (the “Change of Control Payment Date”), sub-ject to extension (in the case where such notice is mailed or otherwise delivered prior to the occurrence of a Change of Control) in the event that the occurrence of the Change of Control is delayed; (3) that any Note not properly tendered will remain outstanding and continue to accrue inter-est; (4) that unless the Issuer defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest, on the Change of Control Payment Date; (5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, to the Paying Agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; (6) that Holders will be entitled to withdraw their tendered Notes and their election to require the Issuer to purchase such Notes; provided that the Paying Agent receives, not later than the close of busi-ness on the second Business Day prior to the expiration date of the Change of Control Offer, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes tendered for pur-chase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased; (7) that Holders whose Notes are being purchased only in part will be issued new Notes and such new Notes will be equal in principal amount to the unpurchased portion of the Notes surrendered. The unpurchased portion of the Notes must be equal to at least €100,000 or any integral multiple of €1,000 in excess thereof; (8) if such notice is delivered prior to the occurrence of a Change of Control, stating that the Change of Control Offer is conditional on the occurrence of such Change of Control; and (9) the other instructions, as determined by the Issuer, consistent with this Section 3.9, that a Holder must follow. -86-

If the Change of Control Payment Date is on or after an interest record date and on or before the related in-terest payment date, any accrued and unpaid interest, if any, will be paid on the relevant interest payment date to the Person in whose name a Note is registered at the close of business on such record date. (b) On the Change of Control Payment Date, the Issuer will, to the extent permitted by law: (1) accept for payment all Notes issued by it or portions thereof properly tendered pursuant to the Change of Control Offer; (2) deposit with the Paying Agent an amount equal to the aggregate Change of Control Pay-ment in respect of all Notes or portions thereof so tendered; and (3) deliver, or cause to be delivered, to the Registrar for cancellation the Notes so accepted together with an Officer’s Certificate to the Registrar and Trustee stating that such Notes or portions there-of have been tendered to and purchased by the Issuer and directing the Registrar to cancel such Notes. The Paying Agent will promptly deliver to each Holder tendered the Change of Control Payment for such Notes, and the Trustee or the Authentication Agent, as the case may be, will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased por-tion of the Notes surrendered, if any; provided that each such new Note will be in a minimum principal amount of €100,000 or an integral multiple of €1,000 in excess thereof. The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date. Any Change of Control Offer shall comply with the applicable procedures of the Common Depositary. (c) The Issuer will not be required to make a Change of Control Offer following a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuer and purchas-es all Notes validly tendered and not withdrawn under such Change of Control Offer or (2) a notice of redemption of all outstanding Notes has been given pursuant to this Indenture as described under Section 5.7, unless and until there is a default in the payment of the redemption price on the applicable redemption date or the redemption is not con-summated due to the failure of a condition precedent contained in the applicable redemption notice to be satisfied. Notwithstanding anything to the contrary in this Section 3.9, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer. (d) If Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in a Change of Control Offer and the Issuer, or any third party making a Change of Control Offer in lieu of the Issuer as described in this Section 3.9, purchases all of the Notes validly ten-dered and not withdrawn by such Holders, the Issuer or such third party will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer, to redeem all Notes that remain outstanding following such purchase at a price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Additional Amounts, if any, to, but excluding, the date of redemption. (e) The Issuer will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations de-scribed in this Indenture by virtue thereof. SECTION 3.10 Reports. (a) Whether or not required by the SEC, so long as any Notes are outstanding, if not filed electronical-ly with the SEC through the SEC’s Electronic Data Gathering, Analysis, and Retrieval System (or any successor -87-

system) (“EDGAR”), from and after the Issue Date, the Issuer will furnish to the Trustee and the Holders within 15 days after the time periods specified below: (1) within 120 days (or 150 days in the case of the fiscal year containing the Issue Date) after the end of each fiscal year of the Issuer, the consolidated balance sheet of the Issuer and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of operations and cash flows for such fiscal year, setting forth comparative consolidated and/or combined figures for the preceding fiscal year (to the extent such comparative presentation is permitted under GAAP), all in reasonable detail and prepared in accordance with GAAP, and, in each case, certified by independent certified public accountants of recog-nized national standing, together with a customary management discussion and analysis of the Issuer’s fi-nancial condition and results of operations; provided, that if at the end of any applicable fiscal year there are any Unrestricted Subsidiaries, the Issuer shall also furnish a reasonably detailed presentation, either on the face of the annual financial statements delivered pursuant to this clause (1) or in the footnotes thereto, and in the management discussion and analysis, of the financial condition and results of operations of the Issuer and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Issuer; (2) within 60 days (or (x) 120 days in the case of the fiscal quarter containing the Issue Date and the immediately succeeding fiscal quarter to which this clause (2) applies, and (y) 90 days in the case of the second succeeding fiscal quarter to which this clause (2) applies following the fiscal quarter contain-ing the Issue Date) after the end of each of the first three fiscal quarters of each fiscal year, (i) the consoli-dated balance sheet of the Issuer and its Subsidiaries as at the end of such quarterly period, (ii) the related consolidated statements of operations for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, and (iii) the related consolidated statement of cash flows for the elapsed portion of the fiscal year ended with the last day of such quarterly period, and setting forth comparative consolidated and/or combined figures for the corresponding periods in the prior fiscal year (to the extent such comparative presentation is permitted under GAAP) or, in the case of such consolidated balance sheet, for the last day of the corresponding period in the prior fiscal year, subject to changes resulting from normal year-end adjustments and the absence of footnotes, together with a custom-ary management discussion and analysis of the Issuer’s financial condition and results of operations; pro-vided that such comparative information need not include consolidated or combined figures for the second quarter of 2016 or 2017 or the third quarter of 2016; and (3) promptly (but not later than 10 days following the event) upon the occurrence of any Change of Control, after a material acquisition, disposition or restructuring of the Issuer and the Restricted Subsidiaries, taken as a whole, upon any bankruptcy or insolvency involving the Issuer or any Significant Subsidiary or any acceleration of material indebtedness, or upon any change of the entire board of direc-tors, chairman of the board of directors, chief executive officer or chief financial officer at the Issuer or change in auditors of the Issuer, a description of such event; provided, further, that (a) such information will not be required to comply with Section 302 or Section 404 of the Sarbanes-Oxley Act of 2002, or related Items 307 and 308 of Regulation S-K promulgated by the SEC, (b) such information will not be required to contain the separate financial information for Guarantors as contemplated by Rule 3-10 of Regulation S-X, any financial statements of unconsolidated subsidiaries or 50% or less owned persons as contemplated by Rule 3-09 of Regulation S-X, any schedules required by Regulation S-X, the financial infor-mation required by Rule 3-16 of Regulation S-X, any “segment reporting” or any compensation-related information (to the extent not required to be reflected on the face of the financial statements referred to in clauses (1) and (2) of Section 3.10(a)), including any Compensation Discussion and Analysis required by Item 402 of Regulation S-K or other information regarding executive compensation contemplated by SEC Release Nos. 33-8732A, 34-54302A and IC-27444A, or in each case any successor provisions, (c) such information shall not be required to comply with Regulation G under the Exchange Act or Item 10(e) of Regulation S-K with respect to any non-GAAP financial measures contained therein and (d) such information will not be required to be provided using eXtensible Business Reporting Language. (b) Notwithstanding anything herein to the contrary, if the Issuer makes an election to change its fiscal year (which it shall be permitted to do, upon written notice to the Trustee, in which case the Issuer and the Trustee -88-

shall be authorized by the Holders to make any adjustments to this Indenture and the other Notes Documents as are necessary in order to reflect such change in financial reporting), the Issuer will be required to furnish to the Trustee and the Holders, within 120 days of the opening date of its newly elected fiscal year, the consolidated balance sheet of the Issuer and its Subsidiaries as at the end of such newly elected fiscal year, and the related consolidated state-ments of operations for the period from the closing of the Issuer’s most recent fiscal year and the opening date of its newly elected fiscal year (the “Transition Period”), all in reasonable detail and prepared in accordance with GAAP, and, in each case, certified by independent certified public accountants of recognized national standing. (c) To the extent any such information is not so filed or furnished, as applicable, within the time peri-ods specified in Section 3.10(a) and such information is subsequently filed or furnished, as applicable, the Issuer will be deemed to have satisfied its obligations with respect thereto at such time and any Default with respect thereto shall be deemed to have been cured; provided that such cure shall not otherwise affect the rights of the Holders un-der Section 6.1 if Holders of at least 30% in principal amount of the then total outstanding Notes have declared the principal, premium, if any, interest, Additional Amounts and any other monetary obligations on all the then out-standing Notes to be due and payable immediately and such declaration shall not have been rescinded or cancelled prior to such cure. In addition, to the extent not satisfied by the foregoing, the Issuer will agree that, for so long as any Notes are outstanding, it will furnish to Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. (d) The requirement to furnish the information to Holders required by clauses (1), (2) and (3) of Sec-tion 3.10(a) may be satisfied by the Issuer posting copies of such information on a website (which may be nonpub-lic, password protected and may be maintained by the Issuer or a third party) to which access will be given to Hold-ers, prospective investors in the Notes (which prospective investors shall be limited to “qualified institutional buy-ers” within the meaning of Rule 144A of the Securities Act or non-U.S. persons (as defined in Regulation S under the Securities Act) that certify their status as to such status to the reasonable satisfaction of the Issuer), and securities analysts and market making financial institutions that are reasonably satisfactory to the Issuer; provided, however, that the Issuer may deny access to any competitively-sensitive information otherwise to be provided pursuant to this Section 3.10 to any such Holder, prospective investor, security analyst or market maker that is a competitor (or an Affiliate of a competitor) of the Issuer and its Subsidiaries to the extent that the Issuer determines in good faith that the provision of such information to such Person would be competitively harmful to the Issuer and its Subsidiaries; and provided, further, that such Holders, prospective investors, security analysts or market makers will agree to (1) treat all such reports (and the information contained therein) and information as confidential, (2) not use such reports (and the information contained therein) and information for any purpose other than their investment or potential in-vestment in the Notes and (3) not publicly disclose or distribute any such reports (and the information contained therein) and information. (e) The Issuer will also hold quarterly conference calls for the Holders of the Notes to discuss finan-cial information for the previous quarter, if such conference calls are held with the lenders under any Credit Facility (if applicable) or with any equity investors of the Issuer or any Parent Entity and analysts; it being understood that such quarterly conference call may be the same conference call as with such lenders or equity investors and analysts. Prior to any such conference call, the Issuer will issue a press release or other notification announcing the time and date of such conference call and providing instructions to Holders, securities analysts and applicable current and prospective investors on how to obtain access to such call. (f) The Issuer may satisfy its obligations under this Section 3.10 with respect to financial information relating to the Issuer by furnishing financial information relating to a Parent Entity (including by making such re-ports available through EDGAR); provided that, the same is accompanied by unaudited consolidating information that explains in reasonable detail the differences (if any) between the information relating to such Parent Entity, on the one hand, and the information relating to the Issuer and its Restricted Subsidiaries on a standalone basis, on the other hand. (g) Notwithstanding anything to the contrary set forth in this Section 3.10, if the Issuer or any Parent Entity has made available through EDGAR the reports described in this Section 3.10 with respect to the Issuer or any Parent Entity (including any consolidated financial information required by Regulation S-X relating to the Issu-er), the Issuer shall be deemed to be in compliance with the provisions of this Section 3.10. -89-

(h) The Trustee shall have no responsibility whatsoever to determine whether any posting or filing through EDGAR or on any website as described in this Section 3.10 has occurred. The Trustee shall not be deemed to have constructive notice of any information contained, or determinable from information contained, in any reports referred to above, including the Issuer’s compliance with Article III of this Indenture. SECTION 3.11 Maintenance of Office or Agency. The Issuer will maintain an office or agency where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be delivered. The Corporate Trust Office of the Trustee, which initially shall be located at Wilmington Trust, National Association, 50 South Sixth Street, Suite 1290, Minneapolis, Minnesota 55402, Attention: Diamond (BC) B.V. Administrator, shall be such office or agency of the Issuer unless the Issuer shall designate and maintain some other office or agency for one or more of such purposes. The Issuer will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations and surrenders may be made at the Corporate Trust Office of the Trustee, and the Issuer hereby appoints the Trustee as its agent to receive all such presentations and surrenders provided, that the Corporate Trust Office of the Trustee shall not be an office or agency of the Issuer for the purposes of service of legal process against the Issuer or any Guarantor, which office or agency shall be as provided in Section 13.10. The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation. The Issuer will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency. SECTION 3.12 Corporate Existence. Except as otherwise provided in this Article III, Article IV and Section 10.2(c), the Issuer will do or cause to be done all things necessary to preserve and keep in full force and ef-fect its corporate existence and the corporate, partnership, limited liability company or other existence of each Re-stricted Subsidiary and the rights (charter and statutory), licenses and franchises of the Issuer and each Restricted Subsidiary; provided, however, that the Issuer shall not be required to preserve any such right, license or franchise or the corporate, partnership, limited liability company or other existence of any Restricted Subsidiary if senior man-agement of the Issuer determines that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not, and will not be, disadvan-tageous in any material respect to the Holders. SECTION 3.13 Payment of Taxes. The Issuer shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all material taxes, assessments and governmental charges levied or im-posed upon the Issuer or any Restricted Subsidiary; provided, however, that the Issuer shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate actions and for which appropriate reserves, if nec-essary (in the good faith judgment of management of the Issuer), are being maintained in accordance with GAAP or where the failure to effect such payment will not be disadvantageous in any material respect to the Holders. SECTION 3.14 [Reserved]. SECTION 3.15 Compliance Certificate. The Issuer shall deliver to the Trustee within 120 days after the end of each fiscal year of the Issuer an Officer’s Certificate, signed by the Chief Executive Officer, Chief Finan-cial Officer or the Chief Accounting Officer of the Issuer, stating that in the course of the performance by the signer of his or her duties as an Officer of the Issuer he or she would normally have knowledge of any Default or Event of Default and whether or not the signer knows of any Default or Event of Default that has occurred and is continuing; provided that no such Officer’s Certificate shall be required for any fiscal year ended prior to the Issue Date. If such Officer does have such knowledge, such Officer’s Certificate shall describe the Default or Event of Default, its sta-tus and the action the Issuer is taking or proposes to take with respect thereto. SECTION 3.16 Further Instruments and Acts. Upon request of the Trustee or as necessary to comply with future developments or requirements, the Issuer will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture. -90-

SECTION 3.17 Maintenance of Listing. The Issuer shall (i) use its commercially reasonable efforts to cause the Notes to be listed on the Official List of the Exchange and for permission to deal in the Notes on the Ex-change as promptly as practicable after the Issue Date, and (ii) use its commercially reasonable efforts to maintain such listing and permission to deal for as long as any of the Notes are outstanding. If the Notes fail to be, or at any time cease to be, listed on the Official List of, and for there to be permission to deal in the Notes on, the Exchange, the Issuer will use its commercially reasonable efforts to list the Notes on another “recognized stock exchange” (within the meaning of Section 1005 of the UK Income Tax Act 2007) in western Europe as promptly as practicable after the date on which the Notes are not so listed or such dealing is no longer permitted. SECTION 3.18 Statement by Officers as to Default. The Issuer shall deliver to the Trustee, as soon as possible and in any event within 30 days after the Issuer becomes aware of the occurrence of any Default or Event of Default, an Officer’s Certificate setting forth the details of such Event of Default or Default, its status and the ac-tions which the Issuer is taking or proposes to take with respect thereto. SECTION 3.19 Suspension of Certain Covenants on Achievement of Investment Grade Status. (a) Following the first day: (1) the Notes have achieved Investment Grade Status; and (2) no Default or Event of Default has occurred and is continuing under this Indenture, then, beginning on that day (each such day, a “Suspension Date”) and continuing until any Reversion Date, the Issuer and its Restricted Subsidiaries will not be subject to Sections 3.2, 3.3, 3.4, 3.5, 3.7, 3.8 and 4.1(a)(3) (collectively, the “Suspended Covenants”). Additionally, upon the occurrence of an event resulting in Suspended Covenants, the amount of Excess Proceeds from Net Avail-able Cash shall be reset to zero. (b) If on any date following a Suspension Date the Notes cease to have such Investment Grade Status (any such date, a “Reversion Date”), then the Suspended Covenants will thereafter be reinstated and be applicable pursuant to the terms of this Indenture (including in connection with performing any calculation or assessment to determine compliance with the terms of this Indenture), unless and until the Notes subsequently attain Investment Grade Status and no Default or Event of Default is in existence (in which event the Suspended Covenants shall no longer be in effect for such time that the Notes maintain an Investment Grade Status); provided, however, that no Default, Event of Default or breach of any kind shall be deemed to exist under this Indenture, the Notes or the Note Guarantees with respect to the Suspended Covenants based on, and none of the Issuer or any of its Subsidiaries shall bear any liability for, any actions taken or events occurring during the Suspension Period, or any actions taken at any time pursuant to any contractual obligation arising prior to the applicable Reversion Date, regardless of whether such actions or events would have been permitted if the applicable Suspended Covenants remained in effect during such period. The period of time between a Suspension Date and a Reversion Date is referred to as the “Suspension Period.” (c) On any Reversion Date, all Indebtedness Incurred during the applicable Suspension Period will be deemed to have been outstanding on the Escrow Release Date, so that it is classified as permitted under Sec-tion 3.2(b)(4)(B). Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under Section 3.3 will be made as though Section 3.3 had been in effect since the Escrow Release Date and prior to, but not during, the Suspension Period; provided, that no Subsidiaries may be designated as Unrestricted Subsidiaries during the Suspension Period, unless such designation would have complied with Section 3.3 as if such Section would have been in effect during such period. Accordingly, Restricted Payments made during the Suspen-sion Period will not reduce the amount available to be made as Restricted Payments under Section 3.3. Any Affiliate Transaction entered into on and after the Reversion Date pursuant to an agreement entered into during any Suspen-sion Period shall be deemed to be permitted pursuant to Section 3.8(b)(6). Any encumbrance or restriction on the ability of any Restricted Subsidiary to take any action described in clauses (1) through (3) of Section 3.4(a) that be-comes effective during any Suspension Period shall be deemed to be permitted pursuant to Section 3.4(b)(1)(y) on and after any Reversion Date. During the Suspension Period, any future obligation to grant further Note Guarantees shall be suspended. All such further obligation to grant Note Guarantees shall be reinstated upon the Reversion Date, but no Subsidiary of the Issuer shall be required to comply with Section 3.7 after the end of a Suspension Period with respect to any Guarantee entered into by such Subsidiary during any Suspension Period. -91-

(d) (d) The Trustee shall have no duty to monitor the ratings of the Notes, shall not be deemed to have any knowledge of the ratings of the Notes and shall have no duty to notify Holders of the occurrence of a Suspen-sion Date or Reversion Date. SECTION 3.20 Designation of Restricted and Unrestricted Subsidiaries. (a) The Issuer may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that desig-nation would not cause an Event of Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Issuer and its Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under Section 3.3 or under one or more clauses of the definition of “Permitted Investments.” as determined by the Issuer. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of “Unrestricted Subsidiary.” The Issuer may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default or an Event of Default. (b) Any designation of a Subsidiary of the Issuer as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a Board Resolution of the Issuer giving effect to such designation and an Of-ficer’s Certificate certifying that such designation complies with the preceding conditions and was permitted by Sec-tion 3.3. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestrict-ed Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebt-edness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary as of such date and, if such In-debtedness is not permitted to be incurred as of such date under Section 3.2, the Issuer will be in default of Section 3.2. (c) The Issuer may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under Section 3.2 calculated on a Pro Forma Basis as of the most recently ended Test Pe-riod; and (2) no Default or Event of Default would be in existence following such designation. Any such designa-tion by the Issuer shall be evidenced to the Trustee by filing with the Trustee a resolution of the Board of Directors of the Issuer giving effect to such designation and an Officer’s Certificate certifying that such designation complies with the preceding conditions. SECTION 3.21 Payment of Additional Amounts. (a) All payments made by the Issuer under or with respect to the Notes, or by any of the Guarantors under or with respect to any Note Guarantee, shall be made free and clear of, and without withholding or deduction for or on account of, any Tax, unless the withholding or deduction of such Tax is then required by law. If any deduc-tion or withholding by any applicable withholding agent for or on account of any Taxes imposed or levied by or on behalf of any jurisdiction (or any department or political subdivision thereof or therein) (a) in which the Issuer or any Guarantor is at any time incorporated or organized, engaged in business for tax purposes or resident for tax pur-poses or (b) from or through which payment is made by or on behalf of the Issuer or any Guarantor (including the jurisdiction of any Paying Agent) will at any time be required to be made in respect of any payments made by the Issuer under or with respect to the Notes or any of the Guarantors under or with respect to any Note Guarantee, in-cluding payments of principal, redemption price, purchase price, interest or premium (each such jurisdiction (or any department or political subdivision thereof or therein) referred to in (a) or (b) above, a “Tax Jurisdiction”), then the Issuer or the relevant Guarantor, as applicable, shall pay such additional amounts (the “Additional Amounts”) as may be necessary in order that the net amounts received in respect of such payments after such withholding, deduc-tion or imposition (including any such withholding, deduction or imposition in respect of any such Additional Amounts) will equal the respective amounts that would have been received in respect of such payments in the ab-sence of such withholding or deduction; provided, however, that no Additional Amounts will be payable with re-spect to: (1) any Taxes, to the extent such Taxes would not have been imposed but for the existence of any actual or deemed (pursuant to applicable Tax law of the relevant Tax Jurisdiction, such as, if applica--92-

ble, a connection of a partnership that is attributed to the partners/beneficial owners) present or former con-nection between the holder or the beneficial owner of a Note and the relevant Tax Jurisdiction (including being a resident of such jurisdiction for Tax purposes), other than the ownership or disposition of such Note, the enforcement of rights under such Note or under a Note Guarantee or the receipt of any payments in respect of such Note or a Note Guarantee; (2) any Taxes, to the extent such Taxes were imposed as a result of the presentation of a Note for payment more than 30 days after the relevant payment is first made available for payment to the holder (except to the extent that the holder or beneficial owner would otherwise have been entitled to Additional Amounts had the Note been presented on the last day of such 30 day period); (3) any Taxes that are payable otherwise than by deduction or withholding from a payment on or with respect to the Notes or any Note Guarantee; (4) any estate, inheritance, gift, sales, transfer, personal property or similar Taxes; (5) any Taxes, to the extent such Taxes are imposed or withheld by reason of the failure of the holder or beneficial owner of Notes to comply with any reasonable written request of the Issuer ad-dressed to the holder or beneficial owner and made at least 45 days before any such withholding or deduc-tion would be payable to satisfy any certification, identification, information or other reporting require-ments, whether required by statute, treaty, regulation or administrative practice of a Tax Jurisdiction, as a precondition to exemption from, or reduction in the rate of deduction or withholding of, Taxes imposed by the Tax Jurisdiction (including, without limitation, a certification that the holder or beneficial owner is not resident in the Tax Jurisdiction), but in each case, only to the extent the holder or beneficial owner is legal-ly eligible to provide such certification or documentation; (6) any FATCA Withholding; or (7) any combination of clauses (1) through (6) of this Section 3.21(a). (b) In addition to the foregoing, the Issuer and the Guarantors shall also pay any present or future stamp, issue, registration, court or documentary Taxes, or any other excise or property Taxes, charges or similar levies (including penalties, additions to tax, interest and any other reasonable expenses related thereto) which are levied by any Tax Jurisdiction on the execution, delivery, issuance, or registration of any of the Notes, this Inden-ture, any Note Guarantee or any other document or instrument referred to therein, or the receipt of any payments with respect thereto, or enforcement of, any of the Notes or any Note Guarantee. (c) If the Issuer or any Guarantor, as the case may be, becomes aware that it will be obligated to pay Additional Amounts with respect to any payment under or with respect to the Notes or any Note Guarantee, each of the Issuer or the relevant Guarantor, as the case may be, will deliver to the Trustee and Paying Agent on a date that is at least 30 days prior to the date of that payment (unless the obligation to pay Additional Amounts arises less than 45 days prior to that payment date, in which case the Issuer or the relevant Guarantor shall notify the Trustee and Paying Agent promptly thereafter) an Officer’s Certificate stating the fact that Additional Amounts will be payable and the amount estimated to be so payable. The Officer’s Certificate must also set forth any other information rea-sonably necessary to enable the Paying Agent to pay Additional Amounts to holders on the relevant payment date. The Trustee and Paying Agent shall be entitled to rely solely on such Officer’s Certificate as conclusive proof that such payments are necessary. (d) The Issuer or the relevant Guarantor, if it is the applicable withholding agent, will make all with-holdings and deductions required by law and will remit the full amount deducted or withheld to the relevant Tax authority in accordance with applicable law. The Issuer or the relevant Guarantor will use its reasonable efforts to obtain Tax receipts from each Tax authority evidencing the payment of any Taxes so deducted or withheld. The Is-suer or the relevant Guarantor will furnish to the Trustee or to a holder upon reasonable written request, within a reasonable time after the date the payment of any Taxes so deducted or withheld is made, certified copies of Tax receipts evidencing payment by the Issuer or a Guarantor, as the case may be, or if, notwithstanding such entity’s -93-

efforts to obtain receipts, receipts are not obtained, other reasonable evidence of payments by such entity. Upon rea-sonable request, copies of Tax receipts or other evidence of payments, as the case may be, will be made available by the Issuer to any holder. (e) Whenever in this Indenture there is mentioned, in any context, the payment of amounts based up-on the principal amount of the Notes or of principal, interest or of any other amount payable under, or with respect to, any of the Notes or any Note Guarantee, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof. (f) The above obligations will survive any termination, defeasance or discharge of this Indenture, any transfer by a holder or beneficial owner of its Notes, and will apply, mutatis mutandis, to any successor Person to the Issuer or any Guarantor and to any jurisdiction in which any successor Person to the Issuer or any Guarantor is in-corporated or organized, engaged in business for tax purposes or resident for tax purposes or any jurisdiction from or through which any payment on the Notes (or any Note Guarantee) is made by or on behalf of such Person, and any department or political subdivision thereof or therein. SECTION 3.22 Limitation on Use of Proceeds. The Issuer and each Guarantor shall ensure that no pro-ceeds from the sale of the Notes have been or will be used in a manner which would constitute a “use of proceeds in Switzerland” as interpreted by Swiss tax authorities for the purposes of Swiss Withholding Tax, except and to the extent that a written confirmation or tax ruling countersigned by the Swiss Federal Tax Administration (Eidgenö-ssische Steuerverwaltung) has been obtained (in a form satisfactory to the Trustee) confirming that the intended “use of proceeds in Switzerland” does not result in interest payments in respect of the Notes or any Note Guarantee be-coming subject to a withholding or deduction for Swiss Withholding Tax. ARTICLE IV SUCCESSOR ISSUER; SUCCESSOR PERSON SECTION 4.1 Merger and Consolidation. (a) The Issuer will not consolidate with or merge with or into, or convey, transfer or lease all or sub-stantially all its assets to, any Person, unless: (1) the Issuer is the resulting or surviving Person or the resulting, surviving or transferee Per-son (such resulting or surviving Person, including, if applicable, the Issuer, or such transferred Person, as applicable, the “Successor Company”) will be a European Company (Societas Europaea) or a Person orga-nized and existing under the laws of the United States, any State of the United States or the District of Co-lumbia, or any territory thereof, the United Kingdom or any member state of the European Union, and the Successor Company (if not the Issuer) will expressly assume, by supplemental indenture, executed and de-livered to the Trustee, all the obligations of the Issuer under the Notes and this Indenture and if such Suc-cessor Company is not a corporation, a co-obligor of the Notes is a corporation organized or existing under such laws; (2) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the applicable Successor Company or any Restricted Subsidiary of the applicable Successor Company as a result of such transaction as having been Incurred by the applicable Successor Company or any such Restricted Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing; (3) immediately after giving effect to such transaction, on a Pro Forma Basis, either (x) the Successor Company or the Issuer (as applicable) would be able to Incur at least an additional $1.00 of In-debtedness pursuant to Section 3.2(a) or (y) the Consolidated Coverage Ratio for the Issuer or the Succes-sor Company (as applicable) as of the most recently ended Test Period would not be lower than it was for such Test Period immediately prior to giving effect to such transaction; and -94-

(4) the Issuer (or Successor Company if other than the Issuer) shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer, and such supplemental indenture (if any), comply with this Indenture; provided that in giving an Opinion of Counsel, counsel may rely on an Officer’s Certificate as to compliance with Sections 4.1(a)(2) and (3) and as to any matters of fact, including as to satisfaction of the conditions of this Section 4.1. (b) The Successor Company will succeed to, and (if other than the Issuer) be substituted for, and may exercise every right and power of, the Issuer under the Notes and this Indenture, and in such event where the Suc-cessor Company is not the Issuer, the Issuer will automatically be released from its obligations under the Notes and this Indenture, but in the case of a lease of all or substantially all its assets, the predecessor company will not be re-leased from its obligations under the Notes or this Indenture. (c) [Reserved]. (d) Notwithstanding Sections 4.1(a)(2), (3) and (4) (which do not apply to transactions referred to in this clause (d)), (i) any Restricted Subsidiary may consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, the Issuer, (ii) the Issuer and the Restricted Subsidiaries may effect any Permitted Reorganization, (iii) the Issuer and the Restricted Subsidiaries may consummate the Transactions and (iv) the Issuer and the Restricted Subsidiaries may consummate a consolidation or merger or conveyance, transfer or lease, the purpose of which is to effect an Investment permitted pursuant to Section 3.3, including an Investment that constitutes a Permitted Investment. (e) Notwithstanding Sections 4.1(a)(2) and (3) (which do not apply to the transactions referred to in this clause (e)), (i) the Issuer may consolidate or otherwise combine with or merge with or into an Affiliate incorpo-rated or organized for the purpose of changing the legal domicile of the Issuer, reincorporating the Issuer in another jurisdiction, or changing the legal form of the Issuer and (ii) the Issuer may effect any Permitted Reorganization. (f) For the avoidance of doubt, the foregoing clauses (a) through (e) of this Section 4.1 shall not apply to the creation of a new Subsidiary as a Restricted Subsidiary of the Issuer or to the Transactions. (g) Subject to certain limitations described in this Indenture governing release of a Note Guarantee as described under Article X, no Subsidiary Guarantor may: (1) consolidate with or merge with or into any Person, or (2) convey, transfer or lease all or substantially all its assets to any Person, in one transaction or a series of related transactions, unless (i) the other Person is the Issuer or any Restricted Subsidiary that is a Subsidiary Guarantor or becomes a Subsidiary Guarantor concurrently with the transaction; (ii) either (x) such Subsidiary Guarantor is the resulting or surviving Person or (y)(I) the resulting, surviving or transferee Person (the “Successor Person”) will be a European Compa-ny (Societas Europaea) or a Person organized and existing under the laws of the United States, any State of the United States or the District of Columbia, or any territory thereof, the United Kingdom or any member state of the European Union, and the Successor Person (if not a Subsidi-ary Guarantor or the Issuer) will expressly assume, by supplemental indenture, executed and de-livered to the Trustee, all the obligations of such Subsidiary Guarantor under this Indenture and such Subsidiary Guarantor’s related Note Guarantee and (II) immediately after giving effect to the transaction, on a Pro Forma Basis, no Event of Default has occurred and is continuing; (iii) the transaction constitutes a sale, lease or other disposition (including by way of consolidation, amalgamation or merger) of the Subsidiary Guarantor or the sale or disposition of -95-

all or substantially all the assets of the Subsidiary Guarantor (in each case other than to the Issuer or a Restricted Subsidiary) otherwise permitted by this Indenture; or (iv) the transaction constitutes a Permitted Reorganization. Notwithstanding the foregoing (which do not apply to transactions referred to in this sentence), (1) any Subsidiary Guarantor may consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, the Issuer or another Guarantor or, subject to compliance with Section 4.1(g)(ii)(x) or (g)(ii)(y)(I), any Non-Guarantor, (2) the Issuer and the Restricted Subsidiaries may consummate the Transactions, (3) any Subsidiary Guarantor may liquidate, dissolve or wind up if the Issuer determines in good faith that such liquidation, dissolution or winding up is in the best interests of the Issuer and the Restricted Subsidiaries, taken as a whole, and is not mate-rially disadvantageous to the Holders, (4) any Guarantor may consummate a consolidation or merger or conveyance, transfer or lease, the purpose of which is to effect an Investment permitted pursuant to Section 3.3, including an In-vestment that constitutes a Permitted Investment, and (5) subject to compliance with Section 4.1(g)(ii)(x) or (g)(ii)(y)(I), any Guarantor may change its legal domicile or reincorporate in another jurisdiction or change its legal form. (h) Any Restricted Subsidiary may consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to any other Restricted Subsidiary. ARTICLE V REDEMPTION OF SECURITIES SECTION 5.1 Notices to Trustee. If the Issuer elects to redeem Notes pursuant to the optional re-demption provisions of Section 5.7 hereof, it must furnish an Officer’s Certificate setting forth the following to the Trustee, at least 30 days but not more than 60 days before a redemption date, except that such Officer’s Certificate may be furnished more than 60 days prior to a redemption date if such Officer’s Certificate is furnished in connec-tion with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Article VIII or XI hereof or the applicable redemption date is delayed: (1) the clause of this Indenture pursuant to which the redemption shall occur; (2) the redemption date; (3) the principal amount of Notes to be redeemed; and (4) the redemption price. Any optional redemption referenced in such Officer’s Certificate may be cancelled by the Issuer at any time prior to notice of redemption being sent to any Holder. SECTION 5.2 Selection of Notes to Be Redeemed or Purchased. If less than all of the Notes are to be redeemed at any time, the Paying Agent will select the Notes for redemption in compliance with the requirements of the principal securities exchange, if any, on which the Notes are listed, as certified to the Paying Agent by the Issuer, and in compliance with the requirements of Euroclear and Clearstream, or if the Notes are not so listed or such ex-change prescribes no method of selection and the Notes are not held through Euroclear and Clearstream or Euroclear and Clearstream prescribe no method of selection, on a pro rata basis, subject to adjustments so that no Note in an unauthorized denomination remains outstanding after such redemption; provided, however, that no Note of €100,000 in aggregate principal amount or less shall be redeemed in part and only Notes in integral multiples of €1,000 in excess thereof shall be redeemed. The Trustee, the Paying Agent and the Registrar shall not be liable for selections made under this Section 5.2. -96-

SECTION 5.3 Notice of Optional Redemption. (a) At least 30 days but not more than 60 days before an optional redemption date, the Issuer will send or cause to be sent, by electronic delivery or by first class mail, postage prepaid, a notice of optional redemption to each Holder whose Notes are to be redeemed, with a copy to the Trustee and the Paying Agent, to the address of such Holder appearing in the security register or otherwise in accordance with the applicable procedures of Euro-clear and Clearstream, or while Notes are in the form of Global Notes in accordance with the applicable procedures of Euroclear and Clearstream, except that optional redemption notices may be delivered electronically or mailed more than 60 days prior to an optional redemption date if the notice is issued (i) in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Article VIII or XI hereof or (ii) subject to one or more conditions precedent and such redemption date is delayed until such time as any or all such conditions shall be satisfied (or waived by the Issuer in its sole discretion). The notice will identify the Notes (including the ISIN or Common Code number) to be redeemed and will state: (1) the redemption date; (2) the redemption price; (3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in prin-cipal amount equal to the unredeemed portion will be issued upon cancellation of the original Note; (4) the name and address of the Paying Agent; (5) redemption price; that Notes called for redemption must be surrendered to the Paying Agent to collect the (6) that, unless the Issuer defaults in making such redemption payment, interest, if any, on Notes called for redemption ceases to accrue on and after the redemption date; (7) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; (8) that no representation is made as to the correctness or accuracy of the ISIN or Common Code number, if any, listed in such notice or printed on the Notes; and (9) any condition precedent to redemption. (b) If any Note is to be redeemed in part only, the notice of redemption that relates to that Note shall state the portion of the principal amount thereof that is to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder thereof upon cancellation of the original Note. In the case of a Global Note, an appropriate notation will be made on such Global Note to decrease the principal amount thereof to an amount equal to the unredeemed portion thereof. Subject to the terms of the ap-plicable redemption notice (including any conditions contained therein), Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, unless the Issuer defaults in the payment of the redemption price, interest ceases to accrue on Notes or portions of Notes called for redemption. (c) [Reserved]. (d) At the Issuer’s request, the Paying Agent shall give the notice of optional redemption in the Issu-er’s name and at the Issuer’s expense. In such event, the Issuer shall provide the Trustee with an Officer’s Certifi-cate containing the information required by this Section 5.3 at least five (5) Business Days prior to the date on which -97-

the Issuer instructs the Paying Agent to send the notice (or such shorter period as the Trustee and the Paying Agent may agree). (e) Such notice of optional redemption, and the related optional redemption, may, at the Issuer’s dis-cretion, be subject to satisfaction of one or more conditions precedent, including, but not limited to, completion of a related Equity Offering, incurrence of Indebtedness or in connection with other transactions (or series of related transactions) or an event that constitutes a Change of Control, the consummation of such Equity Offering, incur-rence of Indebtedness, Change of Control or other transactions. In addition, if such redemption is subject to satisfac-tion of one or more conditions precedent, such notice of redemption shall describe each such condition, and if appli-cable, shall state that, in the Issuer’s discretion, the redemption date may be delayed until such time (including more than 60 days after the date the notice of redemption was mailed or delivered, including by electronic transmission) as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date as stated in such no-tice, or by the redemption date as so delayed, or such notice may be rescinded at any time in the Issuer’s discretion if in the good faith judgment of the Issuer any or all of such conditions will not be satisfied. The Issuer may provide in such notice of redemption that payment of the redemption price and performance of the Issuer’s obligations with respect to such redemption may be performed by another Person. (f) If and for so long as any Notes are listed on the Official List of the Exchange and if and to the ex-tent the rules of the Exchange so require, the Issuer will notify the Exchange of any notice of optional redemption sent to the Holders of the relevant Notes and, in connection with any redemption, the Issuer will notify the Exchange of any change in the principal amount of Notes outstanding. SECTION 5.4 Effect of Notice of Redemption. Once notice of redemption is sent in accordance with this Indenture, Notes called for redemption become irrevocably due and payable on the redemption date at the re-demption price stated in such notice, as such date may be delayed, unless such redemption is cancelled; provided, however, that a redemption or notice of redemption may, at the Issuer’s option and discretion, be subject to the satis-faction of one or more conditions precedent, including, but not limited to, completion of an Equity Offering (in the case of redemption pursuant to Section 5.7(b) hereof). SECTION 5.5 Deposit of Redemption or Purchase Price. Prior to 11:00 a.m. London time on the re-demption or purchase date, the Issuer will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued interest, if any, on, all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent will promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest, if any, on, all Notes to be redeemed or purchased. If the Issuer complies with the provisions of the preceding paragraph, on and after the redemption or pur-chase date, interest, if any, will cease to accrue on the Notes or the portions of Notes called for redemption or pur-chase. If a Note is redeemed or purchased on or after the relevant record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was regis-tered at the close of business on such record date. If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 3.1 hereof. SECTION 5.6 Notes Redeemed or Purchased in Part. Upon surrender of a Note that is redeemed or purchased in part, the Issuer will issue and, upon receipt of an Issuer Order, the Trustee or the Authentication Agent, as the case may be, will authenticate for the Holder at the expense of the Issuer a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered; provided, that each such new Note will be in a minimum principal amount of €100,000 or integral multiple of €1,000 in excess thereof. -98-

SECTION 5.7 Optional Redemption. (a) At any time and from time to time prior to August 15, 2020, the Issuer may on one or more occa-sions redeem the Notes in whole or in part, at its option, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium, plus accrued and unpaid interest and Additional Amounts, if any, to, but excluding, the date of redemption (the “Redemption Date”), subject to the rights of holders of the Notes on the relevant record date to receive interest due on the relevant interest payment date. (b) At any time and from time to time prior to August 15, 2020, the Issuer may, at its option, redeem up to 40% of the aggregate principal amount of the Notes issued under this Indenture (including any Additional Notes issued after the Issue Date) at a redemption price equal to 105.625% of the principal amount of the Notes re-deemed, plus accrued and unpaid interest and Additional Amounts, if any, to, but excluding, the Redemption Date, with the net cash proceeds received by, or contributed to, the Issuer from one or more Equity Offerings; provided that (1) in each case the redemption takes place not later than 180 days after the closing of the related Equity Offer-ing, and (2) not less than 50% of the original aggregate principal amount of the Notes issued under this Indenture (including any Additional Notes issued after the Issue Date) remains outstanding immediately thereafter (excluding Notes held by the Issuer or any of its Restricted Subsidiaries). (c) Except pursuant to clauses (a), (b) and (e) of this Section 5.7, the Notes will not be redeemable at the Issuer’s option prior to August 15, 2020. (d) At any time and from time to time on and after August 15, 2020, the Issuer may on one or more occasions redeem the Notes in whole or in part, at its option, at a redemption price equal to the percentage of princi-pal amount of the Notes redeemed set forth below, plus accrued and unpaid interest and Additional Amounts, if any, to, but excluding, the applicable Redemption Date, if redeemed during the twelve-month period beginning on Au-gust 15 of each of the years indicated below: Year 2020.. 2021.. 2022 and thereafter..... Percentage 102.813% 101.406% 100.000% (e) Notwithstanding the foregoing, in connection with any tender offer for the Notes, including a Change of Control Offer or Asset Disposition Offer, if Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in such tender offer and the Issuer, or any third party making such tender offer in lieu of the Issuer, purchases all of the Notes validly tendered and not with-drawn by such Holders, the Issuer or such third party will have the right upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following such purchase date, to redeem all Notes that remain outstanding following such purchase at a redemption price equal to the price offered to each other Holder in such tender offer plus, to the extent not included in the tender offer payment, accrued and unpaid interest and Additional Amounts, if any, thereon, to, but not including, the date of such redemption. (f) Unless the Issuer defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable Redemption Date. (g) 5.1 through 5.6. through 5.6. Any redemption pursuant to this Section 5.7 shall be made pursuant to the provisions of Sections The Paying Agent shall select the Notes to be redeemed in the manner described under Sections 5.1 (h) If the Redemption Date is after the relevant record date to receive interest due and on or before the related interest payment date, the accrued and unpaid interest will be paid to the Person in whose name the Note is registered at the close of business on such record date, and no additional interest will be payable to Holders whose Notes will be subject to redemption by the Issuer. SECTION 5.8 Mandatory Redemption. Except as set forth in Section 5.9, the Issuer is not required to make mandatory redemption payments or sinking fund payments with respect to the Notes; provided, however, that -99-

under certain circumstances, the Issuer may be required to offer to purchase Notes under Section 3.5 and Section 3.9. The Issuer may at any time and from time to time purchase Notes in the open market or otherwise. SECTION 5.9 Special Mandatory Redemption. (a) In the event that (i) the Escrow Agent and the Trustee have not received the Acquisition Comple-tion Certificate prior to 5:00 p.m. (New York City time) on the Outside Date, or (ii) the Escrow Agent and the Trus-tee receive, at any time prior to 5:00 p.m. (New York City time) on the Outside Date, an Officer’s Certificate certi-fying that (A) the Issuer will not pursue the consummation of the Acquisition, or (B) the Purchase Agreement has been amended, modified or waived or any consent granted, in a manner that would be materially adverse to the Holders of the Notes (as reasonably determined by the Issuer) or the Purchase Agreement has otherwise been termi-nated (any such event specified in clause (i) or (ii) being a “Special Mandatory Redemption Event”), then, in each such case, the Escrow Agent, without the requirement of notice to or action by the Issuer, the Escrow Agent or any other Person, shall notify the Issuer and the Trustee and, within one Business Day, liquidate all Escrowed Property and, on or prior to the Special Mandatory Redemption Date, release the Escrowed Property to the Paying Agent. On the Business Day following the Special Mandatory Redemption Event, the Issuer shall (x) notify the Escrow Agent, the Paying Agent and the Trustee in writing of the occurrence of the Special Mandatory Redemption Event and (y) deliver or procure the delivery of a notice of redemption in accordance with the applicable procedures of Euro-clear and Clearstream to each Holder of Notes that the entire principal amount outstanding of the Notes shall be re-deemed at the Special Mandatory Redemption Price on the date falling two Business Days after the delivery of such notice (the “Special Mandatory Redemption Date”). In the event that the Special Mandatory Redemption Price pay-able upon a Special Mandatory Redemption exceeds the amount of the Escrowed Property, the Bain Capital Fund will be required to fund the accrued and unpaid interest and Additional Amounts, if any, owing to the holders of the Notes, pursuant to the Equity Commitment Letter. (b) Upon the deposit of funds sufficient to pay the Special Mandatory Redemption Price in respect of the Notes to be redeemed on the Special Mandatory Redemption Date with the Paying Agent on or before such date, the Notes will cease to bear interest and all rights under the Notes shall terminate. The Paying Agent will release to the Issuer, any Escrowed Property remaining after redemption of the Notes and payment of the fees and expenses of the Trustee, Escrow Agent and each other Agent. For the avoidance of doubt, the Issuer will not be required to effect a Special Mandatory Redemption following the Escrow Release. (c) If at the time of a Special Mandatory Redemption, the Notes are listed on the Exchange and the rules of the Exchange so require, the Issuer will notify the Exchange of such Special Mandatory Redemption and any relevant details relating to such Special Mandatory Redemption. (d) If at any time the Escrow Account contains cash having an aggregate value in excess of the Spe-cial Mandatory Redemption Price, such excess cash may be released to the Issuer. SECTION 5.10 Redemption Upon a Tax Event. (a) The Issuer may redeem any series of Notes, in whole but not in part, at its option, at any time upon giving not less than 30 nor more than 60 days’ prior notice to the Holders of the Notes (which notice will be irrevo-cable) at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest to, but excluding, the date of redemption (the “Tax Event Redemption Date”) and all Additional Amounts (if any) then due and which will become due on the Tax Event Redemption Date as a result of the redemp-tion or otherwise (subject to the right of Holders of the Notes on the relevant record date to receive interest due on the relevant interest payment date occurring on or prior to the redemption date and Additional Amounts (if any) in respect thereof), if, on the next date on which any amount would be payable in respect of the Notes, the Issuer is or would be required to pay Additional Amounts in respect of the Notes and cannot avoid such payment obligation by taking reasonable measures available to the Issuer, and such requirement arises as a result of: (1) any amendment to, or change in, the laws (or any regulations or rulings promulgated thereunder) of a relevant Tax Jurisdiction, which change or amendment is announced and becomes effec-tive after the Issue Date (or, if the applicable Tax Jurisdiction became a Tax Jurisdiction on a date after the Issue Date, after such later date); or -100-

(2) any amendment to, or change in, an official written interpretation or application of such laws, regulations or rulings (including by virtue of a holding, judgment or order by a court of competent ju-risdiction or a change in published administrative practice), which amendment or change is announced and becomes effective after the Issue Date (or, if the applicable Tax Jurisdiction became a Tax Jurisdiction on a date after the Issue Date, after such later date). (b) The Issuer will not give any such notice of redemption earlier than 60 days prior to the earliest date on which the Issuer would be obligated to pay Additional Amounts if a payment in respect of the Notes was then due, and the obligation to pay Additional Amounts must be in effect at the time such notice is given. Prior to the publication or, where relevant, mailing of any notice of redemption of the Notes pursuant to the foregoing, the Issuer will deliver to the Trustee an opinion of independent tax counsel of recognized standing in the relevant Tax Jurisdiction to the effect that there has been an amendment or change described in clause (1) or (2) of Section 5.10(a). In addition, before the Issuer publishes or mails notice of redemption of the Notes as described above, the Issuer will deliver to the Trustee an Officer’s Certificate to the effect that the Issuer cannot avoid the obligation to pay Additional Amounts by taking reasonable measures available to it. The Trustee shall accept, and will be entitled to conclusively rely on, such an Opinion of Counsel and such Officer’s Certificate as sufficient evidence of the ex-istence and satisfaction of the conditions precedent described in clause (1) or (2) of Section 5.10(a), as applicable, and upon delivery of such Opinion of Counsel and Officer’s Certificate to the Trustee the Issuer will be entitled to give notice of redemption hereunder and such notice of redemption will be conclusive and binding on the Holders of the Notes. ARTICLE VI DEFAULTS AND REMEDIES SECTION 6.1 Events of Default. (a) Each of the following is an “Event of Default”: (1) default in any payment of interest on any Note when due and payable, continued for 30 days; (2) default in the payment of the principal amount of, or premium, if any, on any Note issued under this Indenture when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration of acceleration or otherwise; (3) failure by the Issuer or any Guarantor to comply for 60 days after written notice by the Trustee on behalf of the Holders or by the Holders of at least 30% in principal amount of the outstanding Notes with any agreement or obligation (other than a default referred to in Section 6.1(a)(1) or (2)) con-tained in this Indenture; provided that in the case of a failure to comply with Section 3.10 of this Indenture, such period of continuance of such default or breach shall be 90 days after written notice described in this clause (3) has been given; (4) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuer or any of its Restricted Subsidiaries (or the payment of which is Guaranteed by the Issuer or any of its Restricted Subsidiaries) other than Indebtedness owed to the Issuer or a Restricted Subsidiary whether such Indebted-ness or Guarantee now exists, or is created after the date hereof, which default: (A) is caused by a failure to pay principal of such Indebtedness, at its stated final maturity (after giving effect to any applicable grace periods) provided in such Indebtedness (“payment default”); or (B) results in the acceleration of such Indebtedness prior to its stated final maturity (the “cross acceleration provision”); -101-

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $100.0 million or more; (5) the Issuer or any Significant Subsidiary; (A) commences a voluntary case or proceeding; (B) proceeding; consents to the entry of an order for relief against it in an involuntary case or (C) property; consents to the appointment of a Custodian of it or for substantially all of its (D) makes a general assignment for the benefit of its creditors; (E) consents to or acquiesces in the institution of a bankruptcy or an insolvency pro-ceeding against it; or (F) takes any comparable action under any foreign laws relating to insolvency (col-lectively, the “bankruptcy provisions”); (6) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (A) is for relief against the Issuer or a Significant Subsidiary in an involuntary case; (B) all of its property; appoints a Custodian of the Issuer or a Significant Subsidiary for substantially (C) orders the winding up or liquidation of the Issuer or a Significant Subsidiary; or (D) or any similar relief is granted under any foreign laws; and, in the case of any of the foregoing clauses (A) through (D), the order, decree or relief remains un-stayed and in effect for 60 consecutive days; (7) failure by the Issuer or any Significant Subsidiary, to pay final judgments aggregating in excess of $100.0 million other than any judgments covered by indemnities provided by, or insurance poli-cies issued by, reputable and creditworthy companies, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 consecutive days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed (the “judgment default provision”); or (8) any Note Guarantee by a Significant Subsidiary ceases to be in full force and effect, other than in accordance with the terms of this Indenture, or a Subsidiary Guarantor that is a Significant Subsidi-ary denies or disaffirms its obligations under its Note Guarantee, other than in accordance with the terms thereof or upon release of such Note Guarantee in accordance with this Indenture. (b) Notwithstanding the foregoing, a Default under Section 6.1(a)(3), (4), or (7) will not constitute an Event of Default until the Trustee or the Holders of at least 30% in principal amount of the outstanding Notes notify the Issuer of the Default and, with respect to Sections 6.1(a)(3) and (7), the Issuer does not cure such Default within the time specified in Section 6.1(a)(3) or (7), as applicable, after receipt of such notice. -102-

SECTION 6.2 Acceleration. (a) If an Event of Default (other than an Event of Default described in Section 6.1(a)(5) and (a)(6) with respect to the Issuer) occurs and is continuing, the Trustee by written notice to the Issuer or the Holders of at least 30% in aggregate principal amount of the outstanding Notes by written notice to the Issuer and the Trustee, may declare the principal of, and premium, if any, and accrued and unpaid interest and Additional Amounts on, all the Notes to be due and payable. Upon such a declaration, such principal, premium and accrued and unpaid interest and Additional Amounts will be due and payable immediately. In the event of any Event of Default specified in Section 6.1(a)(4), such Event of Default and all conse-quences thereof shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 30 days after such Event of Default arose: (1) (x) the Indebtedness that gave rise to such Event of Default shall have been discharged in full; or (y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or (z) cured; and if the default that is the basis for such Event of Default has been remedied or (2) (i) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction; and (ii) all existing Events of Default, except nonpayment of principal of, and premium or interest, if any, on, the Notes that became due solely because of the acceleration of the Notes, have been cured or waived. (b) If an Event of Default described in Section 6.1(a)(5) and (a)(6) with respect to the Issuer occurs and is continuing, the principal of, and premium, if any, and accrued and unpaid interest and Additional Amounts on, all the Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. (c) (i) If a Default for a failure to report or failure to deliver a required certificate in connection with another Default (the “Initial Default”) occurs, then at the time such Initial Default is cured, such Default for a failure to report or failure to deliver a required certificate in connection with another Default that resulted solely because of that Initial Default shall also be cured without any further action and (ii) any Default or Event of Default for the fail-ure to comply with the time periods prescribed under Section 3.10, or otherwise to deliver any notice or certificate pursuant to any other provision of this Indenture shall be deemed to be cured upon the delivery of any such report required by said provision or such notice or certificate, as applicable, even though such delivery is not within the prescribed period specified herein. SECTION 6.3 Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pur-sue any available remedy by proceeding at law or in equity to collect the payment of principal of, or premium, if any, or interest, if any, on the Notes or to enforce the performance of any provision of the Notes or this Indenture. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative. SECTION 6.4 Waiver of Past Defaults. The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of all of the Holders, (a) waive, by their consent (including, without limitation, consents obtained in connection with a purchase of, or tender offer or ex--103-

change offer for, Notes), an existing Default or Event of Default and its consequences under this Indenture except (i) a Default or Event of Default in the payment of the principal of, or premium, if any, interest, if any, or Additional Amounts on a Note or (ii) a Default or Event of Default in respect of a provision that under Section 9.2(b) cannot be amended without the consent of each Holder affected and (b) rescind any acceleration with respect to the Notes and its consequences if (1) such rescission would not conflict with any judgment or decree of a court of competent juris-diction, (2) all existing Events of Default have been cured or waived except nonpayment of principal, premium, if any, or interest, if any, that has become due solely because of the acceleration, (3) to the extent the payment of such interest is lawful, interest on overdue installments of interest, premium, if any, and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid, (4) the Issuer has paid the Trustee its compensation and reimbursed the Trustee for its reasonable expenses, disbursements and advances and (5) in the event of the cure or waiver of an Event of Default of the type described in clause (4) of Section 6.1, the Trustee shall have received an Officer’s Certificate and an Opinion of Counsel stating that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto. When a Default or Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any consequent right. SECTION 6.5 Control by Majority. The Holders of a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or the Notes or, subject to Sections 7.1 and 7.2, that the Trus-tee determines is unduly prejudicial to the rights of other Holders (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any actions are unduly prejudicial to such Holders) or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any such action hereunder, the Trustee shall be entitled to indemnification satisfactory to it against all losses, liabilities and expenses (including attorney’s fees and expenses) that may be caused by taking or not taking such action. SECTION 6.6 Limitation on Suits. Subject to Section 6.7, no Holder may pursue any remedy with re-spect to this Indenture or the Notes unless: (1) continuing; such Holder has previously given the Trustee written notice that an Event of Default is (2) Holders of at least 30% in aggregate principal amount of the outstanding Notes have re-quested in writing the Trustee to pursue the remedy; (3) such Holders have offered in writing to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense; (4) the Trustee has not complied with such request within 60 days after the receipt of the written request and the offer of security or indemnity; and (5) the Holders of a majority in aggregate principal amount of the outstanding Notes have not given the Trustee a written direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period. A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders). SECTION 6.7 Rights of Holders to Receive Payment. Notwithstanding any other provision of this In-denture (including, without limitation, Section 6.6), the right of any Holder to receive payment of principal of, pre-mium, if any, or interest, if any, on the Notes held by such Holder, on or after the respective due dates expressed or provided for in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder. -104-

SECTION 6.8 Collection Suit by Trustee. If an Event of Default specified in Section 6.1(a)(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount then due and owing (together with interest on any unpaid interest, if any, to the extent lawful) and the amounts provided for in Section 7.7. SECTION 6.9 Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Issuer, its Subsidiaries or its or their respective creditors or properties and, unless prohibited by law or applicable regulations, may be entitled and empowered to participate as a member of any official committee of creditors appointed in such matter and may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodi-an in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.7. No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding. SECTION 6.10 Priorities. (a) If the Trustee collects any money or property pursuant to this Article VI it shall pay out the money or property in the following order: FIRST: to the Trustee and the Agents for amounts due to them under Section 7.7; SECOND: to Holders for amounts due and unpaid on the Notes for principal of, or premium, if any, and interest, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal of, or premium, if any, and interest, respectively; and THIRD: to the Issuer, or to the extent the Trustee collects any amount for any Guarantor, to such Guarantor. (b)The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10. At least 15 days before such record date, the Issuer shall send or cause to be sent to each Holder and the Trustee a notice that states the record date, the payment date and amount to be paid. SECTION 6.11 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discre-tion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party liti-gant. This Section 6.11 does not apply to a suit by the Trustee, a suit by the Issuer, a suit by a Holder pursuant to Section 6.7 or a suit by Holders of more than 10% in outstanding principal amount of the Notes. -105-

ARTICLE VII TRUSTEE SECTION 7.1 Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs. (b) Except during the continuance of an Event of Default: (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth as duties of the Trustee in this Indenture or the Notes, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates, opinions or orders furnished to the Trustee and conforming to the requirements of this Indenture or the Notes, as the case may be. However, in the case of any such certificates or opinions which by any provisions hereof are specifical-ly required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to de-termine whether or not they conform to the requirements of this Indenture or the Notes, as the case may be (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein). (c) The Trustee may not be relieved from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that: (1) this paragraph does not limit the effect of paragraph (b) of this Section 7.1; (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Of-ficer unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts; (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5; and (4) no provision of this Indenture or the Notes shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or there-under or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that re-payment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.1. (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. (f) Money held in trust by the Trustee or held by the Paying Agent pursuant to this Indenture need not be segregated from other funds except to the extent required by law. (g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.1 and the provisions of this Article VII shall apply to the Agents and to the Trustee (to the extent it shall act in the capacity of Registrar, Transfer Agent, Authentication Agent or Paying Agent). -106-

SECTION 7.2 Rights of Trustee. Subject to Section 7.1: (a) The Trustee may conclusively rely on and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direc-tion, consent, order or other paper or document (whether in its original or facsimile form) reasonably be-lieved by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document. The Trustee shall receive and retain financial reports and statements of the Issuer as provided herein, but shall have no duty to review or analyze such reports or statements to determine compliance with covenants or other obligations of the Issuer. The Trustee may re-frain, without liability, from acting in accordance with any instruction if it determines that such instruction is unclear, equivocal or conflicting. In the event the Trustee determines that an instruction is unclear, equivocal or conflicting, the Trustee will advise the instructing party as soon as reasonably practicable of such determination. (b) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate and/or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officer’s Certificate or Opinion of Counsel. (c) The Trustee may execute any of the trusts and powers hereunder or perform any duties hereunder either directly or by or through its attorneys and agents and shall not be responsible for the mis-conduct or negligence of any agent or attorney appointed with due care by it hereunder. (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture. (e) The Trustee may consult with counsel of its selection, and the advice or opinion of coun-sel relating to this Indenture or the Notes shall be full and complete authorization and protection from lia-bility in respect of any action taken, omitted or suffered by it hereunder or under the Notes in good faith and in reliance on the advice or opinion of such counsel. (f) The Trustee shall not be deemed to have notice of any Default or Event of Default or whether any entity or group of entities constitutes a Significant Subsidiary unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default or Event of Default or of any such Significant Subsidiary is received by the Trustee at the Corporate Trust Office of the Trustee specified in Section 3.11, and such notice references the Notes and this Indenture. (g) The rights, privileges, protections, immunities and benefits given to the Trustee, includ-ing, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent (including each Agent), custodian and other Person employed to act hereunder. (h) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or the Notes at the request, order or direction of any of the Holders pursuant to the pro-visions of this Indenture, unless such Holders shall have offered (and, if requested, provided) to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which may be in-curred therein or thereby. (i) The Trustee shall not be deemed to have knowledge of any fact or matter unless such fact or matter is actually known to a Trust Officer of the Trustee. (j) Whenever in the administration of this Indenture or the Notes the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder or thereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith or willful misconduct on its part, conclusively rely upon an Officer’s Certificate. -107-

(k) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, report, notice, request, direction, consent, order, bond, debenture, coupon or other paper or document, but the Trustee, in its discretion, may make such further in-quiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine, during business hours and upon rea-sonable notice, the books, records and premises of the Issuer and the Restricted Subsidiaries, personally or by agent or attorney at the sole cost of the Issuer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation. (l) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder. (m) The Trustee may request that the Issuer deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture or the Notes. (n) In no event shall the Trustee be liable to any Person for special, punitive, indirect, conse-quential or incidental loss or damage of any kind whatsoever (including, but not limited to, lost profits), even if the Trustee has been advised of the likelihood of such loss or damage. (o) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer shall be sufficient if signed by one Officer of the Issuer. SECTION 7.3 Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer, Guarantors or their Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11. In addition, the Trustee shall be permitted to engage in transac-tions with the Issuer; provided, however, that if the Trustee acquires any conflicting interest under the Trust Inden-ture Act, the Trustee must (i) eliminate such conflict within 90 days of acquiring such conflicting interest, (ii) apply to the SEC for permission to continue acting as Trustee or (iii) resign. SECTION 7.4 Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no represen-tation as to the validity or adequacy of this Indenture or the Notes, shall not be accountable for the Issuer’s use of the proceeds from the sale of the Notes, shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee or any money paid to the Issuer pursuant to the terms of this Indenture and shall not be responsible for any statement of the Issuer in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication. SECTION 7.5 Notice of Defaults. If a Default or Event of Default occurs and is continuing and if a Trust Officer has actual knowledge thereof, the Trustee shall send electronically or by first class mail to each Holder at the address set forth in the register maintained by the Registrar notice of the Default or Event of Default within 60 days after it is actually known to a Trust Officer. Except in the case of a Default or Event of Default in payment of principal of, or premium, if any, or interest, if any, on any Note (including payments pursuant to the optional re-demption or required repurchase provisions of such Note), the Trustee may withhold the notice if and so long as it in good faith determines that withholding the notice is in the interests of Holders. SECTION 7.6 [Reserved]. SECTION 7.7 Compensation and Indemnity. The Issuer shall pay to the Trustee from time to time compensation for its services hereunder and under the Notes as the Issuer and the Trustee shall from time to time agree in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including, but not limited to, costs of collection, costs of preparing reports, certificates and other doc-uments, costs of preparation and mailing of notices to Holders. Such expenses shall include the reasonable compen-sation and expenses, disbursements and advances of the agents, counsel, accountants and experts of the Trustee. -108-

The Issuer shall indemnify the Trustee against any and all loss, liability, damages, claims or expense, including taxes (other than taxes based upon the income of the Trustee) (including reasonable attorneys’ and agents’ fees and ex-penses) incurred by it without willful misconduct or gross negligence, as determined by a court of competent juris-diction, on its part in connection with the administration of this trust and the performance of its duties hereunder and under the Notes, including the costs and expenses of enforcing this Indenture (including this Section 7.7) and the Notes and of defending itself against any claims (whether asserted by any Holder, the Issuer or otherwise). The Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity of which it has received writ-ten notice. Failure by the Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Issuer shall defend the claim and the Trustee shall provide reasonable cooperation at the Issuer’s expense in the de-fense. The Trustee may have separate counsel and the Issuer shall pay the reasonable fees and expenses of such counsel. Any settlement which affects the Trustee may not be entered into without the written consent of the Trus-tee, unless the Trustee is given a full and unconditional release from liability with respect to the claims covered thereby and such settlement does not include a statement or admission of fault, culpability or failure to act by or on behalf of the Trustee. Any settlement by the Trustee which affects the Issuer may not be entered into without the written consent of the Issuer. To secure the Issuer’s payment obligations in this Section 7.7, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Notes. Such lien shall survive the satisfaction and discharge of this Indenture. The Trustee’s respective right to receive payment of any amounts due under this Section 7.7 shall not be subordinate to any other liability or Indebtedness of the Issuer. The Issuer’s payment obligations pursuant to this Section 7.7 shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee. Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs fees, expenses or renders services after the occurrence of a Default specified in Section 6.1(a)(5) or (a)(6), the fees and expenses (including the reasonable fees and expenses of its counsel) are intended to constitute expenses of administration under any Bankruptcy Law. SECTION 7.8 Replacement of Trustee. The Trustee may resign at any time by so notifying the Issuer in writing not less than 30 days prior to the effective date of such resignation. The Holders of a majority in aggre-gate principal amount of the then outstanding Notes may remove the Trustee by so notifying the removed Trustee in writing not less than 30 days prior to the effective date of such removal and may appoint a successor Trustee with the Issuer’s written consent, which consent will not be unreasonably withheld. The Issuer shall remove the Trustee if: (1) the Trustee fails to comply with Section 7.10 hereof; (2) the Trustee is adjudged bankrupt or insolvent; (3) a receiver or other public officer takes charge of the Trustee or its property; or (4) the Trustee otherwise becomes incapable of acting. If the Trustee resigns or is removed by the Issuer or by the Holders of a majority in aggregate principal amount of the then outstanding Notes and such Holders do not reasonably promptly appoint a successor Trustee as described in the preceding paragraph, or if a vacancy exists in the office of the Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuer shall promptly appoint a successor Trustee. A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trus-tee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall, at the expense of the Issuer, promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.7. -109-

If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of at least 10% in aggregate principal amount of the Notes may (i) appoint a suc-cessor Trustee on the Issuer’s behalf; or (ii) petition, at the Issuer’s expense, any court of competent jurisdiction for the appointment of a successor Trustee. If the Trustee fails to comply with Section 7.10, unless the Trustee’s duty to resign is stayed as provided in Trust Indenture Act Section 310(b), any Holder, who has been a bona fide holder of a Note for at least six months, may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee. Notwithstanding the replacement of the Trustee pursuant to this Section 7.8, the Issuer’s obligations under Section 7.7 shall continue for the benefit of the retiring Trustee. The predecessor Trustee shall have no liability for any action or inaction of any successor Trustee. SECTION 7.9 Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking associa-tion, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee. In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the suc-cessor to the Trustee; provided that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Notes in the name of any predecessor Trustee shall only apply to its successor or successors by merger, consolidation or conversion. SECTION 7.10 Eligibility; Disqualification. This Indenture shall always have a Trustee that satisfies the requirements of Trust Indenture Act Section 310(a)(1), (2) and (5) in every respect. The Trustee shall have a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condi-tion. The Trustee shall comply with Trust Indenture Act Section 310(b); provided, however, that there shall be ex-cluded from the operation of Trust Indenture Act Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuer are outstanding if the require-ments for such exclusion set forth in Trust Indenture Act Section 310(b)(1) are met. SECTION 7.11 Preferential Collection of Claims Against the Issuer. The Trustee shall comply with Trust Indenture Act Section 311(a), excluding any creditor relationship listed in Trust Indenture Act Section 311(b). A Trustee who has resigned or been removed shall be subject to Trust Indenture Act Section 311(a) to the extent indicated. SECTION 7.12 Trustee’s Application for Instruction from the Issuer. Any application by the Trustee for written instructions from the Issuer may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trus-tee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three (3) Business Days after the date any Officer of the Issuer actually receives such application, unless any such Officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted. SECTION 7.13 Escrow Authorization. Each Holder, by its acceptance of a Note, (i) consents and agrees to the terms of the Escrow Agreement and Escrow Account Charge, including documents related thereto, as the same may be in effect or may be amended from time to time in writing by the parties thereto (provided that no amendment or waiver that would materially adversely affect the rights of the Holders of the Notes (as determined in good faith by the Issuer) may be effected without the consent of the Holders of a majority of the aggregate principal amount of the Notes then outstanding), and (ii) authorizes and directs the Trustee to enter into the Escrow Agree--110-

ment and the Escrow Account Charge and to perform its obligations and exercise its rights thereunder in accordance therewith. The Issuer shall do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Escrow Agreement and the Escrow Account Charge, to assure and confirm to the Trustee the security interest contemplated by the Escrow Agreement and the Escrow Account Charge or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Inden-ture and of the Notes secured hereby, according to the intent and purpose herein expressed. The Issuer shall take, or shall cause to be taken, any and all actions reasonably required to cause the Escrow Account Charge to create and maintain, as security for the obligations of the Issuer under this Indenture and the Notes as provided in the Escrow Agreement and the Escrow Account Charge, valid and enforceable first priority perfected Liens in and on all of the Escrowed Property, in favor of the Trustee for its benefit and for the benefit of the Holders, superior to and prior to the rights of third Persons and subject to no other Liens. Whether or not expressly provided for therein, in executing, delivering and performing under the Escrow Agreement or Escrow Account Charge, the Trustee shall be entitled to all of the rights, privileges and immunities set forth in this Indenture. ARTICLE VIII LEGAL DEFEASANCE AND COVENANT DEFEASANCE SECTION 8.1 Option to Effect Legal Defeasance or Covenant Defeasance; Defeasance. The Issuer may, at its option and at any time, elect to have either Section 8.2 or 8.3 hereof be applied to all outstanding Notes upon compliance with the conditions set forth in this Article VIII. SECTION 8.2 Legal Defeasance and Discharge. Upon the Issuer’s exercise under Section 8.1 hereof of the option applicable to this Section 8.2, the Issuer and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes (including the Note Guarantees) on the date the conditions set forth in Section 8.4 are satis-fied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuer and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Note Guarantees), which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.5 hereof and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all of their other obligations under such Notes, the Note Guarantees, and this Indenture (and the Trustee, on written de-mand of and at the expense of the Issuer, shall execute such instruments reasonably requested by the Issuer ac-knowledging the same) and to have cured all then existing Events of Default, except for the following provisions which will survive until otherwise terminated or discharged hereunder: (1) the rights of Holders of Notes issued under this Indenture to receive payments in respect of the principal of, premium, if any, and interest, if any, on the Notes when such payments are due solely out of the trust referred to in Section 8.4 hereof; (2) the Issuer’s obligations with respect to the Notes under Article II concerning issuing tem-porary Notes, registration of such Notes, mutilated, destroyed, lost or stolen Notes and Section 3.11 hereof concerning the maintenance of an office or agency for payment and money for security payments held in trust; (3) the rights, powers, trusts, duties and immunities of the Trustee and the Issuer’s or Guar-antors’ obligations in connection therewith; and (4) this Article VIII with respect to provisions relating to Legal Defeasance. Subject to compliance with this Section 8.2, the Issuer may exercise its option under this Section 8.2 not-withstanding the prior exercise of its option under Section 8.3 hereof. SECTION 8.3 Covenant Defeasance. Upon the Issuer’s exercise under Section 8.1 hereof of the op-tion applicable to this Section 8.3, the Issuer and each of the Guarantors will, subject to the satisfaction of the condi-tions set forth in Section 8.4 hereof, be released from each of their obligations under the covenants contained in Sec--111-

tions 3.2, 3.3, 3.4, 3.5, 3.6, 3.7, 3.8, 3.9, 3.10, 3.12 (except with respect to the Issuer), 3.13, 3.19, 3.20 and Sec-tion 4.1 (except Section 4.1(a)(1) and (a)(2)) hereof with respect to the outstanding Notes on and after the date of the conditions set forth in Section 8.4 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder. For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Note Guarantees, the Issuer and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirect-ly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such cov-enant to any other provision herein or in any other document and such omission to comply shall not constitute a De-fault or an Event of Default under Section 6.1 hereof, but, except as specified in this Section 8.3, the remainder of this Indenture and such Notes and Note Guarantees will be unaffected thereby. In addition, upon the Issuer’s exer-cise under Section 8.1 hereof of the option applicable to this Section 8.3, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, Sections 6.1(a)(3) (solely with respect to the defeased covenants listed above), 6.1(a)(4), 6.1(a)(5) (with respect only to a Guarantor that is a Significant Subsidiary), 6.1(a)(6) (with respect only to a Guarantor that is a Significant Subsidiary), 6.1(a)(7), and 6.1(a)(8) hereof shall not constitute Events of Default. SECTION 8.4 Conditions to Legal or Covenant Defeasance. In order to exercise either Legal Defea-sance or Covenant Defeasance under either Section 8.2 or 8.3 hereof: (1) the Issuer must irrevocably deposit with the Trustee (or other such entity directed, desig-nated or appointed by the Issuer and reasonably acceptable to the Trustee acting for the Trustee for such purpose) cash in Dollars (if to the Trustee) or cash in Euros or European Government Obligations (if to a third-party designee) or a combination thereof in such amounts as will be sufficient to pay the principal of and premium, if any, and interest, if any, due on the Notes to, but excluding, the date of redemption or ma-turity, as the case may be; provided, upon any redemption that requires the payment of the Applicable Pre-mium, the amount deposited will be sufficient for purposes of this Indenture to the extent that an amount is deposited with the Trustee (or other such entity directed, designated or appointed by the Issuer and reason-ably acceptable to the Trustee acting for the Trustee for such purpose) equal to the Applicable Premium calculated as of the date of the notice of redemption, with any deficit as of the date of redemption (any such amount, the “Applicable Premium Deficit”) only required to be deposited with the Trustee (or other such entity directed, designated or appointed by the Issuer and reasonably acceptable to the Trustee acting for the Trustee for such purpose) on or prior to the date of redemption. Any Applicable Premium Deficit will be set forth in an Officer’s Certificate delivered to the Trustee simultaneously with the deposit of such Ap-plicable Premium Deficit that confirms that such Applicable Premium Deficit will be applied toward such redemption; and the Issuer must specify whether such Notes are being defeased to maturity or to a particu-lar redemption date; (2) in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States confirming that, subject to customary assumptions and exclusions: (A) the Issuer has received from, or there has been published by, the United States Internal Revenue Service a ruling; or (B) since the issuance of such Notes, there has been a change in the applicable U.S. federal income tax law; in either case stating that, and based thereon such Opinion of Counsel in the United States shall confirm that, subject to customary assumptions and exclusions, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. feder-al income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (3) in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States stating that, subject to customary assumptions and exclusions, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such -112-

Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (4) [reserved]; (5) [reserved]; (6) the Issuer shall have delivered to the Trustee an Opinion of Counsel stating that, as of the date of such opinion and subject to customary assumptions and exclusions following the deposit, the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code, as amended; (7) the Issuer shall have delivered to the Trustee an Officer’s Certificate stating that the de-posit was not made by the Issuer with the intent of defeating, hindering, delaying, defrauding or preferring any creditors of the Issuer; (8) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent provided for or relating to Legal Defeasance or Covenant Defeasance, as the case may be, have been complied with; and (9) with respect to European Government Obligations or a combination of money and Euro-pean Government Obligations, the Issuer shall have delivered to the Trustee a certificate from an Independ-ent Financial Advisor expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited European Government Obligations plus any deposited money with-out investment will provide cash at such times and in such amounts as will be sufficient to pay principal, premium (if any) and interest on the Notes to redemption or maturity, as the case may be. SECTION 8.5Deposited Money and European Government Obligations to be Held in Trust; Other Miscellaneous Provisions. Subject to Section 8.6 hereof, all money and European Government Obligations (includ-ing the proceeds thereof) deposited with the Trustee (or such entity directed. designated or appointed by the Issuer and reasonably acceptable to the Trustee acting for the Trustee for such purpose or any other qualifying trustee, col-lectively for purposes of this Section 8.5, the “Trustee”) pursuant to Section 8.4 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this In-denture, to the payment, either directly or through any Paying Agent (including the Issuer acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the ex-tent required by law. The Issuer will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or European Government Obligations deposited pursuant to Section 8.4 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes. Notwithstanding anything in this Article VIII to the contrary, the Trustee will deliver or pay to the Issuer from time to time upon the request of the Issuer any money or European Government Obligations held by it as pro-vided in Section 8.4 hereof which, in the opinion of an Independent Financial Advisor expressed in a written certifi-cation thereof delivered to the Trustee (which may be the opinion delivered under Section 8.4(9) hereof), are in ex-cess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance. SECTION 8.6 Repayment to the Issuer. Any money deposited with the Trustee, or then held by the Issuer, in trust for the payment of the principal of, premium, if any, or interest on, any Note and remaining un-claimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Issuer on its written request unless an abandoned property law designates another Person or (if then held by the Issuer) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to -113-

the Issuer for payment thereof unless an abandoned property law designates another Person, and all liability of the Trustee with respect to such trust money, and all liability of the Issuer as trustee thereof, will thereupon cease; pro-vided, however, that the Trustee, before being required to make any such repayment, shall at the expense of the Issu-er cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuer. SECTION 8.7 Reinstatement. If the Trustee is unable to apply any money or Euros or European Gov-ernment Obligations in accordance with Section 8.2 or 8.3 hereof, as the case may be, by reason of any order or judgment of any court or Governmental Authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s and the Guarantors’ obligations under this Indenture and the Notes and the Note Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.2 or 8.3 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.2 or 8.3 hereof, as the case may be; provided, however, that, if the Issuer makes any payment of principal of, premium, if any, or interest on, any Note following the reinstatement of its obligations, the Issuer will be subrogated to the rights of the Holders of such Notes to receive such payment from the money or European Government Obligations held by the Trustee. ARTICLE IX AMENDMENTS SECTION 9.1 Without Consent of Holders. Notwithstanding Section 9.2 of this Indenture, the Issuer, any Guarantor (with respect to its Note Guarantee or this Indenture), the Trustee and any other agents party thereto may amend, supplement, modify or waive any provision of this Indenture, any Note Guarantee and the Notes or any other Notes Document without the consent of any Holder to: (1) cure any ambiguity, omission, mistake, defect, error or inconsistency, conform any provi-sion to any provision under the heading “Description of Notes” in the Offering Circular, to the extent such provision was intended to be a verbatim recitation thereof, as such intention is set forth in an Officer’s Cer-tificate, or reduce the minimum denomination of the Notes; (2) provide for the assumption by a successor Person of the obligations of the Issuer or any Guarantor under any Notes Document; (3) provide for uncertificated Notes in addition to or in place of certificated Notes; (4) add to the covenants or provide for a Note Guarantee for the benefit of the Holders or surrender any right or power conferred upon the Issuer or any Restricted Subsidiary; (5) make any change that does not adversely affect the rights of any Holder in any material respect (as determined in good faith by the Issuer); (6) at the Issuer’s election, comply with any requirement of the SEC in connection with the qualification of this Indenture under the Trust Indenture Act (it being agreed that this Indenture will not on the Issue Date, and need not thereafter, qualify under the Trust Indenture Act); (7) make such provisions as necessary (as determined in good faith by the Issuer) for the is-suance of Additional Notes and to secure such Additional Notes and all related Obligations; (8) to provide for any Restricted Subsidiary to provide a Note Guarantee in accordance with Section 3.2, to add Guarantees with respect to the Notes, to add security to or for the benefit of the Notes, or to confirm and evidence the release, termination, discharge or retaking of any Guarantee or Lien with re-spect to or securing the Notes when such release, termination, discharge or retaking is provided for under this Indenture; -114-

(9) evidence and provide for the acceptance and appointment under this Indenture of a suc-cessor Trustee pursuant to the requirements hereof or to provide for the accession by the Trustee to any Notes Document; (10) make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes as permitted by this Indenture, including to facilitate the issuance and administration of Notes; provided, however, that (i) compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not adversely affect the rights of Holders to transfer Notes in any material respect; (11) provide for the release, addition, completion, confirmation or grant of Note Guarantees permitted or required by this Indenture, including the entering into or execution of supplemental indentures and/or Note Guarantees; or (12) change its fiscal year, upon written notice to the Trustee and delivery of the financial statements with respect to the Transition Period in accordance with Section 3.10, in which case the Issuer and the Trustee shall be authorized by the Holders to make any adjustments to this Indenture and the other Notes Documents as are necessary in order to reflect such change in financial reporting. Subject to Section 9.2, upon the request of the Issuer accompanied by a Board Resolution authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents de-scribed in Sections 9.6 and 13.4 hereof, the Trustee will join with the Issuer and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture affects the Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise, in which case the Trustee may in its discre-tion, but will not be obligated to, enter into such amended or supplemental Indenture. After an amendment or supplement under this Section 9.1 becomes effective, the Issuer shall mail to Hold-ers a notice briefly describing such amendment or supplement. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment or supplement under this Section 9.1. SECTION 9.2 With Consent of Holders. (a) Except as provided in this Section 9.2, the Issuer, the Guarantors and the Trustee may amend or supplement the Notes Documents with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding and issued under this Indenture, including, without limitation, consents ob-tained in connection with a purchase of, or tender offer or exchange offer for, Notes, and, subject to Sections 6.4 and 6.7 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance by the Issuer or any Restricted Subsidiary with any provision of the Notes Doc-uments may be waived with the consent of the Holders of a majority in aggregate principal amount of the then out-standing Notes issued under this Indenture (including consents obtained in connection with a purchase of or tender offer or exchange offer for Notes). Section 2.12 hereof and Section 13.6 hereof shall determine which Notes are considered to be “outstanding” for the purposes of this Section 9.2. Upon the request of the Issuer accompanied by a Board Resolution authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Sections 9.6 and 13.4 hereof, the Trustee will join with the Issuer and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture affects the Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental Indenture. (b) Without the consent of Holders holding not less than 90% of the aggregate principal amount of the Notes then outstanding, an amendment, supplement or waiver may not, with respect to any Notes held by a non-consenting Holder: -115-

(1) reduce the principal amount of such Notes whose Holders must consent to an amend-ment, supplement or waiver; (2) reduce the stated rate of or extend the stated time for payment of interest on any such Note; (3) reduce the principal of or extend the Stated Maturity of any such Note; (4) reduce the premium payable upon the redemption of any such Note or change the time at which any such Note may be redeemed (for the avoidance of doubt, other than provisions relating to Sec-tions 3.5 and 3.9); provided, any amendment to the minimum notice requirement may be made with the consent of the Holders of a majority in aggregate principal amount of then outstanding Notes; (5) make any such Note payable in currency other than that stated in such Note; (6) impair the right of any Holder to institute suit for the enforcement of any right to receive payment of principal of and interest or Additional Amounts on such Holder’s Notes; (7) waive a Default or Event of Default with respect to the nonpayment of principal, premi-um or interest (except pursuant to a rescission of acceleration of the Notes by the Holders of at least a ma-jority in aggregate principal amount of such Notes and a waiver of the payment default that resulted from such acceleration); (8) make any change to or modify the ranking of the Notes or Note Guarantees that would adversely affect the Holders; or (9) make any change in the amendment or waiver provisions which require the Holders’ con-sent described in this Section 9.2(b). No provisions of the Escrow Agreement (including, without limitation, those relating to the release of the Escrowed Property) may be amended or waived in a manner that would materially adversely affect the Holders of the Notes (as determined in good faith by the Issuer) without the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. No provisions of this Indenture with respect to the Issuer’s obliga-tion to redeem the Notes through a Special Mandatory Redemption may be amended or waived in a manner that would materially adversely affect the Holders of the Notes without the consent of each Holder of an outstanding Note affected. It shall not be necessary for the consent of the Holders under this Indenture to approve the particular form of any proposed amendment, supplement or waiver of any Notes Document, but it shall be sufficient if such consent approves the substance thereof. A consent to any amendment, supplement or waiver under this Indenture by any Holder given in connection with a tender or exchange of such Holder’s Notes will not be rendered invalid by such tender or exchange. After an amendment or supplement under this Section 9.2 becomes effective, the Issuer shall mail to Hold-ers a notice briefly describing such amendment or supplement. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment or supplement. SECTION 9.3 [Reserved]. SECTION 9.4 Revocation and Effect of Consents and Waivers. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent or waiver is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent or waiver as to such Holder’s Note or portion of its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effec--116-

tive. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds eve-ry Holder. The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described in this Section 9.4 or required or permitted to be tak-en pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date. SECTION 9.5 Notation on or Exchange of Notes. The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuer in exchange for all Notes may issue and the Trustee shall, upon receipt of an Issuer Order, authenticate new Notes that reflect the amendment, supplement or waiver. Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver. SECTION 9.6 Trustee to Sign Amendments. The Trustee shall sign any amended or supplemental in-denture authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Issuer may not sign an amended or supplemental indenture until the Board of Directors of the Issuer approves it. In executing any amended or supplemental indenture, the Trustee shall receive and (subject to Sections 7.1 and 7.2 hereof) shall be fully protected in conclusively relying upon, in addition to the documents required by Section 13.4 hereof, an Officer’s Certificate and an Opinion of Counsel stat-ing that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and is valid, binding and enforceable against the Issuer or any Guarantor, as the case may be, in accordance with its terms. ARTICLE X GUARANTEE SECTION 10.1 Guarantee. Subject to the provisions of this Article X, from and after the consumma-tion of the Transactions and the execution and delivery of the Escrow Release Date Supplemental Indenture, each Guarantor hereby fully, unconditionally and irrevocably Guarantees, as primary obligor and not merely as surety (to the extent permitted by law), jointly and severally with each other Guarantor, to each Holder and to the Trustee the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the prin-cipal of, premium, if any, and interest on the Notes and all other obligations and liabilities of the Issuer under this Indenture (including, without limitation, but only to the extent not prohibited by law interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Issuer or any Guarantor whether or not a claim for post-filing or post-petition interest is allowed in such proceed-ing and the obligations under Section 7.7) (all the foregoing being hereinafter collectively called the “Guaranteed Obligations” and each such Guarantee, collectively, the Note Guarantees”). Each Guarantor agrees that the Guaran-teed Obligations will rank equally in right of payment with other Indebtedness of such Guarantor, except to the ex-tent such other Indebtedness is subordinate to the Guaranteed Obligations, in which case the obligations of the Guarantors under the Note Guarantees will rank senior in right of payment to such other Indebtedness. To evidence its Guarantee set forth in this Section 10.1, after the consummation of the Transactions, each Initial Guarantor shall execute the Escrow Release Date Supplemental Indenture and each Guarantor to be added under this Indenture after the Escrow Release Date shall execute such other supplemental indenture to this Indenture and such supplemental indenture shall be executed on behalf of such Guarantor by one of its authorized officers, subject to such limitations and exceptions as required by applicable laws. Each Guarantor hereby agrees that its Note Guarantee set forth in this Section 10.1 hereof shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes. If an Officer whose signature is on this Indenture no longer holds that office at the time the Trustee authen-ticates the Note, the Note Guarantee shall be valid nevertheless. -117-

Each Guarantor further agrees (to the extent permitted by law) that the Guaranteed Obligations may be ex-tended or renewed, in whole or in part, without notice or further assent from it, and that it will remain bound under this Article X notwithstanding any extension or renewal of any Guaranteed Obligation. Each Guarantor waives presentation to, demand of payment from and protest to the Issuer of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Notes or the Guaranteed Obligations. Each Guarantor further agrees that its Note Guarantee herein constitutes a Guarantee of payment when due (and not a Guarantee of collection) and waives any right to require that any resort be had by any Holder to any secu-rity held for payment of the Guaranteed Obligations. Except as set forth in Section 10.2, to the extent permitted by law, the obligations of each Guarantor here-under shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the Guaranteed Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, to the extent permitted by law, the Guaranteed Obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by (a) the failure of any Holder to assert any claim or de-mand or to enforce any right or remedy against the Issuer or any other Person under this Indenture, the Notes or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (d) the release of any security held by any Holder for the Guaranteed Obligations; (e) the failure of any Holder to exercise any right or remedy against any other Guarantor; (f) any change in the ownership of the Issuer; (g) any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations; or (h) any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law or equity. Each Guarantor agrees that its Note Guarantee herein shall remain in full force and effect until payment in full of all the Guaranteed Obligations or such Guarantor is released from its Note Guarantee in compliance with Sec-tion 10.2, Article VIII or Article XI. Each Guarantor further agrees that its Note Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of, premi-um, if any, or interest, if any, on any of the Guaranteed Obligations is rescinded or must otherwise be restored by any Holder upon the bankruptcy or reorganization of the Issuer or otherwise. In furtherance of the foregoing and not in limitation of any other right which any Holder has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Issuer to pay any of the Guaranteed Obliga-tions when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, each Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee on behalf of the Holders an amount equal to the sum of (i) the un-paid amount of such Guaranteed Obligations then due and owing and (ii) accrued and unpaid interest on such Guar-anteed Obligations then due and owing (but only to the extent not prohibited by law) (including interest accruing after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or like pro-ceeding relating to the Issuer or any Guarantor whether or not a claim for post-filing or post-petition interest is al-lowed in such proceeding). Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Holders, on the other hand, (x) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in this Indenture for the purposes of its Note Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations Guaranteed hereby and (y) in the event of any such declaration of acceleration of such Guaranteed Obligations, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purposes of this Note Guarantee. Each Guarantor also agrees to pay any and all fees, costs and expenses (including reasonable and docu-mented attorneys’ fees and expenses) incurred by the Trustee or the Holders in enforcing any rights under this Sec-tion 10.1. -118-

SECTION 10.2 Limitation on Liability; Termination, Release and Discharge. (a) Any term or provision of this Indenture to the contrary notwithstanding, the obligations of each Guarantor hereunder will be limited to the maximum amount that can be hereby guaranteed by each Guarantor with-out rendering the Note Guarantee of such Guarantor voidable under applicable laws relating to fraudulent convey-ance, fraudulent transfer, improper corporate benefit, capital maintenance, fiduciary duties of management, financial assistance or similar laws affecting the rights of creditors generally. (b) Any limitations on the obligations of any Restricted Subsidiary that becomes a Guarantor after the Issue Date, which are necessary to avoid any of the scenarios contemplated in clause (a) of this Section 10.2, shall be set forth in the supplemental indenture hereto pursuant to which such Guarantor shall accede to this Indenture, and such limitations shall for all purposes have the same effect as if set out in full in this Section 10.2. (c) Any Note Guarantee of a Subsidiary Guarantor shall be automatically and unconditionally re-leased and discharged upon: (i) any sale or other disposition (including by way of consolidation, amalgamation or merger) of the Capital Stock of such Subsidiary Guarantor after which such Subsidiary Guaran-tor is no longer a Restricted Subsidiary, or any sale or other disposition of all or substantially all the assets of the Subsidiary Guarantor, to a Person other than to the Issuer or a Restricted Subsidi-ary, in each case, if such sale or other disposition is made in compliance with the provisions of this Indenture; (ii) the designation in accordance with this Indenture of the Subsidiary Guarantor as an Unrestricted Subsidiary or the occurrence of any event after which the Subsidiary Guarantor is no longer a Restricted Subsidiary; (iii) defeasance or discharge of the Notes, as provided in Articles VIII or XI; (iv) such Subsidiary Guarantor being released from (A) all of its obligations under all of its Guarantees of payment by the Issuer of any Indebtedness of the Issuer under the Credit Agreement or (B) in the case of a Note Guarantee made by a Subsidiary Guarantor (each, an “Oth-er Guarantee”) as a result of its Guarantee of other Indebtedness of the Issuer or a Guarantor pur-suant to Section 3.7, the relevant Indebtedness, except in the case of (A) or (B), a release as a re-sult of the repayment in full of the Indebtedness specified in clause (A) or (B) (it being understood that a release subject to a contingent reinstatement is still considered a release, and if any such In-debtedness of such Subsidiary Guarantor under the Credit Agreement or any Other Guarantee is so reinstated, such Note Guarantee shall also be reinstated); or (v) (A) the merger, amalgamation or consolidation of any Subsidiary Guarantor with and into the Issuer or another Subsidiary Guarantor that is the surviving Person in such mer-ger, amalgamation or consolidation, or (B) the liquidation or dissolution of such Subsidiary Guar-antor following the transfer of all or substantially all of its assets to the Issuer or another Subsidi-ary Guarantor. SECTION 10.3 Right of Contribution. Each Guarantor hereby agrees that to the extent that any Guar-antor shall have paid more than its proportionate share of any payment made on the obligations under the Note Guarantees, such Guarantor shall be entitled to seek and receive contribution from and against the Issuer or any oth-er Guarantor who has not paid its proportionate share of such payment. The provisions of this Section 10.3 shall in no respect limit the obligations and liabilities of each Guarantor to the Trustee and the Holders and each Guarantor shall remain liable to the Trustee and the Holders for the full amount guaranteed by such Guarantor hereunder. SECTION 10.4 No Subrogation. Notwithstanding any payment or payments made by each Guarantor hereunder, no Guarantor shall be entitled to be subrogated to any of the rights of the Trustee or any Holder against the Issuer or any other Guarantor or any collateral security or guarantee or right of offset held by the Trustee or any -119-

Holder for the payment of the Guaranteed Obligations, nor shall any Guarantor seek or be entitled to seek any con-tribution or reimbursement from the Issuer or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Trustee and the Holders by the Issuer on account of the Guaranteed Obli-gations are paid in full. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Guaranteed Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Trustee and the Holders, segregated from other funds of such Guarantor, and shall, forth-with upon receipt by such Guarantor, be turned over to the Trustee in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Trustee, if required), to be applied against the Guaranteed Obligations. SECTION 10.5 Benefits Acknowledged. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to its Guarantee are knowingly made in contemplation of such benefits. ARTICLE XI SATISFACTION AND DISCHARGE SECTION 11.1 Satisfaction and Discharge. This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, when: (a) either: (1) all Notes that have been authenticated and delivered except lost, stolen or de-stroyed Notes that have been replaced or paid and Notes for whose payment money has thereto-fore been deposited in trust, have been delivered to the Registrar for cancellation; or (2) all such Notes not theretofore delivered to the Registrar for cancellation (i) have become due and payable by reason of the making of a notice of redemption or otherwise, (ii) will become due and payable within one year at their Stated Maturity or (iii) are to be called for re-demption within one year under arrangements satisfactory to the Trustee or Paying Agent for the giving of notice of redemption by the Trustee or Paying Agent in the name, and at the expense, of the Issuer; (b) the Issuer has deposited or caused to be deposited with the Trustee (or other such entity directed, designated or appointed by the Issuer and reasonably acceptable to the Trustee acting for the Trus-tee for such purpose), as trust funds in trust solely for the benefit of the Holders, cash in Dollars (if to the Trustee) or cash in Euros or European Government Obligations (if to a third-party designee), or a combina-tion thereof (together with, if European Government Obligations or a combination of money and European Government Obligations are deposited, a certificate from an Independent Financial Advisor to the effect set forth in Section 8.4(9)), in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not previously delivered to the Registrar for cancellation, for principal, premium, if any, and interest to, but excluding, the date of deposit (in the case of Notes that have become due and payable), or to, but excluding, the Stated Maturity or redemption date, as the case may be; provided, that (I) upon any redemption that re-quires the payment of the Applicable Premium, the amount deposited will be sufficient for purposes of this Indenture to the extent that an amount is deposited with the Trustee (or other such entity directed, designat-ed or appointed by the Issuer and reasonably acceptable to the Trustee acting for the Trustee for such pur-pose) equal to the Applicable Premium calculated as of the date of the notice of redemption, with any Ap-plicable Premium Deficit only required to be deposited with the Trustee (or other such entity directed, des-ignated or appointed by the Issuer and reasonably acceptable to the Trustee acting for the Trustee for such purpose) on or prior to the date of redemption and (II) any Applicable Premium Deficit will be set forth in an Officer’s Certificate delivered to the Trustee simultaneously with the deposit of such Applicable Premi-um Deficit that confirms that such Applicable Premium Deficit will be applied toward such redemption; (c) [reserved]; -120-

(d) the Issuer has paid or caused to be paid all other sums payable under this Indenture; (e) the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of such Notes issued hereunder at maturity or the Redemption Date, as the case may be; and (f) the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel each stating that all conditions precedent under Article XI relating to the satisfaction and discharge of this Indenture have been complied with; provided that any such counsel may rely on any Officer’s Certificate as to matters of fact (including as to compliance with clauses (a) and (b)). Notwithstanding the satisfaction and discharge of this Indenture, the provisions of Section 7.7, and if mon-ey has been deposited with the Trustee pursuant to clause (b) of this Section 11.1, the provisions of Sections 11.2 and 8.6 hereof will survive. SECTION 11.2 Application of Trust Money. Subject to the provisions of Section 8.6 hereof, all money deposited with the Trustee pursuant to Section 11.1 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (includ-ing the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law. If the Trustee or Paying Agent is unable to apply any money or European Government Obligations in ac-cordance with Section 11.1 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or Governmental Authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.1 hereof; provided that if the Issuer has made any payment of principal of, pre-mium, if any, or interest on, any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or European Government Obliga-tions held by the Trustee or Paying Agent. ARTICLE XII [Reserved] ARTICLE XIII MISCELLANEOUS SECTION 13.1 [Reserved]. SECTION 13.2 Notices. Any notice, request, direction, consent or communication made pursuant to the provisions of this Indenture or the Notes shall be in writing and delivered in person, sent by facsimile, sent by electronic mail in pdf format, delivered by commercial courier service or mailed by first-class mail, postage prepaid, addressed as follows: if to the Issuer prior to the Escrow Release Date: Diamond (BC) B.V. c/o Bain Capital Private Equity, L.P., John Hancock Tower 200 Clarendon Street Boston, MA 02116 Facsimile: (617) 516-2010 Attention: John Kilgallon -121-

with a copy to: Kirkland & Ellis LLP 300 North LaSalle Chicago, IL 60654 Attention: Dennis M. Myers, Esq. and Bradley C. Reed, Esq. Telephone: (312) 862-2000 Facsimile: (312) 862-2200 if to the Issuer and/or any Guarantor from and after the Escrow Release Date: Diamond (BC) B.V. c/o Bain Capital Private Equity, L.P. John Hancock Tower 200 Clarendon Street Boston, MA 02116 Attention: John Kilgallon with a copy to: Kirkland & Ellis LLP 300 North LaSalle Chicago, IL 60654 Attention: Dennis M. Myers, Esq. and Bradley C. Reed, Esq. Telephone: (312) 862-2000 Facsimile: (312) 862-2200 if to the Trustee, at its corporate trust office, which corporate trust office for purposes of this Indenture is at the date hereof located at: Wilmington Trust, National Association 50 South Sixth Street, Suite 1290 Minneapolis, Minnesota 55420 Facsimile: 612-217-5651 Attention: Diamond (BC) B.V. Administrator if to the Registrar, the Paying Agent, the Transfer Agent and/or the Authentication Agent: Citibank, N.A., London Branch Citigroup Centre Canada Square Canary Wharf London, E14 5LB United Kingdom Registrar: Facsimile: +353 1 642 2201 Email: register@citi.com Attention: Registrar, Issuer Services Paying Agent: Facsimile: +353 1 622 2210 Email: ppapayments@citi.com Attention: Payments Desk, Issuer Services -122-

Transfer Agent: Email: dtc.transfers@citi.com Attention: Transfer Agent, Issuer Services The Issuer, the Trustee or any Agent by written notice to each other may designate additional or different addresses for subsequent notices or communications. If and for so long as the Notes are listed on the Official List of the Exchange and if and to the extent that the rules of the Exchange so require, notices of the Issuer with respect to the Notes will be sent to the Exchange. Any notice or communication to the Issuer or the Guarantors shall be deemed to have been given or made as of the date so delivered if personally delivered or if delivered electronically, in pdf format; when receipt is acknowledged, if telecopied; and seven (7) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee). Any notice or communication to the Trustee shall be deemed delivered upon receipt. Any notice or communication sent to a Holder shall be mailed to the Holder at the Holder’s address as it appears in the register maintained by the Registrar and shall be sufficiently given if so sent within the time pre-scribed. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is sent in the manner provided above, it is duly given, wheth-er or not the addressee receives it, except that notices to the Trustee shall be effective only upon receipt. If a notice or communication is given via Euroclear or Clearstream, it is duly given on the day the notice is given to Euroclear or Clearstream. Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note pro-vides for notice of any event (including any notice of redemption or purchase) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to Euroclear and Clearstream (or its designee) in accordance with the applicable procedures of Euroclear and Clearstream. SECTION 13.3 Communication by Holders with other Holders. Holders may communicate pursuant to Trust Indenture Act Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuer, the Trustee, the Registrar and anyone else shall have the protection of Trust Indenture Act Section 312(c). SECTION 13.4 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer or any of the Guarantors to the Trustee to take or refrain from taking any action under this Indenture or the Notes, the Issuer or such Guarantor, as the case may be, shall furnish to the Trustee: (1) an Officer’s Certificate in form satisfactory to the Trustee (which shall include the state-ments set forth in Section 13.5 hereof) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture or the Notes relating to the proposed action have been satisfied; and (2) an Opinion of Counsel in form satisfactory to the Trustee (which shall include the state-ments set forth in Section 13.5 hereof) stating that, in the opinion of such counsel, all such conditions prec-edent have been satisfied and all covenants have been complied with; provided that no such Opinion of Counsel shall be required to be delivered in connection with the issuance of the Notes that are issued on the Issue Date. SECTION 13.5 Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture or the Notes shall include: (1) or condition; a statement that the individual making such certificate or opinion has read such covenant -123-

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (3) a statement that, in the opinion of such individual, he has made such examination or in-vestigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with and satisfied; and (4) a statement as to whether or not, in the opinion of such individual, such covenant or con-dition has been complied with and satisfied. In giving such Opinion of Counsel, counsel may rely as to factual matters on an Officer’s Certificate or on certificates of public officials. SECTION 13.6 When Notes Disregarded. In determining whether the Holders of the required aggre-gate principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer, any Guarantor or any Affiliate of them shall be disregarded and deemed not to be outstanding, except that, for the pur-pose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded. In connection with any such direction, waiver or consent, the Issuer shall furnish to the Trustee an Officer’s Certificate listing and iden-tifying all Notes, if any, known by the Issuer to be owned by or for the account of the Issuer or any Subsidiary thereof. Also, subject to the foregoing, only Notes outstanding at the time shall be considered in any such determi-nation. SECTION 13.7 Rules by Trustee, Paying Agent, Transfer Agent and Registrar. The Trustee may make reasonable rules for action by, or at meetings of, Holders. The Registrar, the Transfer Agent and the Paying Agent may make reasonable rules for their functions. SECTION 13.8 Legal Holidays. A “Legal Holiday” is a Saturday, a Sunday or other day on which commercial banking institutions are authorized or required to be closed in New York, New York or the state of the place of payment. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holi-day, the record date shall not be affected. SECTION 13.9 Governing Law. THIS INDENTURE, THE NOTES AND THE NOTE GUARAN-TEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. SECTION 13.10Agent for Service; Submission to Jurisdiction; Waiver of Immunities. (a) The Issuer and each Guarantor agree that any suit, action or proceeding against the Issuer or any Guarantor brought by any Holder, the Trustee or any Agent arising out of or based upon this Indenture, the Note Guarantees or the Notes may be instituted in any state or Federal court in the Borough of Manhattan, New York, New York, and any appellate court from any thereof, and each of them irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. Each of the Issuer and the Guarantors irrevocably waives, to the fullest extent permitted by law, any objection to any suit, action, or proceeding that may be brought in connection with this Indenture, the Note Guarantees or the Notes, including such actions, suits or proceedings relat-ing to securities laws of the United States of America or any state thereof, in such courts whether on the grounds of venue, residence or domicile or on the ground that any such suit, action or proceeding has been brought in an incon-venient forum. The Issuer and the Guarantors agree that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Issuer or any Guarantor, as the case may be, and may be enforced in any court to the jurisdiction of which the Issuer or any Guarantor, as the case may be, is subject by a suit upon such judgment; provided, however that service of process is effected upon the Issuer or any Guarantor, as the case may be, in the manner provided by this Indenture. Each of the Issuer and the Guarantors has appointed Maples Fiduciary Services (Delaware) Inc., with offices on the date hereof at c/o Corporate Creations Network Inc., 99 Hudson Street, 5th Floor, New York, NY 10013 , or any successor, as its authorized agent (the “Authorized -124-

Agent”), upon whom process may be served in any suit, action or proceeding arising out of or based upon this In-denture, the Note Guarantees or the Notes or the transactions contemplated herein which may be instituted in any state or Federal court in the Borough of Manhattan, New York, New York, by any Holder, the Trustee or any Agent, and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceed-ing. Each of the Issuer and the Guarantors hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Issuer and the Guarantors agree to take any and all action, including the filing of any and all documents that may be necessary to continue such re-spective appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Issuer and the Guarantors. Notwithstanding the foregoing, any action involving the Issuer or the Guarantors arising out of or based upon this Indenture, the Note Guarantees or the Notes may be instituted by any Holder or the Trustee in any other court of competent jurisdiction. To the fullest extent permitted by applicable law, to the extent that the Issuer or any Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process with respect to itself or its property, it hereby irrevocably waives such immunity in respect of its obligations under each of this Indenture, the Notes and the Note Guarantees. (b) Notwithstanding anything to the contrary contained herein, with respect to any suit, action or pro-ceeding arising out of or based upon this Indenture which involves a Guarantor incorporated under the laws of Mex-ico, each party hereto hereby irrevocably and unconditionally (i) submits for itself and its property to the exclusive jurisdiction of any state or Federal court in the Borough of Manhattan, New York, New York, and any appellate court from any thereof; and (ii) waives its right to the jurisdiction of any other courts that it may be entitled to by virtue of its present or future domicile or for any other reason. SECTION 13.11Waivers of Jury Trial. EACH OF THE ISSUER, THE GUARANTORS, THE TRUS-TEE, THE PAYING AGENT, THE REGISTRAR, AND THE TRANSFER AGENT HEREBY, AND EACH HOLDER OF A NOTE BY ITS ACCEPTANCE THEREBY, IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE NOTE GUARANTEES AND FOR ANY COUNTERCLAIM THEREIN. SECTION 13.12USA PATRIOT Act. The parties hereto acknowledge that in accordance with Section 326 of the USA PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account. The parties to this Indenture agree that they will pro-vide the Trustee with such information as each may request in order to satisfy the requirements of the USA PATRI-OT Act. SECTION 13.13No Recourse Against Others. No director, officer, employee, incorporator, member, partner or equityholder of the Issuer or any of its Subsidiaries or Affiliates, as such, shall have any personal liability for any obligations of the Issuer or the Guarantors under the Notes Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. SECTION 13.14Successors. All agreements of the Issuer and each Guarantor in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its succes-sors. SECTION 13.15Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or electronic transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or electronic transmission shall be deemed to be their origi-nal signatures for all purposes. SECTION 13.16[Reserved]. -125-

SECTION 13.17Table of Contents; Headings. The table of contents, cross-reference table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof. SECTION 13.18Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces be-yond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utili-ties, communications or computer (software and hardware) services, it being understood that the Trustee shall use reasonable best efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances. SECTION 13.19Severability. In case any provision in this Indenture or in the Notes shall be invalid, il-legal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. SECTION 13.20Currency Indemnity and Calculation of Euro-Denominated Restrictions. Euro is the sole currency of account and payment for all sums payable by the Issuer and the Guarantors, if any, under or in con-nection with the Notes and the Note Guarantees, if any, including damages. Any amount received or recovered in a currency other than Euro, whether as a result of, or the enforcement of, a judgment or order of a court of any juris-diction, in the winding-up or dissolution of the Issuer, any Guarantor or otherwise by any Holder or by the Trustee, in respect of any sum expressed to be due to it from the Issuer or a Guarantor will only constitute a discharge of the Issuer or such Guarantor, as applicable, to the extent of the Euro amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not prac-ticable to make that purchase on that date, on the first date on which it is practicable to do so). If that Euro amount is less than the Euro amount expressed to be due to the recipient or the Trustee under any Note, the Issuer and the Guarantors will indemnify such recipient and the Trustee against any loss sustained by such recipient or the Trustee as a result. In any event, the Issuer and the Guarantors will indemnify the recipient or the Trustee on a joint and several basis against the cost of making any such purchase. For the purposes of this Sec-tion 13.20, it will be prima facie evidence of the matter stated therein for the Holder of a Note or the Trustee to certi-fy in a manner reasonably satisfactory to the Issuer (indicating the sources of information used) the loss it Incurred in making any such purchase. These indemnities constitute a separate and independent obligation from the Issuer’s and the Guarantors’ other obligations, will give rise to a separate and independent cause of action, will apply irre-spective of any waiver granted by any Holder of a Note or the Trustee (other than a waiver of the indemnities set out herein) and will continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Note or any Note Guarantee, or to the Trustee. Except as otherwise specifically set forth herein, for purposes of determining compliance with any Euro-denominated restriction herein, the Euro equivalent amount for purposes hereof that is denominated in a non-Euro currency shall be calculated based on the relevant currency exchange rate in effect on the date such non-Euro amount is Incurred or made, as the case may be. SECTION 13.21Prescription. Claims against the Issuer or any Guarantor for the payment of principal of, or interest, premium, or Additional Amounts, if any, on the Notes will become void unless presentation for pay-ment is made as required in this Indenture within a period of seven years, in the case of principal, or five years, in the case of interest, premium or Additional Amounts, if any, from the applicable original payment date therefor; provided that such claim has not been stayed or otherwise prohibited or delayed by applicable law or court order. SECTION 13.22Acknowledgement and Consent to Bail-In of EEA Financial Institutions. The Issuers acknowledge and accept that, notwithstanding any other provision of this Indenture or any other agreement, ar-rangement or understanding between the parties: (a) any Liability may be subject to the exercise of Write-down and Conversion Powers by the Resolution Authority; -126-

(b) The Issuers will be bound by the effect of any application of any Write-down and Con-version Powers in relation to any Liability and in particular (but without limitation) by: (i) any reduction in the principal amount, in full or in part, or outstanding amount due (including any accrued but unpaid interest) due in respect of any Liability; and (ii) any conversion of all or part of any Liability into ordinary shares or other in-struments of ownership of Citibank, N.A., London Branch or any other person; that may result from any exercise of any Write-down and Conversion Powers in relation to any Liability; (c) the terms of this Indenture and the rights of the Issuers hereunder may be varied, to the extent necessary, to give effect to any exercise of any Write-down and Conversion Powers in relation to any Liability and the Issuers will be bound by any such variation; and (d) ordinary shares or other instruments of ownership of Citibank, N.A., London Branch or any other person may be issued to or conferred on Issuers as a result of any exercise of any Write-down and Conversion Powers in relation to any Liability. [Signature pages follow] -127-

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed all as of the date and year first written above. :yl:suerJ� 1� DIAMOND (BC) B.V., Name: Stephen Thomas Title: Managing Director [Signature Page to the Indenture]

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee AM By: Name: Hallie E. Field Title: Assistant Vice President [Signature Page to the Indenture]

CITIBANK, N.A., LONDON BRANCH, as Paying Agent, Transfer A Authentication Agent Name: Title: [Signature Page to the Indenture]

EXHIBIT A [FORM OF FACE OF GLOBAL RESTRICTED NOTE] [Applicable Restricted Notes Legend] [Depository Legend, if applicable] [Temporary Regulation S Legend, if applicable] A-1

No. [ ] Principal Amount €[ ] [as revised by the Schedule of Increases and Decreases in Global Note attached hereto]1 Common Code No. ISIN No. DIAMOND (BC) B.V. 5.625% Senior Notes due 2025 DIAMOND (BC) B.V., a private limited liability company (besloten vennootschap met beperkte aanspra-kelijkheid) incorporated under the laws of the Netherlands, promises to pay to [ ], or its registered assigns, the principal sum of euros, [as revised by the Schedule of Increases and Decreases in Global Note attached hereto], on August 15, 2025. Interest Payment Dates: February 15 and August 15, commencing February 15, 2018. Record Dates: February 1 and August 1. Additional provisions of this Note are set forth on the other side of this Note. 1 Insert in Global Notes only. A-2

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed. DIAMOND (BC) B.V. By: Name: Title: A-3

CERTIFICATE OF AUTHENTICATION This Note is one of the Notes referred to in the within-mentioned Indenture. CITIBANK, N.A., LONDON BRANCH, as Authentication Agent By: Authorized Signatory Dated: A-4

[FORM OF REVERSE SIDE OF NOTE] DIAMOND (BC) B.V. 5.625% Senior Notes due 2025 Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. 1. Interest Diamond (BC) B.V., a private limited liability company (besloten vennootschap met beperkte aanspra-kelijkheid) incorporated under the laws of the Netherlands, promises to pay interest on the principal amount of this Note at 5.625% per annum from August 8, 2017 until maturity. The Issuer will pay interest semi-annually in arrears every February 15 and August 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided, that the first Inter-est Payment Date shall be February 15, 2018. The Issuer shall pay interest on overdue principal at the rate specified herein, and, subject to Section 2.15 of the Indenture, it shall pay interest (including post-petition interest in any pro-ceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace pe-riod) at the same rate to the extent lawful. Interest on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months. 2. Method of Payment By no later than 11:00 a.m. (London time) on the date on which any principal of, premium, if any, or inter-est, if any, and Additional Amounts, if any, on any Note is due and payable, the Issuer shall deposit with the Paying Agent a sum sufficient in euro in immediately available funds to pay such principal, premium, interest and Addi-tional Amounts, if any, when due. Interest on any Note which is payable, and is timely paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered at the close of business on the preceding February 1 and August 1. The principal, interest and premium and Additional Amounts, if any, on Global Notes will be made by one or more Paying Agents by wire transfer of immediately available funds to the account specified by the registered Holder thereof (being the Common Deposi-tary or its nominee for Euroclear and Clearstream). Principal, interest and premium and Additional Amounts, if any, on Definitive Notes will be payable at the specified office or agency of one or more Paying Agents maintained for such purposes in the City of London. In addition, interest on the Definitive Notes may be paid, at the option of the Issuer, by check mailed to the address of the Holder entitled thereto as shown on the register of Holders of Notes for the Definitive Notes. If an Interest Payment Date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected. 3. Paying Agent, Transfer Agent and Registrar The Issuer initially appoints Citibank, N.A., London Branch as Paying Agent, Transfer Agent and Registrar for the Notes. The Issuer may change any Registrar or Paying Agent without prior notice to the Holders. The Issuer or any Guarantor may act as Paying Agent, Registrar or Transfer Agent. 4. Indenture The Issuer issued the Notes under an Indenture dated as of August 8, 2017 (as it may be amended or sup-plemented from time to time in accordance with the terms thereof, the “Indenture”), among the Issuer, Wilmington Trust, National Association, as Trustee and Citibank, N.A., London Branch, as Paying Agent, Transfer Agent and Registrar. The terms of the Notes include those stated in the Indenture. The Notes are subject to all terms and pro-visions of the Indenture, and Holders are referred to the Indenture for a statement of those terms. In the event of a conflict between the terms of the Notes and the terms of the Indenture, the terms of the Indenture shall prevail. A-5

5. Guarantees To guarantee the due and punctual payment of the principal, premium, if any, and interest, if any (including post-filing or post-petition interest), and Additional Amounts, if any, on the Notes and all other amounts payable by the Issuer under the Indenture and the Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes and the Indenture, the Guarantors will unconditionally guarantee such obligations on a senior basis pursuant to the terms of the Indenture. 6. Optional Redemption (a) At any time and from time to time prior to August 15, 2020, the Issuer may on one or more occa-sions redeem the Notes in whole or in part, at its option, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium, plus accrued and unpaid interest and Additional Amounts, if any, to, but excluding, the date of redemption (the “Redemption Date”). (b) At any time and from time to time prior to August 15, 2020, the Issuer may, at its option, redeem up to 40% of the aggregate principal amount of the Notes issued under the Indenture (including any Additional Notes issued after the Issue Date) at a redemption price equal to 105.625% of the principal amount of the Notes re-deemed, plus accrued and unpaid interest and Additional Amounts, if any, to, but excluding, the Redemption Date, with the net cash proceeds received by, or contributed to, the Issuer from one or more Equity Offerings; provided that (1) in each case the redemption takes place not later than 180 days after the closing of the related Equity Offer-ing, and (2) not less than 50% of the original aggregate principal amount of the Notes issued under the Indenture (including any Additional Notes issued after the Issue Date) remains outstanding immediately thereafter (excluding Notes held by the Issuer or any of its Restricted Subsidiaries). (c) Except pursuant to clauses (a), (b) and (e) of this paragraph 6, the Notes will not be redeemable at the Issuer’s option prior to August 15, 2020. (d) At any time and from time to time on and after August 15, 2020, the Issuer may on one or more occasions redeem the Notes in whole or in part, at its option, at a redemption price equal to the percentage of princi-pal amount of the Notes redeemed set forth below, plus accrued and unpaid interest and Additional Amounts, if any, on the Notes redeemed, to, but excluding, the applicable Redemption Date, if redeemed during the twelve-month period beginning on August 15 of each of the years indicated below: Year 2020... 2021.. 2022 and thereafter...Percentage 102.813% 101.406% 100.000% (e) Notwithstanding the foregoing, in connection with any tender offer for the Notes, including a Change of Control Offer or Asset Disposition Offer, if Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in such tender offer and the Issuer, or any third party making such tender offer in lieu of the Issuer, purchases all of the Notes validly tendered and not with-drawn by such Holders, the Issuer or such third party will have the right upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following such purchase date, to redeem all Notes that remain outstanding following such purchase at a redemption price equal to the price offered to each other Holder in such tender offer plus, to the extent not included in the tender offer payment, accrued and unpaid interest and Additional Amounts, if any, thereon, to, but not including, the date of such redemption. (f) Unless the Issuer defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable Redemption Date. (g) Any redemption pursuant to this paragraph 6 shall be made pursuant to the provisions of Sections 5.1 through 5.6 of the Indenture. The Paying Agent shall select the Notes to be redeemed in the manner described under Sections 5.1 through 5.6 of the Indenture. A-6

(h) Except as set forth in Section 5.9 of the Indenture, the Issuer is not required to make mandatory redemption or sinking fund payments with respect to the Notes; provided, however, that under certain circumstanc-es, the Issuer may be required to offer to purchase Notes under Section 3.5 and Section 3.9 of the Indenture. The Issuer may at any time and from time to time purchase Notes in the open market or otherwise. 7. Special Mandatory Redemption In the event that (i) the Escrow Agent and the Trustee have not received the Acquisition Completion Certif-icate prior to 5:00 p.m. (New York City time) on the Outside Date, or (ii) the Escrow Agent and the Trustee receive, at any time prior to 5:00 p.m. (New York City time) on the Outside Date, an Officer’s Certificate certifying that (A) the Issuer will not pursue the consummation of the Acquisition, or (B) the Purchase Agreement has been amended, modified or waived or any consent granted, in a manner that would be materially adverse to the Holders of the Notes (as reasonably determined by the Issuer) or the Purchase Agreement has otherwise been terminated (any such event specified in clause (i) or (ii) being a “Special Mandatory Redemption Event”), then, in each such case, the Escrow Agent, without the requirement of notice to or action by the Issuer, the Escrow Agent or any other Per-son, shall notify the Issuer and Trustee and, within one Business Day, liquidate all Escrowed Property and, on or prior to the Special Mandatory Redemption Date, release the Escrowed Property to the Paying Agent. On the Busi-ness Day following the Special Mandatory Redemption Event, the Issuer (or the Paying Agent upon the written re-quest of and at the expense of the Issuer) shall (x) notify the Escrow Agent and the Trustee in writing of the occur-rence of the Special Mandatory Redemption Event and (y) deliver a notice of redemption in accordance with the applicable procedures of Euroclear and Clearstream to each Holder of Notes that the entire principal amount out-standing of the Notes shall be redeemed at the Special Mandatory Redemption Price on the date falling two Business Days after the delivery of such notice (the “Special Mandatory Redemption Date”). 8. Repurchase Provisions If a Change of Control occurs, unless the Issuer has previously or concurrently delivered a redemption no-tice with respect to all outstanding Notes pursuant to Section 5.7 of the Indenture, each Holder will have the right to require the Issuer to repurchase from each Holder all or any part (equal to €100,000 or an integral multiple of €1,000 in excess thereof) of such Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Additional Amounts, if any, to, but excluding, the date of pur-chase, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant in-terest payment date occurring on or prior to the repurchase date as provided in, and subject to the terms of, the In-denture. Upon certain Asset Dispositions, the Issuer may be required to use the Excess Proceeds from such Asset Dispositions to offer to purchase the maximum aggregate principal amount of Notes (that is €100,000 or an integral multiple of €1,000 in excess thereof) and, at the Issuer’s option, Pari Passu Indebtedness that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Additional Amounts, if any, to, but excluding, the date fixed for the closing of such offer, in accordance with the procedures set forth in Section 3.5 and in Article V of the Indenture. 9. Denominations; Transfer; Exchange The Notes shall be issuable only in fully registered form in minimum denominations of principal amount of €100,000 and any integral multiple of €1,000 in excess thereof. A Holder may transfer or exchange Notes in ac-cordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate en-dorsements or transfer documents and to pay a sum sufficient to cover any tax and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Note (A) for a period beginning (1) 30 calendar days before the mailing of a notice of redemption of Notes to be redeemed and ending at the close of business on the day of such mailing or (2) 15 calendar days before an Interest Payment Date and ending on such Interest Payment Date, (B) called for redemption, except the unredeemed portion of any Note being redeemed in part or (C) tendered (and not withdrawn) for repurchase in connection with a Change of Control Offer or an Asset Disposition Offer, except the untendered portion of any Note being repurchased in part. A-7

10. Persons Deemed Owners The registered Holder of this Note may be treated as the owner of it for all purposes. 11. Discharge and Defeasance Subject to certain exceptions and conditions set forth in the Indenture, the Issuer at any time may terminate some or all of its obligations under the Notes and the Indenture if the Issuer deposits with the Paying Agent (or other such entity directed, designated or appointed by the Issuer and reasonably acceptable to the Trustee acting for the Trustee for such purpose) cash in Dollars (if to the Trustee) or cash in Euros or European Government Obligations (if to the Paying Agent) for the payment of principal, premium, if any, and interest, if any on the Notes to redemp-tion or maturity, as the case may be. 12. Amendment, Supplement, Waiver Subject to certain exceptions contained in the Indenture, the Indenture or the Notes may be amended, or a Default thereunder may be waived, with the consent of the Holders of a majority in aggregate principal amount of the outstanding Notes. Without notice to or the consent of any Holder, the Issuer, the Guarantors and the Trustee may amend or supplement the Indenture or the Notes as provided in the Indenture. 13. Defaults and Remedies If an Event of Default (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer) occurs and is continuing, the Trustee by notice to the Issuer, or the Holders of at least 30% in aggregate principal amount of the outstanding Notes by notice to the Issuer and the Trustee, may declare the principal of, premium, if any, and accrued and unpaid interest and Additional Amounts, and any other monetary obligations on all the Notes to be due and payable immediately. Upon the effectiveness of such declaration, such principal, premium, interest and Additional Amounts, if any, and other monetary obligations will be due and payable immediately. If a bankruptcy, insolvency or reorganization of the Issuer occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest and Additional Amounts, if any, and any other monetary obliga-tions on all the Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in aggregate principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences. 14. Trustee Dealings with the Issuer Subject to certain limitations set forth in the Indenture, the Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer, Guarantors or their Affiliates with the same rights it would have if it were not the Trustee. In addition, the Trustee shall be permitted to engage in transactions with the Issuer; provided, however, that if the Trustee acquires any conflicting interest under the Trust Indenture Act, the Trustee must (i) eliminate such conflict within 90 days of acquiring such conflicting interest, (ii) apply to the Commission for permission to continue acting as Trustee or (iii) resign. 15. No Recourse Against Others No director, officer, employee, incorporator, member, partner or equityholder of the Issuer or any of its Subsidiaries or Affiliates, as such, shall have any personal liability for any obligations of the Issuer or the Guaran-tors under the Notes Documents or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. 16. Authentication This Note shall not be valid until an authorized signatory of the Trustee (or an Authentication Agent acting on its behalf) manually signs the certificate of authentication on the other side of this Note. A-8

17. Abbreviations Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (= ten-ants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= custodian) and U/G/M/A (= Uniform Gift to Minors Act). 18. ISIN and Common Code Numbers The Issuer has caused ISIN and Common Code numbers, if applicable, to be printed on the Notes and has directed the Trustee and Paying Agent to use ISIN and Common Code numbers, if applicable, in notices of redemp-tion or purchase as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption or purchase and reliance may be placed only on the other identification numbers placed thereon. 19. Governing Law This Note shall be governed by, and construed in accordance with, the laws of the State of New York. The Issuer will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture. Requests may be made to: Prior to the Escrow Release Date: Diamond (BC) B.V. c/o Bain Capital Private Equity, L.P., John Hancock Tower 200 Clarendon Street Boston, MA 02116 Facsimile: (617) 516-2010 Attention: John Kilgallon From and after the Escrow Release Date: Diamond (BC) B.V. c/o Bain Capital Private Equity, L.P. John Hancock Tower 200 Clarendon Street Boston, MA 02116 Attention: John Kilgallon A-9

ASSIGNMENT FORM2 To assign this Note, fill in the form below: I or we assign and transfer this Note to: (Print or type assignee’s name, address and zip code) (Insert assignee’s social security or tax I.D. No.) and irrevocably appoint another to act for him. agent to transfer this Note on the books of the Issuer. The agent may substitute Date: Your Signature: Signature Guarantee: (Signature must be guaranteed) Sign exactly as your name appears on the other side of this Note. The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-15. The undersigned hereby certifies that it is / is not an Affiliate of the Issuer and that, to its knowledge, the pro-posed transferee is / is not an Affiliate of the Issuer. In connection with any transfer or exchange of any of the Notes evidenced by this certificate occurring pri-or to the date that is one year after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Issuer or any Affiliate of the Issuer, the undersigned confirms that such Notes are being: CHECK ONE BOX BELOW: (1) acquired for the undersigned’s own account, without transfer; or (2) transferred to the Issuer; or (3) transferred pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”); or (4) transferred pursuant to an effective registration statement under the Securities Act; or (5) transferred pursuant to and in compliance with Regulation S under the Securities Act; or (6) transferred pursuant to another available exemption from the registration requirements of the Securities Act of 1933, as amended. 2 Bringing or sending this Assignment Form in or to the Republic of Austria (either per paper or electronically) may trigger Austrian stamp duty. Please seek advice with Austrian counsel. A-10

Unless one of the boxes is checked, the Registrar will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if box (5) or (6) is checked, the Issuer may require, prior to registering any such transfer of the Notes, in its sole discretion, such legal opinions, certifications and other information as the Issuer may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended, such as the exemption provided by Rule 144 under such Act. Signature Signature Guarantee: (Signature must be guaranteed) Signature The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-15. TO BE COMPLETED BY PURCHASER IF BOX (1) OR (3) ABOVE IS CHECKED. The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institu-tional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A. Signature Dated: Signature Guarantee: (Signature must be guaranteed) Signature A-11

[TO BE ATTACHED TO GLOBAL NOTES] SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTES The following increases or decreases in this Global Note have been made: Amount of decrease in Principal Amount of this Global Note Amount of increase in Principal Amount of this Global Note Principal Amount of this Global Note following such decrease or increase Signature of authorized signatory of Trustee or Registrar Date of Exchange A-12

OPTION OF HOLDER TO ELECT PURCHASE If you elect to have this Note purchased by the Issuer pursuant to Section 3.5 or 3.9 of the Indenture, check either box: Section 3.5 Section 3.9 If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 3.5 or 3.9 of the Indenture, state the amount in principal amount (must be in denominations of €100,000 or an integral multiple of €1,000 in excess thereof): € and specify the denomination or denominations (which shall not be less than the minimum authorized denomination) of the Notes to be issued to the Holder for the portion of the within Note not being repurchased (in the absence of any such specification, one such Note will be issued for the portion not being repurchased): Date: Your Signature: (Sign exactly as your name appears on the other side of the Note) Signature Guarantee: (Signature must be guaranteed) The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-15. A-13

EXHIBIT B [Form of] Escrow Release Date Supplemental Indenture SUPPLEMENTAL INDENTURE, (this “Supplemental Indenture”) dated as of [ ], 2017, by and among the parties that are signatories hereto as Guarantors (each a “Guaranteeing Party” and collectively, the “Guarantee-ing Parties”) and Wilmington Trust, National Association, as Trustee under the Indenture referred to below. W I T N E S SE T H: WHEREAS, each of Diamond (BC) B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands (the “Issuer”), and the Trustee have heretofore executed and delivered an indenture dated as of August 8, 2017 (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of an aggregate principal amount of €450,000,000 of 5.625% Senior Notes due 2025 (the “Notes”) of the Issuer; WHEREAS, the Indenture provides that the Guaranteeing Parties shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Parties shall unconditionally guarantee all of the Issu-er’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Inden-ture (the “Note Guarantee”), each on the terms and conditions set forth herein; and WHEREAS, pursuant to Section 9.1 of the Indenture, any Guarantor and the Trustee are authorized to exe-cute and deliver this Supplemental Indenture to amend or supplement the Indenture, without the consent of any Holder; NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Parties and the Trustee mutually covenant and agree for the benefit of the Trustee and the Holders of the Notes as follows: ARTICLE I DEFINITIONS SECTION 1.1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recitals hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof. ARTICLE II AGREEMENT TO BE BOUND; GUARANTEE SECTION 2.1. Agreement to be Bound. Each of the Guaranteeing Parties hereby becomes a party to the Indenture as a Guarantor and as such will have all of the rights and be subject to all of the obligations and agree-ments of a Guarantor under the Indenture. SECTION 2.2. Guarantee. Each of the Guaranteeing Parties agrees, on a joint and several basis with all the existing Guarantors, to fully, unconditionally and irrevocably Guarantee to each Holder and the Trustee the Guaranteed Obligations pursuant to Article X of the Indenture on a senior basis, subject to the limitations set out in Article X of the Indenture. B-1

SECTION 2.3. Limitation on Liability. To avoid the scenario contemplated by Section 10.2(a) of the Indenture, the limitations on the obligations of the Guaranteeing Parties shall be limited as set forth below.[3]

ARTICLE III

MISCELLANEOUS

SECTION 3.1. Notices. All notices and other communications to the Guarantors shall be given as provided in the Indenture.

SECTION 3.2. Merger and Consolidation. Each Guaranteeing Party shall not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into, another Person (other than the Issuer or any Restricted Subsidiary that is a Guarantor or becomes a Guarantor concurrently with the transaction) except in accordance with Section 4.1(g) of the Indenture.

SECTION 3.3. Release of Guarantee. The Note Guarantees hereunder may be released in accordance with Section 10.2(c) of the Indenture.

SECTION 3.4. Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

SECTION 3.5. Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 3.6. Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

SECTION 3.7. Benefits Acknowledged. Each Guaranteeing Party's Note Guarantee is subject to the terms and conditions set forth in the Indenture. Each Guaranteeing Party acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that the guarantee and waivers made by it pursuant to its Note Guarantee are knowingly made in contemplation of such benefits.

SECTION 3.8. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

SECTION 3.9. The Trustee. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture or with respect to the recitals contained herein, all of which recitals are made solely by the other parties hereto.

SECTION 3.10. Counterparts. The parties hereto may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or electronic transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or electronic transmission shall be deemed to be their original signatures for all purposes.

[3] To include foreign guarantee limitations.

B-2

SECTION 3.11. Execution and Delivery. Each Guaranteeing Party agrees that its Note Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of any such Note Guarantee. SECTION 3.12. Headings. The headings of the Articles and the Sections in this Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof. SECTION 3.13. Jurisdiction. The parties hereto agree that any suit, action or proceeding arising out of or based upon this Supplemental Indenture may be instituted in any state or Federal court in the Borough of Manhattan, New York, New York, and any appellate court from any thereof, and each party hereto irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. The parties hereto irrevocably waive, to the fullest extent permitted by law, any objection to any suit, action, or proceeding that may be brought in connec-tion with this Supplemental Indenture, including such actions, suits or proceedings relating to securities laws of the United States or any state thereof, in such courts whether on the grounds of venue, residence or domicile or on the ground that any such suit, action or proceeding has been brought in an inconvenient forum. The parties hereto agree that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon them, and may be enforced in any court to the jurisdiction of which they are subject by a suit upon such judgment. SECTION 3.14 Waiver of Jury Trial. THE PARTIES HERETO HEREBY IRREVOCABLY AND UN-CONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RE-LATING TO THIS SUPPLEMENTAL INDENTURE AND FOR ANY COUNTERCLAIM THEREIN. [Signature pages follow] B-3

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written. DIAMOND (BC) B.V., as the Issuer By: Name: Title: [SUBSIDIARY GUARANTORS], as a Guarantor By: Name: Title: B-4

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee By: Name: Title: B-5

EXHIBIT C Form of Certificate to be Delivered Upon Termination of Restricted Period [Date] [Prior to the Escrow Release Date: Diamond (BC) B.V. c/o Bain Capital Private Equity, L.P., John Hancock Tower 200 Clarendon Street Boston, MA 02116 Facsimile: (617) 516-2010 Attention: John Kilgallon] [From and after the Escrow Release Date: Diamond (BC) B.V. c/o Bain Capital Private Equity, L.P. John Hancock Tower 200 Clarendon Street Boston, MA 02116 Attention: John Kilgallon with a copy to: Kirkland & Ellis LLP 300 North LaSalle Chicago, IL 60654 Attention: Dennis M. Myers, Esq. and Bradley C. Reed, Esq. Telephone: (312) 862-2000 Facsimile: (312) 862-2200 Citibank, N.A., London Branch Citigroup Centre Canada Square Canary Wharf London, E14 5LB United Kingdom Email: dtc.transfers@citi.com Attention: Transfer Agent, Issuer Services Wilmington Trust, National Association 50 South Sixth Street, Suite 1290 Minneapolis, Minnesota 55420 Attention: Diamond (BC) B.V. Administrator Re: Diamond (BC) B.V. (the “Issuer”) 5.625% Senior Notes due 2025 (the “Notes”) C-1

Ladies and Gentlemen: This letter relates to Notes represented by a temporary global Note (the “Temporary Regulation S Global Note”). Pursuant to Section 2.1 of the Indenture dated as of August 8, 2017 relating to the Notes (the “Indenture”), we hereby certify that the persons who are the beneficial owners of €[ ] principal amount of Notes represented by the Temporary Regulation S Global Note are persons outside the United States to whom beneficial interests in such Notes could be transferred in accordance with Rule 904 of Regulation S promulgated under the Securities Act of 1933, as amended. Accordingly, you are hereby requested to issue a Permanent Regulation S Global Note repre-senting the undersigned’s interest in the principal amount of Notes represented by the Temporary Regulation S Global Note, all in the manner provided by the Indenture. We certify that we [are][are not] an Affiliate of the Issuer. C-2

The Trustee, Registrar and the Issuer are entitled to conclusively rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this letter have the meanings set forth in Regulation S. Very truly yours, [Name of Transferor] By: Authorized Signature C-3

EXHIBIT D Form of Certificate to be Delivered in Connection with Transfers Pursuant to Regulation S [Date] [Prior to the Escrow Release Date: Diamond (BC) B.V. c/o Bain Capital Private Equity, L.P., John Hancock Tower 200 Clarendon Street Boston, MA 02116 Facsimile: (617) 516-2010 Attention: John Kilgallon] [From and after the Escrow Release Date: Diamond (BC) B.V. c/o Bain Capital Private Equity, L.P. John Hancock Tower 200 Clarendon Street Boston, MA 02116 Attention: John Kilgallon] with a copy to: Kirkland & Ellis LLP 300 North LaSalle Chicago, IL 60654 Attention: Dennis M. Myers, Esq. and Bradley C. Reed, Esq. Telephone: (312) 862-2000 Facsimile: (312) 862-2200 Citibank, N.A., London Branch Citigroup Centre Canada Square Canary Wharf London, E14 5LB United Kingdom Email: dtc.transfers@citi.com Attention: Transfer Agent, Issuer Services Wilmington Trust, National Association 50 South Sixth Street, Suite 1290 Minneapolis, Minnesota 55420 Attention: Diamond (BC) B.V. Administrator Re: Diamond (BC) B.V. (the “Issuer”) 5.625% Senior Notes due 2025 (the “Notes”) D-1

Ladies and Gentlemen: In connection with our proposed sale of €[ ] aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that: (a) the offer of the Notes was not made to a person in the United States; (b) either (i) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (ii) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States; (c) no directed selling efforts have been made in the United States in contravention of the re-quirements of Rule 903(a)(2) or Rule 904(a)(2) of Regulation S, as applicable; and (d) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act. In addition, if the sale is made during a restricted period and the provisions of Rule 903(b)(2), Rule 903(b)(3) or Rule 904(b)(1) of Regulation S are applicable thereto, we confirm that such sale has been made in ac-cordance with the applicable provisions of Rule 903(b)(2), Rule 903(b)(3) or Rule 904(b)(1), as the case may be. We also hereby certify that we [are][are not] an Affiliate of the Issuer and, to our knowledge, the transferee of the Notes [is][is not] an Affiliate of the Issuer. The Trustee, Registrar and the Issuer are entitled to conclusively rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S. Very truly yours, [Name of Transferor] By: Authorized Signature D-2